    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997



                                                      REGISTRATION NO. 333-30205

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       AMERICAN PHYSICIAN PARTNERS, INC.
               (Exact name of registrant as specified in charter)

            DELAWARE                           8099                          75-2648089
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)          Identification No.)

                             ---------------------
                       AMERICAN PHYSICIAN PARTNERS, INC.
                             2301 NATIONSBANK PLAZA
                                901 MAIN STREET
                             DALLAS, TX 75202-3721
                                 (214) 761-3100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                              PAUL M. JOLAS, ESQ.
                   GENERAL COUNSEL AND SENIOR VICE PRESIDENT
                       AMERICAN PHYSICIAN PARTNERS, INC.
                             2301 NATIONSBANK PLAZA
                                901 MAIN STREET
                             DALLAS, TX 75202-3721
                                 (214) 761-3100
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

             RICHARD A. FINK, ESQ.                          FREDERICK W. KANNER, ESQ.
            RICHARD J. BABCOCK, ESQ.                             DEWEY BALLANTINE
        BROBECK, PHLEGER & HARRISON LLP                    1301 AVENUE OF THE AMERICAS
        4675 MACARTHUR COURT, SUITE 1000                     NEW YORK, NY 10019-6092
            NEWPORT BEACH, CA 92660                               (212) 259-8000
                 (714) 752-7535

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                             ---------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST   , 1997


PROSPECTUS
                                5,000,000 SHARES

                    [AMERICAN PHYSICIAN PARTNERS, INC. LOGO]

                                  COMMON STOCK
                               ------------------
     All of the shares of Common Stock offered hereby are being sold by American Physician Partners, Inc. ("APPI" or the "Company").


     Prior to this offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $14.00 and $16.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. Application has been made to have the Common Stock approved for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "APPM."



     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=============================================================================================================
                                                                  UNDERWRITING
                                           PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                            PUBLIC               COMMISSIONS(1)             COMPANY(2)
-------------------------------------------------------------------------------------------------------------
Per Share                                     $                        $                        $
-------------------------------------------------------------------------------------------------------------
Total(3)                                      $                        $                        $
=============================================================================================================

  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

  (2) Before deducting offering expenses estimated at $          payable by the
      Company.

  (3) The Company has granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock on the same terms as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions
      and Proceeds to Company will be $            , $          and
      $            , respectively. See "Underwriting."
                               ------------------
     The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the shares of Common Stock offered hereby will be available for delivery on or about
            , 1997 at the offices of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.
                               ------------------
SMITH BARNEY INC.

              COWEN & COMPANY

                            PIPER JAFFRAY INC.

                                         ROBERTSON, STEPHENS & COMPANY

            , 1997

[Map -- showing locations of the Founding Affiliated Practices and the Company's
                            corporate headquarters.]


                              Company Headquarters
                                 Dallas, Texas

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE
"UNDERWRITING."

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Simultaneously with the closing of this offering, American Physician Partners, Inc. ("APPI") will acquire certain tangible and intangible assets, and assume certain liabilities, of seven radiology practices located in California, Kansas, Maryland, New York and Texas (each radiology practice, a "Founding Affiliated Practice" and, collectively, the "Founding Affiliated Practices") in exchange for cash and shares of its Common Stock (each a "Reorganization" and, collectively, the "Reorganizations"). As used herein, "Affiliated Practices" refers to the Founding Affiliated Practices and such additional radiology practices, management service organizations, diagnostic imaging centers and other related businesses that the Company may acquire in the future. Unless otherwise indicated, all references to "APPI" mean American Physician Partners, Inc. prior to the consummation of the Reorganizations and references herein to the "Company" include APPI and its subsidiaries.


                                  THE COMPANY


     The Company was formed in April 1996 to provide practice management services to radiology practices with a focus on the development, consolidation and management of integrated radiology and imaging center networks. Upon completion of this offering, the Company will provide practice management services to seven radiology practices consisting of 223 physicians practicing at 42 hospitals and 65 diagnostic imaging centers ("ICs") in California, Kansas, Maryland, New York and Texas. The Company will derive its revenue from the provision of management, administrative, technical and other non-medical services to physicians of Affiliated Practices.


     Radiology services in the United States are delivered through a fragmented system of local providers, including small to medium-sized groups of diagnostic and interventional radiologists and radiation oncologists. According to a 1995 report prepared by SMG Marketing Group, total spending on diagnostic imaging services is estimated at $56 to $70 billion annually. According to the American College of Radiology, approximately 27,000 radiologists were actively involved in patient care in the United States in 1996, practicing in more than 3,200 groups with a typical size of six radiologists per group.


     Cost-containment pressures on health care providers have placed small to medium-sized physician groups at a competitive disadvantage, since their practices typically have relatively high operating costs and often lack the capital, information systems and management expertise necessary to provide both high-quality and cost-effective medical care. To remain competitive, physician practices are seeking to affiliate with larger organizations that manage the non-medical aspects of their practices and provide access to greater capital resources, more efficient cost structures and more favorable relationships with payors. The Company believes that an integrated network of radiologists and facilities offering a comprehensive array of radiology services can provide significant advantages to patients, physicians, hospitals and payors.


     The Founding Affiliated Practices provide a wide range of diagnostic and therapeutic services, including x-ray and fluoroscopy, magnetic resonance imaging, computed tomography, mammography, ultrasound, nuclear medicine, radiation oncology and interventional radiology. The Founding Affiliated Practices were selected based on a variety of factors, including: physician and practice credentials and reputation; competitive market position; subspecialty mix of physicians; historical financial performance and growth potential; and willingness to embrace the Company's vision and philosophy regarding the provision of radiology services. The Company intends to provide Affiliated Practices with the necessary capital resources and expertise to invest in new technologies, complete consolidating acquisitions, implement sophisticated management information systems, promote efficient practice patterns, develop coordinated marketing efforts and realize purchasing economies of scale.

     The Company's objective is to develop integrated networks of radiology groups and ICs that can provide wide geographic coverage and subspecialty expertise. The Company intends to provide the networks with sophisticated management, state-of-the-art information systems and appropriate capital for expansion. The Company's strategy is to (i) emphasize quality service, (ii) expand within its selected markets, (iii) improve operating efficiencies within the Affiliated Practices and (iv) expand into new regional markets through acquisitions of or affiliations with additional radiology practices and ICs.


                              THE REORGANIZATIONS



     Simultaneously with the closing of this offering, the Company will acquire certain tangible and intangible non-medical assets and liabilities of the Founding Affiliated Practices (including interests in imaging center joint ventures with third-parties) in connection with the Reorganizations. Substantially all of the proceeds of this offering will be used to fund the cash portion of the consideration to be paid for the non-medical assets of the Founding Affiliated Practices and to repay approximately $12.8 million of indebtedness assumed in connection with the Reorganizations. See "Use of Proceeds." Upon consummation of the Reorganizations, the Company will enter into long-term service agreements (the "Service Agreements") with the Founding Affiliated Practices pursuant to which the Company will provide management, administrative, technical, and non-medical business services (including the provision of facilities, equipment and non-medical personnel) to the Founding Affiliated Practices in exchange for a service fee. Assuming the Service Agreements with the Founding Affiliated Practices had been effective at January 1, 1996, the aggregate service fees payable to the Company would have been $90.2 million for the year ended December 31, 1996 and $50.6 million for the six month period ended June 30, 1997. The Service Agreements have a 40-year term, subject to earlier termination under certain circumstances. Pursuant to the terms of the Service Agreements, the Founding Affiliated Practices will continue to provide professional radiological services. As a result of the Reorganizations and upon completion of this offering, the Founding Affiliated Practices and certain officers and directors of the Company will own approximately 70.8% of the outstanding shares of Common Stock. See "Certain
Transactions -- Reorganizations" and "Principal Stockholders."



     Prior to this offering and consummation of the Reorganizations, the Company has not conducted any significant operations. The Company's principal offices are located at 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, and its telephone number at that address is (214) 761-3100.


                                  THE OFFERING


Common Stock being offered...................  5,000,000 shares(1)
Common Stock outstanding after the             18,403,020 shares(1)(2)
  offering...................................
Use of proceeds..............................  To fund the cash portion of the consideration to be paid for the non-medical assets of the
                                               Founding Affiliated Practices and to repay
                                               certain indebtedness assumed in connection
                                               with the Reorganizations. See "Use of
                                               Proceeds" and "Certain Transactions."
Proposed Nasdaq National Market symbol.......  APPM


---------------

(1) Excludes up to 750,000 shares that may be sold by the Company pursuant to the Underwriters' over-allotment option. See "Underwriting."


(2) Based on the number of shares of Common Stock outstanding as of August 15, 1997. Includes 10,965,520 shares of Common Stock to be issued in connection with the Reorganizations and 437,500 shares of Common Stock issuable upon conversion of the outstanding $3,500,000 principal balance of Convertible Promissory Notes bearing interest at 6% per annum (the "Convertible Notes"). The Convertible Notes convert into Common Stock at a conversion price of $8.00 per share (assuming an initial public offering price of at least $14.00). The Company intends to call the Convertible Notes for redemption as soon as practicable after the date of this Prospectus. Excludes 1,421,000 shares of Common Stock issuable upon exercise of stock options outstanding as of August 15, 1997 having a weighted average exercise price of $1.68 per share. The number of shares to be outstanding on completion of this offering will increase if the initial public offering price is lower than $14.00 per share. See "Description of Capital Stock," "Shares Eligible for Future Sale," "Management -- Stock Option Plan" and Note 4 of Notes to Financial Statements of APPI.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."
                                ---------------


     Unless otherwise indicated, all information contained in this Prospectus:
(i) assumes no exercise of the Underwriters' option to purchase from the Company up to 750,000 additional shares of Common Stock to cover over-allotments, if any; (ii) has been adjusted to give effect to the conversion of the Convertible Notes into Common Stock upon consummation of this offering; (iii) has been adjusted to give effect to the Reorganizations; and (iv) assumes no exercise of outstanding options to purchase 1,421,000 shares of Common Stock. The number of shares of Common Stock to be issued in each Reorganization and upon conversion of the Convertible Notes will depend on the initial public offering price of the Common Stock. The disclosures herein relating to the shares of Common Stock to be issued in connection with the Reorganizations and upon conversion of the Convertible Notes are estimated, assuming an initial public offering price of $15.00 per share. Four directors own an aggregate of $437,500 in principal amount of the Convertible Notes. See "Certain Transactions." The Company intends to call the Convertible Notes for redemption as soon as practicable after the date of this Prospectus. There can be no assurance that holders of the Convertible Notes will elect to convert the Convertible Notes into Common Stock in connection with the redemption. The Convertible Notes convert into Common Stock at a conversion price of $8.00 per share (assuming an initial public offering price of at least $14.00).

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND STATISTICAL DATA)



     Upon the completion of this offering and pursuant to the Reorganizations, the Company will acquire certain assets and liabilities of, and enter into the Service Agreements with, the Founding Affiliated Practices. The following pro forma financial data gives effect to the Reorganizations, the conversion of the Convertible Notes, the completion of this offering (assuming a public offering price of $15.00 per share) and the application of the estimated net proceeds therefrom as if they had occurred as of January 1, 1996 in the case of the statement of operations data and June 30, 1997 in the case of the balance sheet data. However, APPI and the Founding Affiliated Practices were not under common control or management during any of such periods nor has the Company had any significant operations to date. As a result, this data is not necessarily indicative of the results the Company would have achieved had these events actually occurred on the dates indicated nor are they necessarily an indication of the Company's future results. The following pro forma financial data should be read in conjunction with the information set forth under "Use of Proceeds," "American Physician Partners, Inc. Unaudited Pro Forma Combined Financial Data," and "Selected Financial Data" and in the historical financial statements of APPI and the Founding Affiliated Practices included elsewhere herein.



                                                                          PRO FORMA
                                                                         AS ADJUSTED
                                                              ----------------------------------
                                                                                    SIX MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1996    JUNE 30, 1997
                                                              -----------------    -------------
STATEMENT OF OPERATIONS DATA:
Physician groups revenue, net...............................     $  147,603         $   81,203
Less: amounts retained by physician groups..................        (57,354)           (30,589)
                                                                 ----------         ----------
Service fee revenue.........................................         90,249             50,614
                                                                 ----------         ----------
Costs and expenses:
  Practice salaries, wages and benefits.....................         26,668             15,345
  Depreciation and amortization.............................          7,410              3,885
  Other practice expenses...................................         33,891             18,646
  Corporate general and administrative expenses.............          1,624              1,614
                                                                 ----------         ----------
          Total costs and expenses..........................         69,593             39,490
                                                                 ----------         ----------
Equity in earnings of investments...........................          2,116              1,289
Minority interests in income of consolidated subsidiaries...           (265)              (183)
Income tax expense..........................................          9,002              4,892
                                                                 ----------         ----------
Net income..................................................     $   13,505         $    7,338
                                                                 ==========         ==========
Pro forma earnings per share................................     $      .69         $      .37
                                                                 ==========         ==========
Pro forma weighted average number of common shares
  outstanding...............................................     19,665,053         19,665,053
                                                                 ==========         ==========
OTHER DATA (AT JUNE 30, 1997):
Affiliated physicians.......................................         223
Affiliated physician groups.................................           7
Number of hospital affiliations.............................          42
Number of ICs owned or managed..............................          65
Number of states............................................           5



                                                                PRO FORMA
                                                               AS ADJUSTED
                                                              JUNE 30, 1997
                                                              -------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................     $ 2,935
Working capital.............................................       5,659
Total assets................................................      73,468
Long-term debt and capital leases, net of current portion...       3,448
Stockholders' equity........................................      35,278

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should consider carefully the factors listed below in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements that include risks and uncertainties, and address, among other things, acquisition and expansion strategy, use of proceeds, projected capital expenditures, liquidity, possible third-party payor arrangements, cost reduction strategies, integration of the Affiliated Practices, possible effects of changes in government regulation and managed care and availability of insurance. These statements may be found under "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this Prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and matters set forth elsewhere in this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY; NO PRIOR OPERATING EXPERIENCE


     APPI was incorporated in April 1996, has generated no revenue to date and has conducted no significant operations other than in connection with this offering and the pending Reorganizations. The Company will derive a substantial portion of its revenue from service fees it receives from the Affiliated Practices for managing certain non-medical aspects of their operations. The service fees paid to the Company generally will be based on the revenue of the Affiliated Practices. The Company's success will depend in large part on its ability to apply its management experience and implement practices, systems and marketing plans to enhance the revenue and profitability of the Affiliated Practices. To date, the Founding Affiliated Practices have been operated as independent entities without common management. Moreover, the Company has no preexisting relationship with any of the Founding Affiliated Practices and has not managed any physician groups in the past. Due to this lack of prior operating experience, there can be no assurance that the Company will be able to integrate successfully the assets and personnel of the Founding Affiliated Practices or to successfully implement its operating strategies with and profitably provide management and administrative services to the Founding Affiliated Practices or any other Affiliated Practices. Although the pro forma financial results of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 indicate that the Company generated revenue and income on a pro forma basis, such pro forma financial results cover periods when the Founding Affiliated Practices and APPI were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. There can be no assurance that the Company will be profitable on a quarterly or annual basis in the future.


DEPENDENCE ON AFFILIATED RADIOLOGISTS; RISK OF TERMINATION OF SERVICE AGREEMENTS


     The Company's operations are entirely dependent on its continued affiliation through Service Agreements with the Founding Affiliated Practices and any other practices with which it may affiliate in the future. There can be no assurance that the Founding Affiliated Practices or any other Affiliated Practices will operate profitably or that the Service Agreements will not be terminated. Two of the Founding Affiliated Practices (Advanced Radiology, LLC and The Ide Group, P.C.) are expected to contribute in the aggregate approximately 50% of the service fees to be paid to the Company by the Founding Affiliated Practices, based on their historical net patient revenue and expenses. The Service Agreements with the Founding Affiliated Practices will have terms of 40 years, but may be terminated by either party if (i) the other party (a) files a petition in bankruptcy or other similar events occur or (b) defaults in the performance of a material duty or obligation, which default continues for a specified period after notice or (ii) an opinion is rendered by a law firm of nationally-recognized expertise in health care law that a material term of the Service Agreement is in violation of applicable law (or a court or regulatory agency finds as such) and such violation cannot be cured. The Company generates its revenue through the service fees it receives pursuant to the Service Agreements. The termination of any of the Founding Affiliated Practices' Service Agreements could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Service Agreements." The Company anticipates that, to the extent that it enters into management relationships with additional practices, the Service Agreements entered into with such Affiliated Practices will have provisions providing for the terms, termination and repurchase of assets similar to those contained in the Service Agreements with the Founding Affiliated Practices. Any termination of the Service Agreements with such Affiliated Practices could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Service Agreements."


     Each Founding Affiliated Practice will enter into employment agreements with the key radiologists associated with each such Founding Affiliated Practice. The employment agreements generally will be for a term of five years. Although the Company, in conjunction with the Founding Affiliated Practices, will endeavor to maintain and renew such contracts, in the event a significant number of such radiologists terminate their relationships with the Company, the Company's business could be adversely affected. The Company anticipates that, to the extent it enters into Service Agreements with other Affiliated Practices, similar employment agreements will be entered into between such Affiliated Practices and the key radiologists associated with their respective practices; as such, the Company will face similar risks if a significant number of such radiologists terminate their relationships with the Affiliated Practices. Further, if a significant number of radiologists or other medical service providers become unable or unwilling to continue in their roles, the Company's business could be adversely affected. Neither the Company nor the Founding Affiliated Practices maintains insurance on the lives of any affiliated physician for the benefit of the Company. See "Business -- Affiliation Structure."



UNCERTAINTY REGARDING THE ENFORCEABILITY OF NONCOMPETITION PROVISIONS


     The Service Agreements require the Founding Affiliated Practices to enter into and enforce agreements with the stockholders and full-time radiologists at each Founding Affiliated Practice (subject to certain exceptions) that include covenants not to compete with the Company for a period of two years after termination of employment. See "Business -- Service Agreements." The Company anticipates that Service Agreements that may be entered into with Affiliated Practices in the future will also contain similar covenants requiring such Affiliated Practices to restrict the ability of the stockholders and full-time radiologists at such Affiliated Practices to compete with the Company. In most states, a covenant not to compete will be enforced only to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement, does not unreasonably restrain the party against whom enforcement is sought and is not contrary to public interest. This determination is made based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible to predict with certainty whether a court will enforce such a covenant in a given situation. In addition, the Company is not aware of any judicial precedents which have addressed whether a management company's interest under a management agreement will be viewed as the type of protectable business interest that would permit it to enforce such a covenant. The inability of the Company to enforce such anti-competition covenants could have a material adverse effect on the Company's business, financial condition and results of operations.

RELIANCE ON REFERRALS


     The Company is dependent on referrals from third parties to its owned, operated or managed ICs and to other ICs or hospitals to which the Affiliated Practices provide professional services in each of the markets where the Company conducts business. A substantial portion of these referrals are made by physicians who have no contractual obligation or economic incentive to refer patients to those ICs or hospitals. The Company generates revenue from fees charged for technical services provided at its owned, operated or managed ICs and from service fees that it receives from the Affiliated Practices. Neither the Company nor any Founding Affiliated Practice is dependent on any single referral source for a material portion of its revenue. If a sufficiently large number of physicians elected at any time to discontinue referring patients to the ICs affiliated with the Company, it would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there is potential for disruption of relationships in connection with the acquisition or assumption of control of a particular IC by the Company, and there can be no assurance that the Company will retain all of the business conducted by that IC at the time of acquisition or assumption of control by the Company.

     Further, in an effort to control costs, non-governmental health care payors have implemented cost containment programs which could limit the ability of physicians to refer patients to the Company's owned, operated or managed ICs. For example, persons enrolled in prepaid health care plans, such as health maintenance organizations ("HMOs"), often are not free to choose where they obtain diagnostic imaging, interventional radiology or radiation oncology services. Rather, the health plan provides these services directly or contracts with providers and requires its enrollees to obtain such services only from such providers. Some insurance companies and self-insured employers also limit such services to contracted providers. Such "closed panel" systems are now common in the managed care environment. Other systems create an economic disincentive for referrals to providers outside of the plan's designated panel of providers. Although the Company intends to seek managed care contracts for its owned, operated or managed ICs and to assist the Affiliated Practices to obtain contracts to provide professional and technical radiology services, there can be no assurance that the Company will be able to compete successfully for managed care contracts against larger companies with greater resources.



RISKS ASSOCIATED WITH ACQUISITIONS AND EXPANSION STRATEGY



  General



     The Company's business strategy includes growth through the acquisition of radiology practice assets, management service organizations ("MSOs"), ICs and related businesses and entry into and maintenance of agreements to provide management and administrative services to radiology practices, including services designed to improve operating efficiencies. There can be no assurance that the Company will be able to acquire and retain the assets of, or provide management and administrative services to, additional radiology practices, MSOs or ICs, profitably provide such services or successfully integrate such additional relationships, or successfully improve operating efficiencies of the Affiliated Practices. In addition, there can be no assurance that the assets of radiology practices acquired in the future, or the relationships entered into in the future, will be beneficial to the successful implementation of the Company's overall strategy or that such assets and relationships will ultimately produce returns that justify their related investment or implementation by the Company. See "Business -- Business Strategy." Affiliated Practices acquired in the future may have disparate cultures, operating and information systems and organizational structures. Failure of the Company to acquire additional practices and to successfully integrate and profitably manage or improve the operating efficiencies of the Affiliated Practices could have a material adverse effect on the Company's business, financial condition and results of operations.



     The Company's ability to expand its operations is dependent upon factors such as its ability to (i) identify attractive and willing candidates for acquisition, (ii) adapt or amend the Company's structure to comply with present or future federal and state legal requirements affecting the Company's arrangements with physician practice groups, including state prohibitions on fee-splitting, corporate practice of medicine and referrals to facilities in which physicians have a financial interest (see "-- Government Regulation"),
(iii) obtain regulatory approvals and certificates of need, where necessary, and comply with licensing requirements applicable to the Company, the Affiliated Practices and the physicians associated with the Affiliated Practices, including their respective facilities (see "-- Government Regulation"), and (iv) expand the Company's infrastructure and management to accommodate expansion. There can be no assurance that the Company will be able to achieve these objectives or its planned growth, that the assets of radiology practices, MSOs or ICs will continue to be available for acquisition by the Company or that the addition of such assets or management relationships will be profitable. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention and resources, failure to retain key acquired personnel, amortization or write-off of acquired intangible assets and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations.



  Potential Need for Additional Capital


     The Company intends to finance future acquisitions by using shares of the Common Stock for all or a portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient valuation, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of the assets of their businesses, the Company may be required to utilize more of its cash resources in order to pursue its acquisition program. The Company may also incur indebtedness to fund future acquisitions. The Company has obtained a commitment letter for a $100,000,000 credit facility (the "Credit Facility") from GE Capital Corporation ("GECC"). The Company and GECC have substantially completed negotiations of a credit agreement regarding the proposed Credit Facility and are in the process of negotiating ancillary credit documents. The Company anticipates that such credit facility will be effective concurrently with the closing of this offering, although there can be no assurance to that effect. The Company's growth could be limited and its existing operations impaired unless it is able to obtain additional capital through subsequent debt or equity financings. There can be no assurance that the Company will be able to obtain such additional financing or that, if available, such financing will be on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- APPI -- Liquidity and Capital Resources." As a result, there can be no assurance that the Company will be able to implement its acquisition strategy successfully.



  Risks Relating to Antitrust Laws



     The Company intends to expand both in areas where the Founding Affiliated Practices currently operate as well as in new markets. Although the Company will continue to structure its operations in an effort to comply with applicable antitrust laws, there can be no assurance that federal or state governmental authorities would not view the Company as being dominant in a particular market and, therefore, cause the Company to divest itself of any particular Affiliated Practice or related assets. In addition, these laws could prevent acquisitions of practices that would be integrated into existing Affiliated Practices if such acquisitions substantially lessen competition or tend to create a monopoly.


GOVERNMENT REGULATION


  State and Federal Fraud and Abuse, Anti-Kickback and Anti-Referral Laws



     Various federal and state laws regulate the relationships between providers of health care services, physicians and other clinicians. See
"Business -- Government Regulation and Supervision." These laws include the fraud and abuse provisions of the Social Security Act, which include the federal "anti-kickback" and Stark or anti-referral laws. The "anti-kickback" laws prohibit the offering, payment, solicitation or receipt of any direct or indirect remuneration for the referral of Medicare, Medicaid or other governmental program patients or for the recommendation, leasing, arranging, purchasing, ordering or providing of Medicare or Medicaid covered services, items or equipment. Violations of the "anti-kickback" laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in the Medicare, Medicaid and other governmental programs. The Balanced Budget Act of 1997 ("BBA97") contains certain reform provisions relating to the Medicare, Medicaid and other governmental programs, that are intended to assist the government in its efforts to enforce the "anti-kickback" laws, including adding a civil money penalty and broadening the scope of circumstances under which mandatory or permissive exclusion from the programs may apply. Such exclusion and penalties if applied to the Company's owned, operated or managed ICs, the Affiliated Practices or physicians affiliated with the Affiliated Practices, could result in significant loss of reimbursement to the effected individuals and entities. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition and results of operations.



     Certain provisions contained in the Omnibus Budget Reconciliation Act of 1989 ("Stark I") and the Omnibus Budget Reconciliation Act of 1993 ("Stark II"), and subsequent amendments, prohibit physician referrals for certain "designated health services," including, without limitation, radiology services to entities with which a physician or an immediate family member has a financial relationship (collectively, the "Stark Law"). The Stark Law also prohibits entities from presenting or causing to be presented a claim or bill to any individual, third party payor, or other entity for designated health services furnished under a prohibited referral. A violation of the Stark Law by the Company, an Affiliated Practice or physicians affiliated with the Affiliated Practices, may result in significant civil penalties, which may include exclusion or suspension of the physician or entity from future participation in the Medicare and Medicaid programs and substantial fines. A determination of violation under such law by any of these persons or entities could have a material adverse effect on the Company's business, financial condition and results of operation.



     Several states have adopted laws similar to the federal "anti-kickback" and Stark Law that cover patients in private programs as well as government programs. All of the states in which the Founding Affiliated Practices are located have adopted a form of "anti-kickback" law and almost all of those states (California, Kansas, Maryland and New York) have also adopted a form of anti-referral law. These laws and their interpretations vary from state to state and are enforced by the courts and regulatory authorities, each with broad discretion. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition and results of operations.



  Corporate Practice of Medicine; Fee Splitting



     The laws of many states, including each of the states in which the Founding Affiliated Practices are located, also prohibit business corporations, such as the Company, from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as fee-splitting, with physicians. These laws and their interpretations vary from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. The Company's strategy is to acquire certain assets and assume certain liabilities of, and to enter into Service Agreements with, Affiliated Practices. Pursuant to the Service Agreements, the Company will provide management, administrative, technical and other non-medical services to the Affiliated Practices in exchange for a service fee. The Company intends that to structure its relationships with the Affiliated Practices (including the purchase of assets, and the provision of services under the Services Agreements, so as to result in the Company's practice of medicine or its exercise of control over the medical judgments or decisions of the Affiliated Practices or their physicians. There can be no assurance that regulatory authorities or other parties will not assert that the Company is engaged in the corporate practice of medicine in such states or that the payment of service fees to the Company by the Affiliated Practices pursuant to the Service Agreements constitutes fee-splitting or the corporate practice of medicine. If such a claim was successfully asserted, the Company could be subject to civil and criminal penalties and could be required to restructure or terminate its contractual arrangements. Such results or the inability of the Company to successfully restructure its relationships to comply with such statutes could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Service Agreements."



  Licensing and Certification Laws



     The ownership, construction, operation, expansion and acquisition of ICs are subject to various federal and state laws, regulations and approvals concerning the licensing of facilities, personnel, certificates of need and other required certificates for certain types of health care facilities and major medical equipment. Although the laws of the five states in which the Founding Affiliated Practices are located do not subject ICs to certificate of need or separate licensing requirements as stand-alone imaging centers, the laws of other states could limit the Company's ability to acquire new imaging equipment or expand or replace its equipment at ICs in other states. No assurances can be given that the required regulatory approvals for any future acquisitions, expansions or replacements will be granted to the Company, and the failure to obtain such approvals could materially and adversely affect the Company's business, financial condition and results of operations. See
"Business -- Government Regulation and Supervision."



  Compliance



     Although the Company intends to structure and conduct its proposed operation as described in this prospectus so as to comply with applicable federal and state laws. Neither the Company's current or anticipated business operations nor the operations of the Founding Affiliated Practices have been the subject of judicial or regulatory interpretation. There can be no assurance that a review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's operations. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into, or ability to continue operations within, such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework. Any limitation on the Company's ability to expand could have a material adverse effect on the Company's business, financial condition and results of operations.



  Reform Initiatives; Increased Enforcement


     In addition to existing government health care regulations, there have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. The Company believes that such initiatives will continue during the foreseeable future. Certain aspects of these reforms as proposed in the past, such as further reductions in Medicare and Medicaid payments, if adopted, could materially and adversely affect the Company's business, financial condition and results of operations.

     Federal regulatory and law enforcement authorities have recently increased enforcement activities with respect to Medicare and Medicaid fraud and abuse regulations and other reimbursement laws and rules, including laws and regulations that govern the Company's activities. There can be no assurance that the Company's activities will not be investigated, that claims will not be made against the Company or that these increased enforcement activities will not directly or indirectly have an adverse effect on the Company's business, financial condition and results of operations or the market price of the Common Stock.


  Insurance Laws and Regulations



     Certain states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among other things, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. Failure to comply with these statutes and regulations could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, implementation of additional regulations or compliance requirements could result in substantial costs to the Company and the Affiliated Practices. The inability to enter into capitated or other risk-sharing arrangements or the cost of complying with certain applicable laws that would permit expansion of the Company's risk-based contracting activities could have a material adverse effect on the Company's business, financial condition and results of operations.


REIMBURSEMENT TRENDS AND COST CONTAINMENT


     The Company's revenue will be derived from service fees paid to the Company by the Affiliated Practices pursuant to the Service Agreements and through its ownership, operation and management of ICs. Substantially all of the revenue of the Affiliated Practices and such ICs is currently derived from government sponsored health care programs (principally, Medicare and Medicaid) and private third-party payors. During the six month period ended June 30, 1997, approximately 21% of the pro forma combined revenue of the Founding Affiliated Practices was derived from government approved health care programs and approximately 79% of the pro forma combined revenue of the Founding Affiliated Practices was derived from private third-party payors. The health care industry is experiencing a trend toward cost containment as government and private third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. The Company believes that these trends will continue to result in a reduction from historical levels in per-patient revenue for its Affiliated Practices and ICs and that the results of operations of the Affiliated Practices are likely to continue to be affected by lower reimbursement levels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Further reductions in payments or other changes in reimbursement for health care services could have a material adverse effect on the Company's business, financial condition and results of operations unless the Company is otherwise able to offset such payment reductions.

     Rates paid by private third-party payors are based on established physician and hospital charges and are generally higher than Medicare reimbursement rates. Any decrease in the relative number of patients covered by private insurance could have a material adverse effect on the Company's business, financial condition and results of operations.


     The federal government has implemented, through the Medicare program, a resource-based relative value scale ("RBRVS") payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly-situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of the RBRVS has reduced payment rates for certain of the procedures historically provided by the Affiliated Practices. The Balanced Budget Act of 1997 ("BBA 97") provides for reductions in the rate of growth of payments for physician services, including services historically provided by the Affiliated Practices, in the amount of $5.3 billion over a five-year period ending in 2002. In addition, BBA 97 provides for the implementation of a resource-based methodology for payment of physician practice expenses under the physician fee schedule over a four-year period beginning in fiscal year 1999. Adoption of this methodology is expected to reduce payments for services historically provided by the Affiliated Practices.



     RBRVS-type payment systems also have been adopted by certain private third-party payors and the Company believes that it is likely that other private third-party payors will adopt this payment methodology in the future. Wider-spread implementation of such programs could reduce payments by private third-party payors and could indirectly reduce the Company's operating margins to the extent that the costs of providing management, administrative, technical and non-medical services related to such procedures could not be proportionately reduced. There can be no assurance that such cost reduction efforts by governmental or private third-party payors will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation and Supervision."



     Private third-party payors and Medicare and Medicaid have increased their use of managed care as a means of cost containment. Increasingly, private third-party payors negotiate discounts from established physician and hospital charges or require capitation or other risk sharing arrangements as a condition of patient referral to physician groups such as the Affiliated Practices. The BBA 97 also includes provisions designed to increase the enrollment of Medicare and Medicaid participants in managed care programs. The inability of the Company to negotiate satisfactory arrangements with managed care companies could have a material adverse effect on the Company's business, financial condition and results of operations.


RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS AND CAPITATED FEE ARRANGEMENTS


     During the six month period ended June 30, 1997, approximately 96% of the pro forma combined revenue of the Founding Affiliated Practices was derived from payments made on a fee-for-service basis by patients and third-party payors (including government programs) and approximately 4% of the pro forma combined revenue of the Founding Affiliated Practices was derived from capitated arrangements. Under capitated or other risk-sharing arrangements, the health care provider typically is paid a pre-determined amount per-patient per-month from the payor in exchange for providing all necessary covered services to patients covered under the arrangement. Such contracts pass much of the financial risk of providing care, including the risk of over-utilization, from the payor to the provider. The Company believes that its success will, in part, be dependent upon the Company's ability to negotiate, on behalf of the Affiliated Practices and the Company's owned, operated or managed ICs, contracts with HMOs, employer groups and other third-party payors pursuant to which services will be provided on a risk-sharing or capitated basis by some or all of such Affiliated Practices or ICs. Risk-sharing arrangements result in greater predictability of revenue, but greater unpredictability of expenses and, consequently, profitability. There can be no assurance that the Company will be able to negotiate, on behalf of its Affiliated Practices or the Company's owned, operated or managed ICs, satisfactory arrangements on a capitated or other risk-sharing basis. In addition, to the extent that patients or enrollees covered by such contracts require more frequent or extensive care than is anticipated, the Company would incur unanticipated costs not offset by additional revenue, which would reduce operating margins. In the worst case, the revenue derived from such contracts may be insufficient to cover the costs of the services provided. Any such reduction or elimination of earnings could have a material adverse effect on the Company's business, financial condition and results of operations.


     Furthermore, various quality assurance programs and organizations have been created to scrutinize managed care organizations and their providers. In response to such programs, managed care organizations and providers have developed their own quality assurance programs to address a variety of areas including patient access to services, patient satisfaction, outcomes and performance measures and utilization of services. These quality assurance measures involve various costs associated with their implementation and operation and depend, in part, upon the sophistication and compatibility of existing systems and operations of the Affiliated Practices as well as the Company's ability to integrate those systems and operations. The Company's inability to develop strong quality assurance measures in conjunction with its Affiliated Practices could place the Company and its Affiliated Practices at a competitive disadvantage and have a material adverse effect on the Company's business, financial condition and results of operations.


COMPETITION


     The Company is under competitive pressure to acquire and retain the assets of, and to provide management and administrative services to, additional radiology practices, MSOs and ICs. There are a number of publicly-traded companies focused on owning or managing ICs, including U.S. Diagnostic, Inc., Medical Resources, Inc., TeamHealth (a subsidiary of MedPartners, Inc.), and Health Images (a division of HEALTHSOUTH Corporation). The Company is aware of at least two privately-held physician practice management companies focused on professional and technical radiology services. Several companies, both publicly and privately held, that have established operating histories and, in some instances, greater resources than the Company are pursuing the acquisition of general and specialty physician practices (including radiology in the case of TeamHealth, a subsidiary of MedPartners, Inc.) and the management of such practices. Additionally, some hospitals, clinics, health care companies, HMOs and insurance companies engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively for the acquisition of, or affiliation with, radiology practices, that additional competitors will not enter the market, that such competition will not make it more difficult or expensive to acquire the assets of, and provide management and administrative services to, radiology practices on terms beneficial to the Company or that competitive pressures will not otherwise adversely affect the Company. See "Business -- Competition."


     The Affiliated Practices and the Company's owned, operated or managed ICs compete with numerous local radiology and imaging service providers. The Company believes that changes in governmental and private reimbursement policies and other factors have resulted in increased competition among providers for the provision of medical services to consumers. There can be no assurance that the Affiliated Practices and the Company's owned, operated or managed ICs will be able to compete effectively in the markets that they serve, which inability to compete could materially and adversely affect the Company's business, financial condition and results of operations.

     Further, the Affiliated Practices will compete with other providers for managed care contracts. The Company believes that trends toward managed care have resulted, and will continue to result, in increased competition for such contracts. Other radiology practices and MSOs may have more experience than the Affiliated Practices and the Company in obtaining such contracts. There can be no assurance that the Affiliated Practices and the Company will be able to obtain future business from managed care entities which will allow the Company to compete effectively in the markets that they serve, which inability to compete could materially and adversely affect the Company's business, financial condition and results of operations.

POTENTIAL LIABILITY AND INSURANCE; LEGAL PROCEEDINGS


     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. Although the Company intends to structure its relationships with the Affiliated Practices under the Service Agreements in a manner that will not constitute the practice of medicine, there can be no assurance that claims, suits or complaints relating to services and products provided by Affiliated Practices will not be asserted against the Company in the future. Additionally, the Company owns, operates and manages ICs, which exposes the Company to professional liability claims. The Company maintains insurance policies with coverages that it believes are appropriate in light of the risks attendant to its business. In addition, pursuant to the Service Agreements, the Affiliated Practices are required to maintain professional liability insurance. Nevertheless, there can be no assurance that successful malpractice or other claims will not be asserted against the Affiliated Practices or the Company that exceed the scope of coverage or applicable policy limits or which could otherwise have a material adverse effect on the Company's business, financial condition and results of operations.

     The availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company and the Affiliated Practices. There can be no assurance that adequate liability insurance will be available to the Company in the future at acceptable costs or that the future cost of such insurance to the Company and the Affiliated Practices will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Corporate Liability and Insurance."

     In connection with the Reorganizations, the Company will assume and succeed to substantially all of the obligations of each Founding Affiliated Practice. Further, in connection with the acquisition of the assets of other Affiliated Practices in the future, the Company anticipates that it will typically succeed to some or all of the liabilities of such Affiliated Practices. Therefore, claims may be asserted against the Company for events that occurred prior to the acquisition of the assets of certain of the Affiliated Practices.


     The physicians employed by the Founding Affiliated Practices are from time to time subject to malpractice claims. Such malpractice claims, if successful, could result in damages which may exceed applicable insurance coverage for such malpractice claims. While each Founding Affiliated Practice and the Company maintain insurance consistent with industry practice, there can be no assurance that the amount of insurance currently maintained by them will satisfy all claims made against them or that a Founding Affiliated Practice or the Company will be able to obtain insurance in the future at satisfactory rates or in adequate amounts. Further, there are certain claims against the Founding Affiliated Practices which are not covered by insurance (see note 11 to the Consolidated Financial Statements of Advanced Radiology, LLC and Subsidiary). The Company cannot predict the effect that any such claims, regardless of their outcome, might have on its business or reputation.



     The Company has not been named in any of the lawsuits against a Founding Affiliated Practice; however, there can be no assurance that the Company will not subsequently be named as a defendant in one or more of these lawsuits following consummation of the Reorganizations. Each Founding Affiliated Practice has retained responsibility for, and agreed to indemnify the Company in full against, the liabilities associated with these lawsuits. In the event the Company is subsequently added as a party in any of these lawsuits, or a monetary judgment is entered against the Company and a Founding Affiliated Practice is not required or is unable to satisfy its indemnification obligations to the Company, the Company's business, results of operations and financial condition could be materially adversely affected.


     On May 22, 1997, the state of Texas adopted legislation that permits injured patients to sue health insurance carriers, health maintenance organizations and other managed care entities for medical malpractice. The statute becomes effective September 1, 1997. There can be no assurance that this legislation will not increase the cost of liability insurance to the Company for services provided in Texas or any other states in which the Company does business if similar legislation is adopted in those states.

     In connection with the Reorganizations, the shareholders of the Founding Affiliated Practices have agreed to indemnify the Company for certain claims. There can be no assurance that the Company will be able to receive payment under any such indemnity agreements or that the failure to fully recover such amounts will not have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON INFORMATION SYSTEMS


     The current information systems of the Founding Affiliated Practices consist of disparate, non-integrated accounting, practice management and other information systems. In order to facilitate the extensive information management requirements necessary to effectively manage operations, compete for managed care contracts and achieve standardization and efficiencies of scale, the Company intends to create a network infrastructure and deploy two company-wide information systems. The design or selection and implementation of the various components of these systems and the integration throughout the Company and the Affiliated Practices and subsequent administration will entail an aggregate estimated expenditure of approximately $3.0 million and significant management resources. The Company intends to implement such systems within the first 12 months following this offering, but may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands or if new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during periods of implementation. There can be no assurance that the Company will be able to implement and operate these information systems effectively or that these systems will produce the expected benefits. The failure to successfully implement and maintain operational and financial information systems could prevent the Company from efficiently accumulating data from disparate systems maintained by the Affiliated Practices and generating operational data necessary to more effectively manage the Affiliated Practices which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Operations and Development -- Information Management."


DEPENDENCE ON KEY PERSONNEL

     The Company is dependent upon the ability and experience of its executive officers and key personnel for the management of the Company and the implementation of its business strategy. The Company currently has employment contracts with four of its executive officers and a consulting agreement with one other executive officer. Because of the difficulty in finding adequate replacements for such personnel, the loss of the services of any such personnel or the Company's inability in the future to attract and retain management and other key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key man insurance for any of its executive officers. See
"Management -- Employment Agreements; Covenants Not to Compete" and "Certain Transactions."

SHARES ELIGIBLE FOR FUTURE SALE


     The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market following this offering. Upon the completion of the Reorganizations, the conversion of the Convertible Notes and completion of this offering, the Company will have outstanding 18,403,020 shares of Common Stock, assuming an initial public offering price of $15.00 per share. The 5,000,000 shares of Common Stock to be sold in this offering will be freely tradable without restriction under the Securities Act of 1993, as amended (the "Securities Act"), unless acquired by "affiliates" of the Company, as that term is defined under the Securities Act or contractually restricted.



     Simultaneously with the closing of this offering, security holders of the Founding Affiliated Practices will receive, in the aggregate, 10,965,520 shares of Common Stock as a portion of the consideration for their practices, which shares will have been registered under the Securities Act. Certain other stockholders of the Company will hold, in the aggregate, an additional 2,000,000 shares of Common Stock, none of which are being offered by this Prospectus and none of which were acquired in transactions registered under the Securities Act. Such unregistered shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. The holders of these 12,965,520 shares of Common Stock have entered into agreements with the Company pursuant to which such holders have agreed not to sell any shares of Common Stock owned by them at the time of consummation of the Reorganizations for a period of 12 months following this offering, and to thereafter limit the sale of such Common Stock to 25% of such shares upon expiration of such 12-month period following this offering; up to an additional 25% of such shares upon expiration of the 18-month period following this offering, and the remaining 50% of such shares upon expiration of a 24-month period following this offering. Further, each of the holders of the Convertible Notes have entered into agreements with the Company pursuant to which each holder has agreed not to sell any portion of the Convertible Notes or any shares of the Common Stock issued or issuable upon conversion thereof for a period of the 24 months following the date the Convertible Notes were issued to such holder (which Notes were issued between September 30, 1996 and December 31, 1996). The Company has agreed with the Underwriters not to waive the restrictive provisions of those agreements for 180 days after the date of this Prospectus without the prior written consent of Smith Barney Inc. Upon expiration of these agreements, the registered shares of Common Stock will be eligible for resale in the public market and the unregistered shares of Common Stock, the Convertible Notes and the shares of Common Stock issued or issuable upon conversion of the Convertible Notes will become eligible for sale in the public market, subject to the provisions of Rule 144 of the Securities Act. See "Shares Eligible for Future Sale."

     In addition, the Company, its officers and directors and all other holders of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock have agreed that for a period of 180 days after the date of this Prospectus they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock except, in the case of the Company, in certain limited circumstances. See "Shares Eligible for Future Sale."

CONTROL BY EXISTING STOCKHOLDERS


     Following the completion of the Reorganizations, the conversion of the Convertible Notes and completion of this offering, members of the Board of Directors and the executive officers of the Company will own approximately 11.2% (excludes shares received by Directors who are also security holders of Founding Affiliated Practices), and the security holders of the Founding Affiliated Practices will own approximately 59.6%, of the outstanding shares of Common Stock. The Company's Amended and Restated Bylaws do not provide for cumulative voting. The Company's Amended and Restated Bylaws provide that, following the consummation of this offering, the Board of Directors must nominate two physicians licensed to practice medicine from the Affiliated Practices for election to the Board of Directors at each annual meeting of the Company's stockholders (three physicians licensed to practice medicine from the Affiliated Practices if the size of the Board of Directors increases to nine). Although to the knowledge of the Company such directors and other persons do not have any arrangements or understandings among themselves with respect to the voting of the shares of Common Stock beneficially owned by such persons, following the completion of this offering, such persons will be able to control the affairs of the Company. See "Principal Stockholders."


ANTI-TAKEOVER CONSIDERATIONS

     Certain provisions of the Company's Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws and Delaware law could discourage potential acquisition proposals, delay or prevent a change in control of the Company and, consequently, limit the price that investors might be willing to pay in the future for shares of the Common Stock. These provisions include the inability to remove directors except for cause and the Company's ability to issue, without further stockholder approval, shares of preferred stock with rights and privileges senior to the Common Stock. The Company also is subject to
Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock."

     The Company has entered into employment agreements with four of its executive officers which contain provisions that require the Company to pay certain amounts to such employees upon their termination following certain events including a change of control of the Company. Such agreements may delay or prevent a change of control of the Company. See "Management -- Employment Agreements; Covenants-Not-to-Compete."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or continue after this offering. The initial public offering price has been determined by negotiations among the Company and the several Underwriters named herein, and may not be indicative of the market price for the Common Stock after this offering. See "Underwriting" for factors considered in determining the initial public offering price. There can be no assurance that the market price for the Common Stock will not decline below the initial market price. From time to time after this offering, there may be significant volatility in the market price for the Common Stock. The trading price of the Common Stock could be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general trends in the Company's industry, regulatory and reimbursement developments, changes in earnings estimates by securities analysts and other factors affecting the Company's industry or the securities market as a whole. Any such fluctuations may adversely affect the market price of the Common Stock.

IMMEDIATE AND SUBSTANTIAL DILUTION


     The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the net tangible book value of their shares of Common Stock in the amount of $13.15 per share (based on an assumed public offering price of $15.00 per share and after giving effect to the Reorganizations and conversion of the Convertible Notes). See "Dilution." In the event the Company issues additional Common Stock in the future, including shares that may be issued in connection with future acquisitions, or upon the exercise of options, purchasers of Common Stock in this offering may experience further dilution in the net tangible book value per share of Common Stock.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby, based upon an assumed initial public offering price of $15.00 per share and after deducting the estimated offering expenses payable by the Company and the underwriting discounts and commissions ("Net Proceeds"), are estimated to be approximately $66.4 million ($76.8 million if the Underwriters' over-allotment option is exercised in full). Of this amount, approximately $53.9 million will be used to pay the cash portion of the consideration for the assets of the Founding Affiliated Practices and approximately $12.8 million will be used to repay certain indebtedness previously incurred by the Founding Affiliated Practices. The indebtedness to be repaid from the Net Proceeds bears interest at annual rates ranging from 5.35% to 10.36% with a weighted average interest rate of 8.20% and would otherwise mature at various dates through the year 2001. The indebtedness incurred by the Founding Affiliated Practices within the last year that is to be repaid with portions of the Net Proceeds was incurred for capital expenditures, acquisitions and working capital.


                                DIVIDEND POLICY


     APPI has not paid any cash dividends since its inception. The Company currently intends to retain all future earnings for the operation and expansion of its business and, accordingly, the Company does not anticipate that any cash dividends will be declared or paid on its Common Stock in the foreseeable future. Any payment of such dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings and financial position of the Company, its results of operations, its capital needs, plans for expansion, contractual restrictions to which the Company may be subject and such other factors as the Board of Directors may deem appropriate. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- APPI -- Liquidity and Capital Resources."

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company (i) as of June 30, 1997, (ii) on a pro forma basis giving effect to the Reorganizations and the distribution to the Founding Affiliated Practices, and (iii) on a pro forma basis as adjusted to give effect to (a) the sale of the 5,000,000 shares of Common Stock offered hereby (assuming an initial public offering price of $15.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses) and the application of the estimated Net Proceeds therefrom as described under "Use of Proceeds" and (b) the conversion of the Convertible Notes. This table should be read in conjunction with "American Physician Partners, Inc. Unaudited Pro Forma Combined Financial Data," "Selected Financial Data," and the financial statements of APPI and the Founding Affiliated Practices included elsewhere herein.



     The Reorganizations include (a) the issuance of 10,965,520 shares of Common Stock to the Founding Affiliated Practices, (b) the payment of $53.9 million, all of which is to be paid to the Founding Affiliated Practices in cash at closing, and (c) the receipt of assets used by the Founding Affiliated Practices, and the assumption of related debt, with a net book value of $22.5 million at June 30, 1997.



                                                                   JUNE 30, 1997
                                                    -------------------------------------------
                                                                    PRO FORMA
                                                                   ADJUSTED FOR     PRO FORMA
                                                      ACTUAL       DISTRIBUTION    AS ADJUSTED
                                                    -----------    ------------    ------------
Current portion of notes payable and capital
  leases..........................................  $        --    $  8,334,054    $  8,334,054
                                                    ===========    ============    ============
6% Convertible Promissory Notes...................  $ 3,500,000    $  3,500,000    $         --
Other long-term debt and capital leases, net of
  current portion.................................           --      16,253,933       3,447,666
Stockholders' equity (deficit):
  Preferred Stock, $.0001 par value; 10,000,000
     shares authorized; no shares outstanding.....           --              --              --
  Common Stock, $.0001 par value, 50,000,000
     shares authorized; 2,000,000 shares issued
     and outstanding, actual; and 18,403,020
     shares issued and outstanding, pro forma as
     adjusted(1)..................................          200           1,297           1,797
  Additional paid-in capital......................      249,800      25,921,398      95,785,132
  Accumulated deficit.............................   (3,348,942)    (60,507,648)(2)  (60,507,648)(2)
                                                    -----------    ------------    ------------
          Total stockholders' equity (deficit)....   (3,098,942)    (34,584,953)     35,279,281
                                                    ===========    ============    ============
          Total capitalization....................  $   401,058    $ (6,496,966)   $ 47,061,001
                                                    ===========    ============    ============


---------------


(1) Excludes 1,421,000 shares issuable upon exercise of options outstanding as of August 15, 1997, at a weighted average exercise price of $1.68 per share. The number of shares issuable in connection with the Reorganizations and upon conversion of the Convertible Notes will increase if the initial public offering price is lower than $14.00 per share. See "Certain
    Transactions -- Reorganizations," "Shares Eligible for Future Sale," "Description of Capital Stock" and Note 4 of Notes to Financial Statements of APPI.



(2) Adjusted to reflect the Reorganizations and distribution of $53.9 million to the Founding Affiliated Practices, all of which is to be paid out of proceeds from this offering.

                                    DILUTION


     The net tangible book value of the Company at June 30, 1997 was approximately $(3.1 million) or $(1.55) per share. Giving effect to the Reorganizations and the conversion of the Convertible Notes (but not this offering), the pro forma net tangible book value of the Company at June 30, 1997 would have been approximately $22.0 million or $1.64 per share. Therefore, the increase in pro forma net tangible book value per share due to the Reorganizations is $3.19 per share. After giving effect to the sale of the shares of Common Stock offered hereby (assuming a public offering price of $15.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses), the adjusted pro forma net tangible book value of the Company at June 30, 1997 would have been approximately $34.5 million or $1.87 per share, representing an immediate increase in net tangible book value of $0.23 per share to existing stockholders and an immediate dilution of $13.13 per share to the investors purchasing shares in this offering ("New Investors"). The following table illustrates this per share dilution to New Investors:



Assumed initial public offering price.......................              $  15.00
  Historical net tangible book value........................  $(1.55)
  Increase due to the Reorganizations and conversion of the
     Convertible Notes......................................    3.19
  Increase attributable to New Investors....................     .23
                                                              ------
Pro forma adjusted net tangible book value after this
  offering..................................................                  1.87
                                                                          --------
Dilution to New Investors...................................              $  13.13
                                                                          ========


     The following table sets forth at the date of this Prospectus the number of shares of Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid by existing stockholders (after giving effect to the Reorganizations and conversion of the Convertible Notes) and by the New Investors (assuming a public offering price of $15.00 per share and before deducting underwriting discounts and commissions and estimated offering expenses):


                               SHARES ACQUIRED         TOTAL CONSIDERATION
                            ---------------------    -----------------------    AVERAGE PRICE
                              NUMBER      PERCENT       AMOUNT       PERCENT      PER SHARE
                            ----------    -------    ------------    -------    -------------
Existing
  stockholders(1).........  13,403,020      72.8%    $(30,983,000)    (70.4)%      $(2.31)
New Investors.............   5,000,000      27.2       75,000,000     170.4         15.00
                            ----------     -----     ------------     -----
          Total...........  18,403,020     100.0%    $ 44,017,000     100.0%
                            ==========     =====     ============     =====


---------------


(1) Consists of management, the holders of the Convertible Notes, John Pappajohn, Derace L. Schaffer, M.D., and persons receiving Common Stock in connection with the Reorganizations. Total consideration for existing stockholders represents the combined stockholders' equity before this offering adjusted to reflect the payment of approximately $53.9 million in cash by the Company in connection with the Reorganizations and the conversion of the Convertible Notes. The tangible assets received in exchange for this consideration includes the net book value of the Founding Affiliated Practices of approximately $22.5 million. See "Capitalization."



    As of August 15, 1997, there were 1,421,000 shares issuable upon the exercise of stock options having a weighted average exercise price of $1.68 per share. To the extent these options are exercised, there will be further dilution to New Investors.

                       AMERICAN PHYSICIAN PARTNERS, INC.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     The following unaudited pro forma combined financial statements give effect to the Reorganizations as a combination of promoter interests, at historical costs, and are based upon the historical financial statements of APPI and each of the Founding Affiliated Practices. In addition, the unaudited pro forma combined financial statements give effect to this offering (assuming a public offering price of $15.00 per share) and the conversion of the Convertible Notes. The unaudited pro forma combined statements of operations give effect to the completion of such transactions as if they had occurred on January 1, 1996, and the unaudited pro forma combined balance sheet gives effect to the completion of such transactions as if they had occurred on June 30, 1997. The unaudited pro forma combined financial statements for the year ended December 31, 1996 have been prepared using financial information for the 1996 fiscal years of each of the Founding Affiliated Practices (which are calendar years except for Rockand Radiological Group, which has a September 30 fiscal year) other than The Ide Group, P.C., which has a June 30 fiscal year and for which information for the 12 month period ended December 31, 1996 has been used in preparing the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements and notes thereto should be read in connection with the other financial information, including the audited financial statements of APPI and each of the Founding Affiliated Practices and notes thereto, included elsewhere in this Prospectus.



     The pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Reorganizations, the conversion of the Convertible Notes and this offering had been consummated at the beginning of the periods presented, nor are they necessarily indicative of future operating results of the Company. The pro forma combined financial information does not give effect to any cost savings or integration that may result from the Reorganizations.

                       AMERICAN PHYSICIAN PARTNERS, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                            PACIFIC      RADIOLOGY      ROCKLAND
                                                        ADVANCED    THE IDE   M&S X-RAY     IMAGING     AND NUCLEAR   RADIOLOGICAL
                                               APPI     RADIOLOGY    GROUP    PRACTICES   CONSULTANTS    MEDICINE        GROUP
                                              -------   ---------   -------   ---------   -----------   -----------   ------------
                                                              ASSETS
Current assets:
 Cash and cash equivalents..................  $   110    $   185    $  238     $  760       $   --        $  887        $   369
 Accounts receivable, net...................       --     15,042     5,262      3,702        1,934         2,022          2,843
 Other receivables..........................       43        375        --        192           --            --             --
 Other current assets.......................       95        669       125         73        2,296           221            410
                                              -------    -------    ------     ------       ------        ------        -------
       Total current assets.................      248     16,271     5,625      4,727        4,230         3,130          3,622
Property and equipment, net.................      167     14,860       998        758        1,862           662          5,269
Investments in joint ventures...............       --      1,101        --      1,420           --         1,322             --
Deferred income taxes.......................       --         --        --         --           --            --          1,203
Notes receivable............................       --         --        --         --           --            --             --
Intangible assets, net......................       --         --        --        678          133            --             --
Other assets, net...........................    2,072      1,529       608         46          107            88          2,144
                                              -------    -------    ------     ------       ------        ------        -------
       Total assets.........................  $ 2,487    $33,761    $7,231     $7,629       $6,332        $5,202        $12,238
                                              =======    =======    ======     ======       ======        ======        =======

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings......................  $    --    $ 2,900    $   --     $   --       $   --        $1,000        $    --
 Accounts payable and accrued expenses......    2,086      2,007     2,022        257        1,278           209            189
 Accrued salaries and benefits..............       --      1,606       562        153          288           419            541
 Due to joint ventures......................       --        693        --         --           --            --             --
 Deferred income taxes......................       --         --        --         --          855         1,006            573
 Current portion of deferred compensation...       --         --        --         83           --            --             --
 Current portion of long-term debt..........       --      3,909       436        231          844           119          1,675
 Current portion of capital lease
   obligations..............................       --         --        --         13           --            --            546
 Distribution payable.......................       --         --        --         --           --            --             --
 Other current liabilities..................       --        749        --         --           --            --             --
                                              -------    -------    ------     ------       ------        ------        -------
       Total current liabilities............    2,086     11,864     3,020        737        3,265         2,753          3,524
Deferred income taxes.......................       --         --     1,123         --           11            --             --
Deferred compensation, net of current
 portion....................................       --         --        --      1,346           --            --          3,600
Long-term debt, net of current portion......    3,500      4,813     1,422        178        2,801            --          5,563
Capital lease obligations, net of current
 portion....................................       --         --        --         37           --            --          1,378
Other liabilities...........................       --        359        --         --           --            --             --
                                              -------    -------    ------     ------       ------        ------        -------
       Total liabilities....................    5,586     17,036     5,565      2,298        6,077         2,753         14,065
                                              -------    -------    ------     ------       ------        ------        -------
Minority interests in consolidated
 subsidiaries...............................       --        408        --        506           --            --             --
Stockholders' equity:
 Common stock...............................       --         --        --         --           --            --             --
 Additional paid-in capital.................      250         --        --         --           --            --             --
 Accumulated earnings (deficit).............   (3,349)    16,317     1,666      4,825          255         2,449         (1,827)
                                              -------    -------    ------     ------       ------        ------        -------
       Total stockholders' equity...........   (3,099)    16,317     1,666      4,825          255         2,449         (1,827)
                                              -------    -------    ------     ------       ------        ------        -------
       Total liabilities and stockholders'
        equity..............................  $ 2,487    $33,761    $7,231     $7,629       $6,332        $5,202        $12,238
                                              =======    =======    ======     ======       ======        ======        =======

                                               VALLEY                                                                 PRO FORMA
                                              RADIOLOGY   UNADJUSTED    PRO FORMA        PRO FORMA    DISTRIBUTION   ADJUSTED FOR
                                                GROUP       TOTAL      ADJUSTMENTS        COMBINED     ADJUSTMENT    DISTRIBUTION
                                              ---------   ----------   -----------       ----------   ------------   ------------

Current assets:
 Cash and cash equivalents..................   $  386      $ 2,935      $     --          $ 2,935       $     --       $  2,935

 Accounts receivable, net...................    2,076       32,881            --           32,881             --         32,881
 Other receivables..........................       --          610          (219)(a)          391             --            391
 Other current assets.......................        8        3,897        (2,182)(a)        1,715             --          1,715
                                               ------      -------      --------          -------       --------       --------
       Total current assets.................    2,470       40,323        (2,401)          37,922             --         37,922
Property and equipment, net.................    1,220       25,796           (88)(a)       25,708             --         25,708
Investments in joint ventures...............       27        3,870            88(a)         3,958             --          3,958
Deferred income taxes.......................       --        1,203        (1,111)(b)           92             --             92
Notes receivable............................      403          403            --              403             --            403
Intangible assets, net......................       --          811            --              811             --            811
Other assets, net...........................       36        6,630            --            6,630             --          6,630
                                               ------      -------      --------          -------       --------       --------
       Total assets.........................   $4,156      $79,036      $ (3,512)         $75,524       $     --       $ 75,524
                                               ======      =======      ========          =======       ========       ========

Current liabilities:
 Short-term borrowings......................   $  678      $ 4,578      $     --          $ 4,578       $     --       $  4,578
 Accounts payable and accrued expenses......       97        8,145            --            8,145             --          8,145
 Accrued salaries and benefits..............      257        3,826          (996)(a)        2,830             --          2,830
 Due to joint ventures......................       --          693            --              693             --            693
 Deferred income taxes......................      372        2,806         5,892(b)         8,698             --          8,698
 Current portion of deferred compensation...       --           83           (83)(a)           --             --             --
 Current portion of long-term debt..........      561        7,775            --            7,775             --          7,775
 Current portion of capital lease
   obligations..............................       --          559            --              559             --            559
 Distribution payable.......................       --           --            --               --         53,850(a)      53,850
 Other current liabilities..................       --          749            --              749             --            749
                                               ------      -------      --------          -------       --------       --------
       Total current liabilities............    1,965       29,214         4,813           34,027         53,850         87,877
Deferred income taxes.......................       37        1,171            35(b)         1,206             --          1,206
Deferred compensation, net of current
 portion....................................       --        4,946        (4,946)(a)           --             --             --
Long-term debt, net of current portion......      167       18,444          (105)(a)       18,339             --         18,339

Capital lease obligations, net of current
 portion....................................       --        1,415            --            1,415             --          1,415
Other liabilities...........................       --          359            --              359             --            359
                                               ------      -------      --------          -------       --------       --------
       Total liabilities....................    2,169       55,549          (203)          55,346         53,850        109,196
                                               ------      -------      --------          -------       --------       --------
Minority interests in consolidated
 subsidiaries...............................       --          914            --              914             --            914
Stockholders' equity:
 Common stock...............................       --           --             1(c)             1             --              1
 Additional paid-in capital.................       --          250        25,673(d)        25,922             --         25,922
                                                                              (1)(c)

 Accumulated earnings (deficit).............    1,987       22,323        (3,309)(a)(b)    (6,659)       (53,850)(a)    (60,509)
                                                                         (25,673)(d)
                                               ------      -------      --------          -------       --------       --------
       Total stockholders' equity...........    1,987       22,573        (3,309)          19,264        (53,850)       (34,586)
                                               ------      -------      --------          -------       --------       --------
       Total liabilities and stockholders'
        equity..............................   $4,156      $79,036      $ (3,512)         $75,524       $     --       $ 75,524
                                               ======      =======      ========          =======       ========       ========


                                               OFFERING       PRO FORMA
                                              ADJUSTMENTS    AS ADJUSTED
                                              -----------    -----------

Current assets:
 Cash and cash equivalents..................   $ 66,656(e)    $  2,935
                                                (53,850)(e)
                                                (12,806)(e)
 Accounts receivable, net...................         --         32,881
 Other receivables..........................         --            391
 Other current assets.......................         --          1,715
                                               --------       --------
       Total current assets.................         --         37,922
Property and equipment, net.................         --         25,708
Investments in joint ventures...............         --          3,958
Deferred income taxes.......................         --             92
Notes receivable............................         --            403
Intangible assets, net......................         --            811
Other assets, net...........................     (2,056)(e)      4,574
                                               --------       --------
       Total assets.........................   $ (2,056)      $ 73,468
                                               ========       ========

Current liabilities:
 Short-term borrowings......................   $     --       $  4,578
 Accounts payable and accrued expenses......     (1,764)(e)      6,381
 Accrued salaries and benefits..............         --          2,830
 Due to joint ventures......................         --            693
 Deferred income taxes......................         --          8,698
 Current portion of deferred compensation...         --             --
 Current portion of long-term debt..........         --          7,775
 Current portion of capital lease
   obligations..............................         --            559
 Distribution payable.......................    (53,850)(e)         --
 Other current liabilities..................         --            749
                                               --------       --------
       Total current liabilities............    (55,614)        32,263
Deferred income taxes.......................         --          1,206
Deferred compensation, net of current
 portion....................................         --             --
Long-term debt, net of current portion......    (12,806)(e)      2,033
                                                 (3,500)(f)
Capital lease obligations, net of current
 portion....................................         --          1,415
Other liabilities...........................         --            359
                                               --------       --------
       Total liabilities....................    (71,920)        37,276
                                               --------       --------
Minority interests in consolidated
 subsidiaries...............................         --            914
Stockholders' equity:
 Common stock...............................          1(e)           2
 Additional paid-in capital.................     66,363(e)      95,785

                                                  3,500(f)
 Accumulated earnings (deficit).............         --        (60,509)

                                               --------       --------
       Total stockholders' equity...........     69,864         35,278
                                               --------       --------
       Total liabilities and stockholders'
        equity..............................   $ (2,056)      $ 73,468
                                               ========       ========

                       AMERICAN PHYSICIAN PARTNERS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               PACIFIC      RADIOLOGY      ROCKLAND      VALLEY
                                         ADVANCED     THE IDE    M&S X-RAY     IMAGING     AND NUCLEAR   RADIOLOGICAL   RADIOLOGY
                                APPI     RADIOLOGY     GROUP     PRACTICES   CONSULTANTS    MEDICINE        GROUP         GROUP
                               -------   ---------   ---------   ---------   -----------   -----------   ------------   ---------
Physician groups revenue,
 net.........................  $    --    $52,882     $25,740     $15,198      $13,295       $13,572       $17,333       $11,174
Less: amounts retained by
 physician groups............       --         --          --          --           --            --            --            --
                               -------    -------     -------     -------      -------       -------       -------       -------
Service fee revenue..........       --     52,882      25,740      15,198       13,295        13,572        17,333        11,174
                               -------    -------     -------     -------      -------       -------       -------       -------
Costs and expenses:
 Costs of affiliated
   physician services........       --      2,293      12,957       8,703        7,215        10,265         6,051         5,384
 Practice salaries, wages and
   benefits..................       --     12,318       3,090       1,338        1,840         1,744         4,252         2,593
 Practice supplies...........       --      3,206       1,377         583          568           293         1,147           356
 Practice rent and lease
   expense...................       --      2,302       3,664         272          385           273           111           420
 Depreciation and
   amortization..............        3      3,450         668         670          981           201         1,350           223
 Other practice expenses.....       --      6,272       3,348       1,542        1,940           823         3,577         1,337
 Interest expense............       23        751         163          70          311            71           582            73
 Corporate general and
   administrative expense....    1,624         --          --          --           --            --            --            --
                               -------    -------     -------     -------      -------       -------       -------       -------
       Total costs and
         expenses............    1,650     30,592      25,267      13,178       13,240        13,670        17,070        10,386
                               -------    -------     -------     -------      -------       -------       -------       -------
Income (loss) before taxes,
 minority interests in income
 of consolidated
 subsidiaries, and equity in
 earnings (loss) of
 investments.................   (1,650)    22,290         473       2,020           55           (98)          263           788
Equity in earnings (loss) of
 investments.................       --      1,207          --         605           --           292            --           (19)
Minority interests in income
 of consolidated
 subsidiaries................       --        (18)         --        (249)          --            --            --            --
                               -------    -------     -------     -------      -------       -------       -------       -------
Income (loss) before taxes...   (1,650)    23,479         473       2,376           55           194           263           769
Income tax expense
 (benefit)...................       --         --          65          --           20            57           (71)          126
                               -------    -------     -------     -------      -------       -------       -------       -------
Net income (loss)............  $(1,650)   $23,479     $   408     $ 2,376      $    35       $   137       $   334       $   643
                               =======    =======     =======     =======      =======       =======       =======       =======
Pro forma earnings per
 share.......................
Pro forma weighted average
 number of common shares
 outstanding.................


                               UNADJUSTED    PRO FORMA         PRO FORMA    OFFERING         PRO FORMA
                                 TOTAL      ADJUSTMENTS        COMBINED    ADJUSTMENTS      AS ADJUSTED
                               ----------   -----------        ---------   -----------      -----------
Physician groups revenue,
 net.........................   $149,194     $ (1,591)(g)(h)   $147,603           --        $   147,603
Less: amounts retained by
 physician groups............         --      (57,354)(i)       (57,354)          --            (57,354)
                                --------     --------          --------      -------        -----------
Service fee revenue..........    149,194      (58,945)           90,249           --             90,249
                                --------     --------          --------      -------        -----------
Costs and expenses:
 Costs of affiliated
   physician services........     52,868      (52,868)(j)            --           --                 --
 Practice salaries, wages and
   benefits..................     27,175         (507)(g)        26,668           --             26,668
 Practice supplies...........      7,530         (418)(g)         7,112           --              7,112
 Practice rent and lease
   expense...................      7,427         (147)(g)         7,280           --              7,280
 Depreciation and
   amortization..............      7,546         (136)(g)         7,410           --              7,410
 Other practice expenses.....     18,839         (280)(g)        18,559           --             18,559
 Interest expense............      2,044          (31)(g)         2,013       (1,073)(l)(m)         940
 Corporate general and
   administrative expense....      1,624           --             1,624           --              1,624
                                --------     --------          --------      -------        -----------
       Total costs and
         expenses............    125,053      (54,387)           70,666       (1,073)            69,593
                                --------     --------          --------      -------        -----------
Income (loss) before taxes,
 minority interests in income
 of consolidated
 subsidiaries, and equity in
 earnings (loss) of
 investments.................     24,141       (4,558)           19,583        1,073             20,656
Equity in earnings (loss) of
 investments.................      2,085           31(g)          2,116           --              2,116
Minority interests in income
 of consolidated
 subsidiaries................       (267)           2(g)           (265)          --               (265)
                                --------     --------          --------      -------        -----------
Income (loss) before taxes...     25,959       (4,525)           21,434        1,073             22,507
Income tax expense
 (benefit)...................        197        8,376(k)          8,573          429(k)           9,002
                                --------     --------          --------      -------        -----------
Net income (loss)............   $ 25,762     $(12,901)         $ 12,861      $   644        $    13,505
                                ========     ========          ========      =======        ===========
Pro forma earnings per
 share.......................                                                               $      0.69
                                                                                            ===========
Pro forma weighted average
 number of common shares
 outstanding.................                                                                19,665,053
                                                                                            ===========

                       AMERICAN PHYSICIAN PARTNERS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PACIFIC      RADIOLOGY      ROCKLAND
                                                   ADVANCED     THE IDE    M&S X-RAY     IMAGING     AND NUCLEAR   RADIOLOGICAL
                                          APPI     RADIOLOGY     GROUP     PRACTICES   CONSULTANTS    MEDICINE        GROUP
                                         -------   ---------   ---------   ---------   -----------   -----------   ------------
Physician groups revenue, net..........  $    --    $31,560     $13,994     $7,220       $7,052        $6,961        $ 9,297
Less: amounts retained by physician
  groups...............................       --         --          --         --           --            --             --
                                         -------    -------     -------     ------       ------        ------        -------
Service fee revenue....................       --     31,560      13,994      7,220        7,052         6,961          9,297
                                         -------    -------     -------     ------       ------        ------        -------
Costs and expenses:
  Costs of affiliated physician
    services...........................       --      2,308       8,002      3,486        4,056         4,132          3,519
  Practice salaries, wages and
    benefits...........................       --      7,684       1,522        999          966           682          2,547
  Practice supplies....................       --      1,838         653        316          258           135            713
  Practice rent and lease expense......       --      1,599       2,099        149          195           130             62
  Depreciation and amortization........       13      1,980         282        148          475            90            804
  Other practice expenses..............       --      3,543       1,609        616          986           445          1,959
  Interest expense.....................       72        445          51         16          155            58            405
  Corporate general and administrative
    expense............................    1,614         --          --         --           --            --             --
                                         -------    -------     -------     ------       ------        ------        -------
        Total costs and expenses.......    1,699     19,397      14,218      5,730        7,091         5,672         10,009
                                         -------    -------     -------     ------       ------        ------        -------
Income (loss) before taxes, minority
  interests in income of consolidated
  subsidiaries, and equity in earnings
  of investments.......................   (1,699)    12,163        (224)     1,490          (39)        1,289           (712)
Equity in earnings of investments......       --        642          --        427           --           192             --
Minority interests in income of
  consolidated subsidiaries............       --        (26)         --       (160)          --            --             --
                                         -------    -------     -------     ------       ------        ------        -------
Income (loss) before taxes.............   (1,699)    12,779        (224)     1,757          (39)        1,481           (712)
Income tax expense.....................       --         --           2         --          (14)          469             --
                                         -------    -------     -------     ------       ------        ------        -------
Net income (loss)......................  $(1,699)   $12,779     $  (226)    $1,757       $  (25)       $1,012        $  (712)
                                         =======    =======     =======     ======       ======        ======        =======
Pro forma earnings per share...........
Pro forma weighted average number of
  common shares outstanding............

                                          VALLEY
                                         RADIOLOGY   UNADJUSTED    PRO FORMA      PRO FORMA     OFFERING         PRO FORMA
                                           GROUP       TOTAL      ADJUSTMENTS      COMBINED    ADJUSTMENTS      AS ADJUSTED
                                         ---------   ----------   -----------     ----------   -----------      -----------

Physician groups revenue, net..........   $5,954      $82,038      $   (835)(g)    $ 81,203       $ --          $   81,203

Less: amounts retained by physician

  groups...............................       --           --       (30,589)(i)     (30,589)        --             (30,589)

                                          ------      -------      --------        --------       ----          ----------

Service fee revenue....................    5,954       82,038       (31,424)         50,614         --              50,614

                                          ------      -------      --------        --------       ----          ----------

Costs and expenses:

  Costs of affiliated physician

    services...........................    2,708       28,211       (28,211)(j)          --         --                  --

  Practice salaries, wages and

    benefits...........................    1,248       15,648          (303)(g)      15,345         --              15,345

  Practice supplies....................      160        4,073          (210)(g)       3,863         --               3,863

  Practice rent and lease expense......      233        4,467           (75)(g)       4,392         --               4,392

  Depreciation and amortization........      166        3,958           (73)(g)       3,885         --               3,885

  Other practice expenses..............      723        9,881          (140)(g)       9,741         --               9,741

  Interest expense.....................       56        1,258           (11)(g)       1,247       (597)(l)(m)          650

  Corporate general and administrative

    expense............................       --        1,614            --           1,614         --               1,614

                                          ------      -------      --------        --------       ----          ----------

        Total costs and expenses.......    5,294       69,110       (29,023)         40,087       (597)             39,490

                                          ------      -------      --------        --------       ----          ----------

Income (loss) before taxes, minority

  interests in income of consolidated

  subsidiaries, and equity in earnings

  of investments.......................      660       12,928        (2,401)         10,527        597              11,124

Equity in earnings of investments......       --        1,261            28(g)        1,289         --               1,289

Minority interests in income of

  consolidated subsidiaries............       --         (186)            3(g)         (183)        --                (183)

                                          ------      -------      --------        --------       ----          ----------

Income (loss) before taxes.............      660       14,003        (2,370)         11,633        597              12,230

Income tax expense.....................      112          569         4,084(k)        4,653        239(k)            4,892

                                          ------      -------      --------        --------       ----          ----------

Net income (loss)......................   $  548      $13,434      $ (6,454)       $  6,980       $358          $    7,338

                                          ======      =======      ========        ========       ====          ==========

Pro forma earnings per share...........                                                                         $     0.37

                                                                                                                ==========

Pro forma weighted average number of

  common shares outstanding............                                                                         19,665,053

                                                                                                                ==========


                       AMERICAN PHYSICIAN PARTNERS, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION


     APPI was incorporated in April 1996 and has conducted no significant operations and generated no revenue to date other than in connection with this offering and the Reorganizations. The following is a summary of the adjustments reflected in the Unaudited Pro Forma Consolidated Financial Statements assuming the Reorganizations, this offering and conversion of the Convertible Notes. The Reorganizations will be accounted for as a combination of promoter interests, at historical costs, under generally accepted accounting principles. APPI will not be acquiring equity interests in the Founding Affiliated Practices, but will be acquiring substantially all of the assets of the Founding Affiliated Practices.


     Upon completion of the Reorganizations, the Company will not consolidate the financial position or results of operations of the Founding Affiliated Practices. The Company presents physician groups revenue, net and amounts retained by physician groups from which service fee revenues are derived and earned by the Company for display purposes only.

PHYSICIAN GROUPS REVENUE, NET
     Physician groups revenue, net represents the revenue of the affiliated physician groups reported at the estimated realizable amounts from patients, third-party payors and others for services rendered, net of contractual and other adjustments. Physician groups revenue, net is accounted for and provisions for estimated third-party payor adjustments are estimated and recorded in the period in which the services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined.

SERVICE FEE REVENUE

     Service fee revenue represents physician groups revenue, net less amounts retained by physician groups. The service fees payable to the Company by the Affiliated Practices under the Service Agreements vary based on the fair market value, as determined in arms'-length negotiations, of the nature and amount of services provided. Such fees are payable monthly and consist of various combinations of the following: (i) a fixed percentage of the practice's revenue from physician and certain other medical services; (ii) all or a substantial portion of the revenue derived from facility and non-physician fees generated by ICs owned, operated or managed by the Company; (iii) operating and non-operating expenses of the Founding Affiliated Practices paid by the Company; and (iv) certain negotiated performance and other adjustments. The service fees for two practices are subject to state law requiring flat fees that are subject to renegotiation on an annual basis.


PRO FORMA CONSOLIDATED BALANCE SHEET

     The adjustments reflected in the unaudited pro forma consolidated balance sheet are as follows:


        (a) To eliminate assets not acquired and liabilities not assumed by the Company and to reflect the $53.9 million distribution to the Founding Affiliated Practices. The Company will not be assuming any physician related assets and liabilities, such as notes receivable from physicians, accrued physician compensation, deferred physician compensation, and assets and liabilities related to other physician benefit plans.


        (b) To record the establishment of deferred income taxes for the Company after the Reorganizations.

        (c) To record the issuance of Common Stock to the Founding Affiliated Practices.


        (d) To record the reclassification of the Founding Affiliated Practices's earnings (deficit) accumulated prior to this offering to additional paid-in capital.



        (e) To reflect the effects of this offering, including the use of estimated net cash proceeds from the issuance of Common Stock, to pay the $53.9 million distribution to the Founding Affiliated Practices and to reduce debt.



        (f) To reflect the conversion of all $3,500,000 of Convertible Notes issued by the Company into 437,500 shares of Common Stock at the time of this offering.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



     The adjustments reflected in the unaudited pro forma consolidated statements of operations for the six months ended June 30, 1997 and year ended December 31, 1996 are as follows:


        (g) As part of the Reorganizations, the Company will own minority interests in entities that were wholly-owned by the Founding Affiliated Practices or their shareholders.


        (h) To eliminate a non-recurring gain generated through the receipt of proceeds from a cash value life insurance policy by one of the Founding Affiliated Practices.



        (i) To record amounts retained by physician groups as specified in the Service Agreements entered into with each of the Founding Affiliated Practices.



        (j) To eliminate the historical costs of affiliated physician services for each of the Founding Affiliated Practices. The amounts retained by physician groups will be used to pay physicians' compensation and benefits pursuant to employment agreements between the practice and each individual physician.



        (k) To record federal and state income taxes at an estimated effective rate of 40%, which consists of a 34% federal statutory tax rate and an average state statutory tax rate of 6%. Prior to the Reorganizations, certain of the Founding Affiliated Practices were S corporations or general partnerships with such entities owing no federal or state taxes and the shareholders or partners of each such entity being responsible for payment of these obligations.



        (l) To eliminate interest expense on the $3,500,000 of Convertible Notes issued by the Company due to their conversion into 437,500 shares of Common Stock at the time of this offering.



        (m) To eliminate interest expense on the debt reduced through the use of estimated net cash proceeds from the issuance of Common Stock at the time of this offering.

                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

     The following information for APPI and each of the Founding Affiliated Practices (Advanced Radiology, LLC and Subsidiary; The Ide Group, P.C.; M&S X-Ray Practices; Pacific Imaging Consultants; Radiology and Nuclear Medicine, P.A.; Rockland Radiological Group; and Valley Radiology Group) has been derived from the financial statements of the respective entities. The information for the year ended December 31, 1994 for M&S X-Ray Practices; Pacific Imaging Consultants; Radiology and Nuclear Medicine, P.A.; and Valley Radiology Group has been derived from the unaudited financial statements which, in the opinion of management, includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. APPI was incorporated in April 1996 and has conducted no significant operations and generated no revenue to date other than in connection with this offering and the pending Reorganizations. Results for interim periods are not necessarily indicative of those to be expected for a full fiscal year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements of APPI and each of the Founding Affiliated Practices and notes thereto included elsewhere in this Prospectus. The selected financial data of each of the entities other than APPI are presented below because each of the entities will contribute their assets to APPI in connection with their respective Reorganization and each entity will enter into a Service Agreement with the Company.

                       AMERICAN PHYSICIAN PARTNERS, INC.


                                                               FROM INCEPTION
                                                              (APRIL 30, 1996)      SIX MONTHS
                                                                   THROUGH             ENDED
                                                              DECEMBER 31, 1996    JUNE 30, 1997
                                                              -----------------    -------------
                                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue...............................................       $    --           $     --
Expenses:
  Salaries, wages and benefits..............................           546                901
  Depreciation and amortization.............................             3                 13
  Other expenses............................................         1,101                785
                                                                   -------           --------
Total expenses..............................................         1,650              1,699
                                                                   -------           --------
Net loss....................................................       $(1,650)          $ (1,699)
                                                                   =======           ========



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              --------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................     $ 2,486
Total debt..................................................       3,500
Stockholders' deficit.......................................      (3,099)

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY


                                                                              SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                ---------------------------   -----------------
                                                 1994      1995      1996      1996      1997
                                                -------   -------   -------   -------   -------
                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue.................................  $22,451   $38,833   $52,882   $23,765   $31,560
Expenses:
  Costs of affiliated physician services......    8,756       812     2,293     1,589     2,308
  Practice salaries, wages and benefits.......    6,325    10,051    12,318     5,567     7,684
  Depreciation and amortization...............    1,879     3,023     3,450     1,745     1,979
  Other practice expenses.....................    5,757     9,998    12,531     5,885     7,425
                                                -------   -------   -------   -------   -------
Total expenses................................   22,717    23,884    30,592    14,786    19,396
                                                -------   -------   -------   -------   -------
Equity in earnings of investments.............      762       635     1,207       680       642
Minority interests in income of consolidated
  subsidiaries................................       --        --       (18)        9       (26)
                                                -------   -------   -------   -------   -------
Income before income taxes....................  $   496   $15,584   $23,479   $ 9,668   $12,780
                                                =======   =======   =======   =======   =======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              --------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................     $33,762
Total debt..................................................      11,622
Stockholders' equity........................................      16,317


                              THE IDE GROUP, P.C.


                                                                   YEAR ENDED JUNE 30,
                                                        -----------------------------------------
                                                         1994      1995      1996        1997
                                                        -------   -------   -------   -----------
                                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue.........................................  $24,304   $25,534   $26,020     $26,890
Expenses:
  Costs of affiliated physician services..............   10,322    10,936    11,483      15,069
  Practice salaries, wages and benefits...............    2,964     3,141     3,081       3,204
  Depreciation and amortization.......................      726       839       835         530
  Other practice expenses.............................    7,789     8,598     8,716       8,521
                                                        -------   -------   -------     -------
Total expenses........................................   21,801    23,514    24,115      27,324
                                                        -------   -------   -------     -------
Equity in earnings of investments.....................       --        --        --          --
Minority interests in income of consolidated
  subsidiaries........................................       --        --        --          --
                                                        -------   -------   -------     -------
Income before income taxes............................  $ 2,503   $ 2,020   $ 1,905     $  (434)
                                                        =======   =======   =======     =======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              -------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................     $7,232
Total debt..................................................      1,858
Stockholders' equity........................................      1,666

                              M&S X-RAY PRACTICES


                                                                                 SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,           JUNE 30,
                                               -------------------------------   -----------------
                                                  1994        1995      1996      1996      1997
                                               -----------   -------   -------   -------   -------
                                               (UNAUDITED)                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue................................    $17,341     $15,068   $15,198    $7,712    $7,220
Expenses:
  Costs of affiliated physician services.....      9,240       8,866     8,703     3,939     3,485
  Practice salaries, wages and benefits......      2,001       1,228     1,338       402       999
  Depreciation and amortization..............        883         963       671       333       148
  Other practice expenses....................      2,921       2,777     2,466     1,735     1,097
                                                 -------     -------   -------    ------    ------
Total expenses...............................     15,045      13,834    13,178     6,409     5,729
                                                 -------     -------   -------    ------    ------
Equity in earnings of investments............         98         213       605       273       427
Minority interests in income of consolidated
  subsidiaries...............................       (220)       (216)     (249)     (122)     (160)
                                                 -------     -------   -------    ------    ------
Income before income taxes...................    $ 2,174     $ 1,231   $ 2,376    $1,454    $1,758
                                                 =======     =======   =======    ======    ======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              --------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................      $7,628
Total debt..................................................         459
Stockholders' equity........................................       4,825


                          PACIFIC IMAGING CONSULTANTS


                                                                                 SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,           JUNE 30,
                                               -------------------------------   -----------------
                                                  1994        1995      1996      1996      1997
                                               -----------   -------   -------   -------   -------
                                               (UNAUDITED)                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue................................    $8,806      $11,448   $13,295    $5,634    $7,052
Expenses:
  Costs of affiliated physician services.....     2,992        5,897     7,215     2,860     4,056
  Practice salaries, wages and benefits......     1,004        1,604     1,840       842       966
  Depreciation and amortization..............     1,082          996       981       488       475
  Other practice expenses....................     4,269        3,055     3,204     1,479     1,595
                                                 ------      -------   -------    ------    ------
Total expenses...............................     9,347       11,552    13,240     5,669     7,092
                                                 ------      -------   -------    ------    ------
Equity in earnings of investments............        --           --        --        --        --
Minority interests in income of consolidated
  subsidiaries...............................        --           --        --        --        --
                                                 ------      -------   -------    ------    ------
Income (loss) before income taxes............    $ (541)     $  (104)  $    55    $  (35)   $  (40)
                                                 ======      =======   =======    ======    ======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              --------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................      $6,332
Total debt..................................................       3,645
Stockholders' equity........................................         255

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.


                                                                                  SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,           JUNE 30,
                                                -------------------------------   -----------------
                                                   1994        1995      1996      1996      1997
                                                -----------   -------   -------   -------   -------
                                                (UNAUDITED)                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue.................................    $13,379     $13,849   $13,572    $6,620    $6,961
Expenses:
  Costs of affiliated physician services......      9,662      10,700    10,265     3,965     4,132
  Practice salaries, wages and benefits.......      1,718       1,807     1,744       658       682
  Depreciation and amortization...............        133         188       202        89        90
  Other practice expenses.....................      1,921       1,530     1,459       759       768
                                                  -------     -------   -------    ------    ------
Total expenses................................     13,434      14,225    13,670     5,471     5,672
                                                  -------     -------   -------    ------    ------
Equity in earnings of investments.............        273         311       292       190       192
Minority interests in income of consolidated
  subsidiaries................................         --          --        --        --        --
                                                  -------     -------   -------    ------    ------
Income (loss) before income taxes.............    $   218     $   (65)  $   194    $1,339    $1,481
                                                  =======     =======   =======    ======    ======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              --------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................      $5,202
Total debt..................................................       1,119
Stockholders' equity........................................       2,449


                          ROCKLAND RADIOLOGICAL GROUP


                                                                             NINE MONTHS ENDED
                                                YEAR ENDED SEPTEMBER 30,         JUNE 30,
                                               ---------------------------   -----------------
                                                1994      1995      1996      1996      1997
                                               -------   -------   -------   -------   -------
                                                                                (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue................................  $15,080   $17,824   $17,333   $11,764   $13,667
Expenses:
  Costs of affiliated physician services.....    3,674     7,074     6,051     4,825     4,799
  Practice salaries, wages and benefits......    3,917     4,118     4,252     2,967     3,543
  Depreciation and amortization..............    1,605     1,628     1,350       975     1,110
  Other practice expenses....................    5,439     6,050     5,417     3,351     4,323
                                               -------   -------   -------   -------   -------
Total expenses...............................   14,635    18,870    17,070    12,118    13,775
                                               -------   -------   -------   -------   -------
Equity in earnings of investments............       --        --        --        --        --
Minority interests in income of consolidated
  subsidiaries...............................       --        --        --        --        --
                                               -------   -------   -------   -------   -------
Income (loss) before income taxes............  $   445   $(1,046)  $   263   $  (354)  $  (108)
                                               =======   =======   =======   =======   =======



                                                                    AS OF
                                                                JUNE 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................        12,237
Total debt..................................................         9,162
Stockholders' deficit.......................................        (1,827)

                             VALLEY RADIOLOGY GROUP


                                                                                 SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,           JUNE 30,
                                               -------------------------------   -----------------
                                                  1994        1995      1996      1996      1997
                                               -----------   -------   -------   -------   -------
                                               (UNAUDITED)                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue................................    $13,557     $10,507   $11,174    $5,570    $5,954
Expenses:
  Costs of affiliated physician services.....      6,012       5,511     5,384     2,549     2,708
  Practice salaries, wages and benefits......      3,172       2,269     2,593     1,143     1,248
  Depreciation and amortization..............        220         169       223       112       166
  Other practice expenses....................      3,765       2,101     2,149     1,148     1,171
                                                 -------     -------   -------    ------    ------
Total expenses...............................     13,169      10,050    10,349     4,952     5,293
                                                 -------     -------   -------    ------    ------
Equity (loss) in earnings of investments.....         84          14       (19)       --        --
Minority interests in income of consolidated
  subsidiaries...............................         --          --        --        --        --
                                                 -------     -------   -------    ------    ------
Income before income taxes...................    $   471     $   471   $   806    $  618    $  661
                                                 =======     =======   =======    ======    ======



                                                                  AS OF
                                                              JUNE 30, 1997
                                                              -------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
Total assets................................................     $4,155
Total debt..................................................      1,406
Stockholders' equity........................................      1,987

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion has been divided into two sections, the first relating to the historical and pro forma combined operations of APPI, the entity whose Common Stock is being issued in connection with the Reorganizations and this offering, and the second relating to the historical operations of each of the Founding Affiliated Practices (Advanced Radiology, LLC and Subsidiary; The Ide Group, P.C.; M&S X-Ray Practices; Pacific Imaging Consultants; Radiology and Nuclear Medicine, P.A.; Rockland Radiological Group, P.C.; and Valley Radiology Group). The following discussion of the pro forma combined results of operations and financial position of the Company and of the results of operations of each of the Founding Affiliated Practices should be read in conjunction with the financial statements of APPI, the Company's unaudited pro forma combined financial statements and notes thereto, and the audited financial statements of each of the Founding Affiliated Practices and the notes thereto appearing elsewhere in this Prospectus. For purposes of the following discussion of results of operations of the Founding Affiliated Practices, medical service revenue, net represents the estimated realizable amount to be received from patients, third party payors and others for the provision of medical services. The pro forma financial results of the Company included herein cover periods when the Founding Affiliated Practices and APPI were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. There can be no assurance that the Company will be profitable on a quarterly or annual basis in the future.

APPI

  Overview


     APPI has conducted no significant operations to date but will be acquiring, in connection with the Reorganizations and this offering, tangible and intangible assets and liabilities of, and entering into Service Agreements with, the Founding Affiliated Practices. Through the Service Agreements, the Company will be providing management, administrative, technical and non-medical services to the Affiliated Practices in return for service fees. The service fees represent the physician groups revenue, net less amounts retained by physician groups. Physician groups revenue, net consists of the revenue of the Affiliated Practices reported at the estimated realizable amounts from patients, third-party payors and others for services rendered, net of contractual and other adjustments. The service fees payable to the Company by the Affiliated Practices under the Service Agreements vary based on the fair market value, as determined in arms' length negotiations, and the nature and extent of services provided. Where state law allows, the service fees due under the Service Agreements are derived from two distinct revenue streams: (i) the Affiliated Practice pays a service fee based on a negotiated percentage (Founding Affiliated Practice service fees range from 20% to 25%) of the adjusted professional revenues as defined in the Service Agreement; and (ii) the Affiliated Practice pays a service fee based on 100% of the adjusted technical revenues as defined in the Service Agreement, which equals the fair value of the services provided. In states where the law requires a flat fee structure, the Company has negotiated a base service fee, which is equal to the fair market value of the services provided under the Service Agreement and which is renegotiated each year to equal the fair market value of the services provided under the Service Agreement. Adjusted professional revenues and adjusted technical revenues are determined by deducting certain contractually agreed-upon expenses (non-physician salaries and benefits, rent, depreciation, insurance, interest and other non-physician costs) from physician groups revenue of the Affiliated Practice. In addition, the Company receives income from joint ventures in which the Affiliated Practices hold ownership interests. Physician compensation is determined by the Affiliated Practices pursuant to employment arrangements between the Affiliated Practice and the individual physicians. The Company does not participate in the negotiation of physician employment arrangements.


     The expenses incurred by the Company associated with its obligations under the Service Agreements are generally the same as the operating costs and expenses that would have otherwise been incurred by the Founding Affiliated Practices, including: the salaries, wages and benefits of non-physician personnel; medical supplies expenses involved in administering technical aspects of the practices; the office (general and administrative) expenses of the practices; depreciation and amortization of assets acquired from the Affiliated

Practices; and certain other items. As further described in "Business -- Business Strategy", the Company intends to implement measures designed to reduce these operating costs and expenses through purchase discounts, economies of scale, benchmarking programs and more effective equipment utilization. In addition to the operating costs and expenses discussed above, the Company will be incurring additional personnel and administrative expenses in connection with establishing and maintaining corporate and regional offices, which will provide management, administrative, marketing and acquisition services.


     In accordance with Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders," published by the Securities and Exchange Commission (the "Commission"), the acquisition of the assets and assumption of certain liabilities for all of the Founding Affiliated Practices pursuant to the Reorganizations is accounted for by the Company at the transferors' historical cost basis, with the shares of Common Stock to be issued in those transactions being valued at the historical cost of the non-monetary assets acquired net of liabilities assumed. The cash consideration will be reflected as a dividend by APPI to the owners of the Founding Affiliated Practices. SAB No. 48 will not be applicable to any acquisitions made by the Company subsequent to this offering. It is currently anticipated that the Company's future acquisitions of certain assets and liabilities of Affiliated Practices may result in substantial annual non-cash amortization charges for intangible assets in the Company's statements of operations.


     An integral part of the Company's business strategy is to grow through acquisitions and to expand the Affiliated Practices. Although the Company is currently engaged in discussions with several such potential acquisition candidates, except as disclosed in this Prospectus, the Company has not entered into any letters of intent or definitive purchase agreements with respect to any such acquisitions. No assurance can be provided that any such acquisitions will be consummated.

  Results of Operations


     APPI has conducted no significant operations to date and will not conduct significant operations until the Reorganizations and this offering are completed. APPI has incurred and continues to incur various legal, accounting, travel and marketing costs in connection with the Reorganizations and this offering. As of June 30, 1997, such expenses had been funded primarily by the proceeds received from the issuance of $3.5 million in Convertible Notes. In addition, during 1996, APPI borrowed $0.4 million in the form of notes from its stockholders. As of June 30, 1997, these notes had been fully paid.


     APPI has recorded a full valuation allowance against its deferred tax assets because of its current financial condition, its limited operating history and its operating losses recorded to date. If the Company does achieve profitability in the future, the valuation allowance will be reduced by a credit to income.

  Pro Forma


     As discussed in the notes to the unaudited pro forma combined statement of operations, the revenue of the Company will consist primarily of fees under the Service Agreements. The revenue included in the pro forma financial statements are those that would have been earned based on the operating results of the Founding Affiliated Practices in 1996 and for the six months ended June 30, 1997 assuming that the Reorganizations and this offering had been completed as of January 1, 1996. The pro forma service fee revenue of $90.2 million for the year ended December 31, 1996 and $50.6 for the six months ended June 30, 1997 is based on the service fees that would have been payable had the Service Agreements been in effect for such periods.



     The total pro forma operating expenses for the year ended December 31, 1996 and for the six months ended June 30, 1997 do not reflect cost reductions which the Company intends to seek or the addition of corporate costs associated with the Company's anticipated expanded infrastructure.



     Pro forma income taxes assume that the Company had operated as a taxpaying entity for the year ended December 31, 1996 and for the six months ended June 30, 1997, subject to an effective combined federal and state income tax rate of 40%.

  Liquidity and Capital Resources


     If the Reorganizations and this offering had occurred on June 30, 1997, the Company would have had pro forma working capital of $5.7 million (assuming an initial offering price of $15.00 per share and after giving effect to the use of proceeds from this offering in the manner set forth in "Use of Proceeds.")



     The Company anticipates making capital expenditures during the remainder of 1997 of approximately $7.0 million, primarily for the purchase of imaging and teleradiology equipment. In addition to these capital expenditures, the Company is working to establish relationships with third-party vendors regarding the potential purchase and implementation of management information systems that could involve additional expenditures of approximately $2.4 million during the remainder of 1997 and thereafter. The net cash proceeds of this offering, combined with cash flow from operations, are expected by the Company to be sufficient to fund anticipated capital expenditures and ongoing operations of the Company through the end of 1997. The Company also expects to make acquisitions of the assets of practices during 1997 that will involve the use of cash and Common Stock. The Company has obtained a commitment letter for a $100,000,000 credit facility (the "Credit Facility"), from GE Capital Corporation ("GECC"). The Company and GECC have substantially completed negotiations regarding a credit agreement for the Credit Facility and are in the process of negotiating ancillary credit documents. The Company anticipates that such Credit Facility will be effective concurrently with the closing of this offering and, when combined with the Company's cash from operations, will be utilized for capital expenditures and other general corporate purposes, including future acquisitions.



     Under the proposed terms of the Credit Facility, the Company will pay a commitment fee, which will be capitalized and amortized as an adjustment to interest expense using the effective interest method. The interest rate under the Credit Facility is, at the Company's option, (i) reserve adjusted LIBOR plus 1.375%, or (ii) the prime rate plus 0.375%. The Credit Facility, which expires six years from the closing date of the facility, includes certain restrictive covenants including prohibitions on the payment of dividends and the maintenance of certain financial ratios (including minimum debt-service coverage and maximum debt-to-EBITDA, as defined). At the date of this filing, there are no borrowings under the Credit Facility. Subsequent to the completion of this offering, the Company intends to borrow approximately $22,000,000 under the Credit Facility to refinance existing indebtedness of the Founding Affiliated Practices and fund working capital.



     The Company anticipates that funds generated from this offering, after giving effect to the use of proceeds from this offering in the manner set forth in "Use of Proceeds", funds generated from operations, cash and cash equivalents, and funds available under the Credit Facility will be sufficient to meet the Company's working capital requirements and debt obligations and to finance any necessary capital expenditures and acquisitions for the foreseeable future. Expansion of the Company's business through acquisitions may require additional funds, which, to the extent not provided by internally-generated sources, cash, and the Credit Facility, would require the Company to seek additional debt or equity financing.



     The Company intends to call the Convertible Notes for redemption upon completion of this offering. Upon the call, the Convertible Notes may, at the election of the noteholders of at least 50% of the outstanding principal amount, be converted into shares of Common Stock at a conversion price of $8.00 per share. The Company believes that all of the holders of the Convertible Notes will elect to convert to Common Stock prior to the redemption. In the event that some or all of the holders of the Convertible Notes fail to convert their respective Convertible Notes into Common Stock, the Company intends to make the redemption payment of up to $3,500,000 plus accrued interest with the proceeds from the proposed Credit Facility.



FOUNDING AFFILIATED PRACTICES


ADVANCED RADIOLOGY, LLC AND SUBSIDIARY


  Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996



     Medical service revenue, net increased by $7.9 million or 34% to $31.1 million for the six month period ended June 30, 1997 from $23.2 million for the six month period ended June 30, 1996. This increase was attributable to the addition of two new radiology groups in April 1996 and January 1997, new hospital management contracts and an increase in procedures and/or covered lives at existing facilities.


     Costs of affiliated physician services of $2.3 million and $1.6 million (remained consistent at 7% of medical service revenue, net) for the six months ended June 30, 1997 and 1996, respectively, included all compensation to non-owner physicians, as well as certain benefits, educational and travel costs paid to non-owner and owner physicians. The increase was due to additional non-owner physician salaries paid in relation to hospital management contracts. Physician owners' compensation was recorded as a distribution of the company's equity. Such amounts were determined based on cash earnings available for distribution, including cash to be realized from the collection of accounts receivable.



     Practice salaries, wages and benefits increased by $2.1 million or 38% to $7.7 million for the six months ended June 30, 1997 from $5.6 million for the six months ended June 30, 1996. This change resulted from increases in the number of employees required to support the additional radiology practices and new hospital management contracts. The percentage of practice salaries, wages and benefits to medical service revenue, net was 25% and 24% for the six months ended June 30, 1997 and 1996, respectively.



     Practice supplies of $1.8 million and $1.6 million for the six months ended June 30, 1997 and 1996, respectively, were 6% and 7%, respectively, of medical service revenue, net. Practice rent and lease expense of $1.6 million and $1.3 million for the six months ended June 30, 1997 and 1996, respectively, remained consistent at 5% of medical service revenue, net. Depreciation and amortization expense of $2.0 million and $1.7 million for the six months ended June 30, 1997 and 1996, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $3.5 million and $2.7 million for the six months ended June 30, 1997 and 1996, respectively, remained consistent at 11% of medical service revenue, net. Interest expense increased by $0.1 million or 45% to $0.4 million for the six months ended June 30, 1997 from $0.3 million for the six months ended June 30, 1996 due to an increase in debt attributable to the addition of a radiology group in April 1996 and teleradiology equipment purchased in 1996.


  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Medical service revenue, net increased by $14.3 million or 38% to $51.7 million for the year ended December 31, 1996 from $37.4 million for the year ended December 31, 1995. This increase was attributable to the addition of a radiology group in April 1996, new hospital management contracts and an increase in procedures and/or covered lives at existing facilities.

     Costs of affiliated physician services of $2.3 million (4% of medical service revenue, net) and $0.8 million (2% of medical service revenue, net) for the years ended December 31, 1996 and 1995, respectively, included all compensation to non-owner physicians, as well as certain benefits, educational and travel costs paid to non-owner and owner physicians. The increase was due to additional non-owner physician salaries paid in relation to hospital management contracts. In addition, during 1996, the company acquired a radiology practice whose physicians were paid a salary during a portion of the year. Physician owners' compensation was recorded as a distribution of the company's equity. Such amounts were determined based on cash earnings available for distribution, including cash to be realized from the collection of accounts receivable.

     Practice salaries, wages and benefits increased by $2.3 million or 23% to $12.3 million for the year ended December 31, 1996 from $10.1 million for the year ended December 31, 1995. This increase resulted from the increase of employees related to the addition of a radiology practice and the addition of employees required to support new hospital management contracts. The percentage of practice salaries, wages and benefits to medical service revenue, net was 24% for the year ended December 31, 1996 and 27% for the year ended December 31, 1995.

     Practice supplies of $3.2 million and $2.6 million for the years ended December 31, 1996 and 1995, respectively, were 6% and 7%, respectively, of medical service revenue, net. Practice rent and lease expense of $2.3 million and $2.2 million for the years ended December 31, 1996 and 1995, respectively, were 4% and 6%, respectively, of medical service revenue, net. Depreciation and amortization expense of $3.4 million and $3.0 million for the years ended December 31, 1996 and 1995, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $6.3 million and $4.2 million for the years ended December 31, 1996 and 1995, respectively, were 12% and 11%, respectively, of medical service revenue, net. Interest expense decreased by $0.3 million or 25% to $0.8 million for the year ended December 31, 1996 from $1.0 million for the year ended December 31, 1995 due to a decrease in the average cost of funds to the company.

  Year Ended December 31, 1995 as Compared to Year Ended December 31, 1994

     The company was formed through the merger of five existing radiology practices and began operations on January 1, 1995. Each practice contributed certain assets (primarily fixed assets and investments in joint ventures) and the debt related to those assets in exchange for ownership interests in the company. The initial formation was accounted for using purchase accounting under the provisions of APB No. 16. Based on the asset sizes of the individual contributed radiology practices, one practice was identified as the acquirer, and, accordingly, all balances prior to January 1, 1995, represent the activities of this practice on a stand-alone basis. All significant changes in operations for the year ended December 31, 1995 as compared to the year ended December 31, 1994, other than as discussed below are the result of this organizational change.

     Costs of affiliated physician services decreased $7.9 million or 91% to $0.8 million for the year ended December 31, 1995 from $8.8 million for the year ended December 31, 1994. As a result of the merger discussed above, the company changed its methodology of paying physician owners. In 1994, compensation and benefits paid or payable to owner and non-owner physicians was recorded as an expense. In 1995, physician owners' compensation was recorded as a distribution of the company's equity.

THE IDE GROUP, P.C.


  Year Ended June 30, 1997 as Compared to Year Ended June 30, 1996



     Revenues increased $0.9 million or 3% to $26.9 million for the year ended June 30, 1997 from $26.0 million for the year ended June 30, 1996 due an increase in the number of procedures performed.



     Costs of affiliated physician services of $15.1 million and $11.5 million for the years ended June 30, 1997 and 1996, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution. Such amounts were 56% and 44%, respectively, of medical service revenue, net for the years ended June 30, 1997 and 1996.



     Practice salaries, wages and benefits of $3.2 million and $3.1 million for the years ended June 30, 1997 and 1996 remained consistent at 12% of medical service revenue, net. Depreciation and amortization expense of $0.5 million and $0.8 million for the years ended June 30, 1997 and 1996, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses decreased $0.3 million or 7% to $3.1 million for the year ended June 30, 1997 from $3.4 million for the year ended June 30, 1996 due to cost savings from new equipment maintenance contracts.


  Year Ended June 30, 1996 as Compared to Year Ended June 30, 1995

     Revenues increased $0.5 million or 2% to $26.0 million for the year ended June 30, 1996 from $25.5 million for the year ended June 30, 1995 due to an increase in the number of procedures performed which resulted from the establishment of a new facility.

     Costs of affiliated physician services of $11.5 million and $10.9 million for the years ended June 30, 1996 and 1995, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution. Such amounts remained consistent at 44% and 43%, respectively, of medical service revenue, net for the years ended June 30, 1996 and 1995.

     Practice salaries, wages and benefits of $3.1 million for each of the years ended June 30, 1996 and 1995 remained consistent at 12% of medical service revenue, net. Depreciation and amortization expense of

$0.8 million for each of the years ended June 30, 1996 and 1995 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $3.4 million and $3.2 million for the years ended June 30, 1996 and 1995, respectively, remained consistent at 13% of medical service revenue, net.

  Year Ended June 30, 1995 as Compared to Year Ended June 30, 1994

     Revenues increased $1.2 million or 5% to $25.5 million for the year ended June 30, 1995 from $24.3 million for the year ended June 30, 1994 due to an increase in the number of procedures performed.

     Costs of affiliated physician services of $10.9 million and $10.3 million for the years ended June 30, 1995 and 1994, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution. Such amounts remained consistent at 43% and 42%, respectively, of medical service revenue, net for the years ended June 30, 1995 and 1994.

     Practice salaries, wages and benefits of $3.1 million and $3.0 million for the years ended June 30, 1995 and 1994, respectively, remained consistent at 12% of medical service revenue, net. Depreciation and amortization expense of $0.8 million and $0.7 million for the years ended June 30, 1995 and 1994, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $3.2 million and $2.8 million for the years ended June 30, 1995 and 1994, respectively, were 13% and 12%, respectively, of medical service revenue, net.

M&S X-RAY PRACTICES


  Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996



     Medical service revenue, net decreased by $0.5 million or 6% to $7.0 million for the six months ended June 30, 1997 from $7.5 million for the six months ended June 30, 1996. The decrease was attributable to a decrease in the number of procedures performed.



     Costs of affiliated physician services of $3.5 million (50% of medical service revenue, net) and $3.9 million (53% of medical service revenue, net) for the six months ended June 30, 1997 and 1996, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.



     Practice salaries, wages and benefits increased $0.6 million or 148% to $1.0 million for the six months ended June 30, 1997 from $0.4 million for the six months ended June 30, 1996. For the six months ended June 30, 1996, an outside management company paid all administrative salaries of the company. During 1997, these salaries were paid by the company.



     Practice rent and lease expense remained consistent at 2% of medical service revenue, net for the six months ended June 30, 1997 and 1996. Depreciation and amortization expense decreased $0.2 million or 56% to $0.1 million for the six months ended June 30, 1997 from $0.3 million for the six months ended June 30, 1996 as certain assets became fully depreciated. The company had no material changes in the composition of fixed assets or depreciation methods. Other practice expenses decreased $0.7 million or 53% to $0.6 million for the six months ended June 30, 1997 from $1.3 million for the six months ended June 30, 1996 due to a reduction in fees paid to an outside management company.


  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Medical service revenue, net increased by $0.1 million or 0.4% to $14.8 million for the year ended December 31, 1996 from $14.7 million for the year ended December 31, 1995 reflecting a consistent level of operations.

     Investment income from joint ventures of $0.6 million and $0.2 million for the years ended December 31, 1996 and 1995, respectively, represented the company's 49% interest in the earnings of three joint ventures. The increase was attributable to increased volume at each of the joint ventures.

     Other revenue increased by $0.1 million or 21% to $0.4 million for the year ended December 31, 1996 from $0.3 million for the year ended December 31, 1995 due to increased management fees earned from joint ventures. Management fees were computed as a percentage of cash collections; therefore, as earnings of the joint ventures increase, the related management fees also increase.

     Costs of affiliated physician services of $8.7 million (59% of medical service revenue, net) and $8.9 million (60% of medical service revenue, net) for the years ended December 31, 1996 and 1995, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.

     Practice salaries, wages and benefits increased $0.1 million or 9% to $1.3 million for the year ended December 31, 1996 from $1.2 million for the year ended December 31, 1995. For seven months of 1995, an outside management company paid all administrative salaries of the company. During 1996, five months of administrative salaries were paid by the outside management company.

     Practice supplies increased $0.1 million or 18% to $0.6 million for the year ended December 31, 1996 from $0.5 million for the year ended December 31, 1995 due to increased costs of certain supplies. Practice rent and lease expense remained consistent at 2% of medical service revenue, net for the years ended December 31, 1996 and 1995. Depreciation and amortization expense decreased $0.3 million or 30% to $0.7 million for the year ended December 31, 1996 from $1.0 million for the year ended December 31, 1995 as certain assets became fully depreciated. The company had no material changes in the composition of fixed assets or depreciation methods. Other practice expenses decreased $0.4 million or 19% to $1.5 million for the year ended December 31, 1996 from $1.9 million for the year ended December 31, 1995 due to a reduction in fees paid to an outside management company.

PACIFIC IMAGING CONSULTANTS


  Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996



     Medical service revenue, net increased $1.4 million or 26% to $7.0 million for the six months ended June 30, 1997 from $5.6 million for the six months ended June 30, 1996. This increase is largely attributable to the addition of a new hospital contract which resulted in an increase in the number of procedures performed.



     Costs of affiliated physician services of $4.1 million (58% of medical service revenue, net) and $2.9 million (52% of medical service revenue, net) for the six months ended June 30, 1997 and 1996, respectively, included physician compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on earnings available for distribution. This increase is primarily due to the hiring of three new physicians and two other employees subsequent to June 30, 1996.



     Practice salaries, wages and benefits of $1.0 million and $0.8 million for the six months ended June 30, 1997 and 1996, respectively, were 14% and 15%, respectively, of medical service revenue, net. Practice supplies of $0.2 million for each of the six months ended June 30, 1997 and 1996 remained constant at 4% of medical service revenue, net. Depreciation and amortization expense of $0.5 million for each of the six months ended June 30, 1997 and 1996 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $1.0 million and $0.8 million for the six months ended June 30, 1997 and 1996, respectively, were 14% and 15%, respectively, of medical service revenue, net. Interest expense of $0.2 million for each of the six months ended June 30, 1997 and 1996, was 2% and 4%, respectively, of medical service revenue, net.


  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Medical service revenue, net increased $1.9 million or 17% to $13.1 million for the year ended December 31, 1996 from $11.2 million for the year ended December 31, 1995 due primarily to increased revenue under capitated contracts. In September 1995, the company signed a significant capitation contract. Revenues under this contract were $1.4 million greater for the year ended December 31, 1996 as compared to the year ended December 31, 1995. The remaining increase in revenue was the result of an increased number of procedures performed and covered lives.

     Costs of affiliated physician services of $7.2 million (55% of medical service revenue, net) and $5.9 million (52% of medical service revenue, net) for the years ended December 31, 1996 and 1995, respectively, included physician compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on earnings available for distribution.

     Practice salaries, wages and benefits were $1.8 million and $1.6 million for the years ended December 31, 1996 and 1995, respectively, representing 14% of medical service revenue, net for each year. Practice supplies of $0.6 million and $0.5 million for the years ended December 31, 1996 and 1995, respectively, remained consistent at 4% of medical service revenue, net. Practice rent and lease expense of $0.4 million for each of the years ended December 31, 1996 and 1995 remained consistent at 3% of medical service revenue, net. Depreciation and amortization expense of $1.0 million for each of the years ended December 31, 1996 and 1995 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $1.9 million and $1.7 million for the years ended December 31, 1996 and 1995, respectively, remained consistent at 15% of medical service revenue, net. Interest expense decreased $0.2 million or 34% to $0.3 million for the year ended December 31, 1996 from $0.5 million for the year ended December 31, 1995 due to a decrease in the average debt outstanding, as well as a reduction in the average interest rates applied. These reductions were achieved through a debt refinancing which occurred in August 1996.

RADIOLOGY AND NUCLEAR MEDICINE, P.A.


  Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996



     Medical service revenue, net increased $0.3 million or 5% to $6.9 million for the six months ended June 30, 1997 from $6.6 million for the six months ended June 30, 1996. This increase was attributable to the addition, in July 1996, of a new hospital at which the company provided services.



     Costs of affiliated physician services of $4.1 million and $4.0 million (remained consistent at 60% of medical service revenue, net) for the six months ended June 30, 1997 and 1996, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.



     Practice salaries, wages and benefits remained consistent at $0.7 million for each of the six months ended June 30, 1997 and 1996. Such amounts remained consistent at 10% of medical service revenue, net. Other practice expenses of $0.4 million for each of the six months ended June 30, 1997 and 1996 remained consistent at 6% of medical service revenue, net.


  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Medical service revenue, net decreased $0.3 million or 2% to $13.4 million for the year ended December 31, 1996 from $13.7 million for the year ended December 31, 1995. Although the company had a slight increase in volume of services rendered, reimbursement rates from certain payor groups declined.

     Costs of affiliated physician services of $10.3 million (76% of medical service revenue, net) and $10.7 million (78% of medical service revenue, net) for the years ended December 31, 1996 and 1995, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.

     Practice salaries, wages and benefits of $1.7 million and $1.8 million for the years ended December 31, 1996 and 1995, respectively, remained consistent as 13% of medical service revenue, net. Practice supplies of $0.3 million and $0.4 million for the years ended December 31, 1996 and 1995, respectively, were 2% and 3% of medical service revenue, net, respectively. Depreciation and amortization expense of $0.2 million for each of the years ended December 31, 1996 and 1995 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $0.8 million for each of the years ended December 31, 1996 and 1995 remained consistent at 6% of medical service revenue, net.

ROCKLAND RADIOLOGICAL GROUP, P.C.


  Nine Months Ended June 30, 1997 as Compared to Nine Months Ended June 30, 1996



     Medical service revenue, net increased by $2.0 million or 17% to $13.6 million for the nine months ended June 30, 1997 from $11.6 million for the nine months ended June 30, 1996. This increase was attributable to the addition of new equipment at the company's imaging centers which resulted in an increase in procedures performed.



     Costs of affiliated physician services of $4.8 million for each of the nine months ended June 30, 1997 and 1996, were 35% and 42%, respectively, of medical service revenue, net. Such amounts included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.



     Practice salaries, wages and benefits of $3.5 million and $3.0 million for the nine months ended June 30, 1997 and 1996, respectively, remained consistent at 26% of medical service revenue, net. Practice supplies of $1.0 million and $0.9 million for the nine months ended June 30, 1997 and 1996, respectively, remained consistent at 7% of medical service revenue, net. Depreciation and amortization expense of $1.1 million and $1.0 million for the nine months ended June 30, 1997 and 1996, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $2.6 million and $1.9 million for the nine months ended June 30, 1997 and 1996, respectively, were 19% and 16%, respectively, of medical service revenue, net.


  Year Ended September 30, 1996 as Compared to Year Ended September 30, 1995

     Medical service revenue, net decreased by $0.5 million or 3% to $17.3 million for the year ended September 30, 1996 from $17.8 million for the year ended September 30, 1995. Although the company had a slight increase in volume of services rendered, reimbursement rates from certain payor groups declined.

     Costs of affiliated physician services of $6.1 million (35% of medical service revenue, net) and $7.1 million (40% of medical service revenue, net) for the years ended September 30, 1996 and 1995, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.

     Practice salaries, wages and benefits of $4.3 million and $4.1 million for the years ended September 30, 1996 and 1995, respectively, were 25% and 23%, respectively, of medical service revenue, net. Practice supplies of $1.1 million and $1.2 million for the years ended September 30, 1996 and 1995, respectively, remained consistent at 7% of medical service revenue, net. Practice rent and lease expense of $0.1 million and $0.2 million for the years ended September 30, 1996 and 1995, respectively, remained consistent at 1% of medical service revenue, net. Depreciation and amortization expense of $1.4 million and $1.6 million for the years ended September 30, 1996 and 1995, respectively, reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $3.6 million and $4.0 million for the years ended September 30, 1996 and 1995, respectively, were 21% and 22%, respectively, of medical service revenue, net. Interest expense decreased $0.1 million or 17% to $0.6 million for the year ended September 30, 1996 from $0.7 million for the year ended September 30, 1995 due to reduced interest costs on capital lease obligations.

  Year Ended September 30, 1995 as Compared to Year Ended September 30, 1994

     Medical service revenue, net increased $2.7 million or 18% to $17.8 million for the year ended September 30, 1995 from $15.1 million for the year ended September 30, 1994. This increase was attributable to increased procedures performed at existing facilities, as well as the addition of contracts to perform radiological services at new facilities.

     Costs of affiliated physician services of $7.1 million (40% of medical service revenue, net) and $3.7 million (24% of medical service revenue, net) for the years ended September 30, 1995 and 1994, respectively, included compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on cash earnings available for distribution.

     Practice salaries, wages and benefits increased $0.2 million or 5% to $4.1 million for the year ended September 30, 1995 from $3.9 million for the year ended September 30, 1994. These expenses were 23% and 26% of medical service revenue, net.

     Practice supplies increased $0.6 million or 96% to $1.2 million for the year ended September 30, 1995 from $0.6 million for the year ended September 30, 1994 due to an increased volume of procedures. Practice rent and lease expense of $0.2 million for each of the years ended September 30, 1995 and 1994 remained consistent at 1% of medical service revenue, net. Depreciation and amortization expenses of $1.6 million for each of the years ended September 30, 1995 and 1994 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $4.0 million and $3.6 million for the years ended September 30, 1995 and 1994, respectively, were 22% and 24%, respectively, of medical service revenue, net. Interest expense decreased $0.4 million to $0.7 million for the year ended September 30, 1995 from $1.1 million for the year ended September 30, 1994 due to reduced interest costs on capital lease obligations.

VALLEY RADIOLOGY MEDICAL GROUP


  Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996



     Medical service revenue, net increased $0.4 million or 8% to $5.9 million for the six months ended June 30 , 1997 from $5.5 million for the six months ended June 30, 1996 due primarily due to the opening of an imaging center in March 1996.



     Costs of affiliated physician services of $2.7 million (46% of medical service revenue, net) and $2.6 million (47% of medical service revenue, net) for the six months ended June 30, 1997 and 1996, respectively, included physician compensation and benefits paid or payable to owner and non-owner physicians during the period. The increase is related to the opening of another imaging center in March 1996. The physician owners determined such payments based on earnings available for distribution.



     Practice salaries, wages and benefits of $1.2 million and $1.1 million for the six months ended June 30, 1997 and 1996, respectively, remained consistent at 21% of medical service revenue, net. Practice rent and lease expense of $0.2 million for each of the six months ended June 30, 1997 and 1996, respectively, remained consistent at 4% of medical service revenue, net. Other practice expenses of $0.7 million for each of the six months ended June 30, 1997 and 1996, were 12% and 13%, respectively, of medical service revenue, net.


  Year Ended December 31, 1996 as Compared to Year Ended December 31, 1995

     Medical service revenue, net increased $0.8 million or 8% to $11.0 million for the year ended December 31, 1996 from $10.2 million for the year ended December 31, 1995 due to an increase in volume of services provided as a result of the establishment of a new facility.

     Costs of affiliated physician services of $5.4 million (49% of medical service revenue, net) and $5.5 million (54% of medical service revenue, net) for the years ended December 31, 1996 and 1995, respectively, included physician compensation and benefits paid or payable to owner and non-owner physicians during the period. The physician owners determined such payments based on earnings available for distribution.

     Practice salaries, wages and benefits of $2.6 million and $2.3 million for the years ended December 31, 1996 and 1995, respectively, were 24% and 22%, respectively, of medical service revenue, net. Practice supplies of $0.4 million and $0.2 million for the years ended December 31, 1996 and 1995, respectively, were 3% and 2%, respectively, of medical service revenue, net. Practice rent and lease expense of $0.4 million and $0.5 million for the years ended December 31, 1996 and 1995, respectively, were 4% and 5%, respectively, of medical service revenue, net. Depreciation and amortization expense of $0.2 million for each of the years ended December 31, 1996 and 1995 reflects no material changes in the composition of fixed assets or depreciation methods. Other practice expenses of $1.3 million and $1.4 million for the years ended December 31, 1996 and 1995, respectively, were 12% and 14%, respectively, of medical service revenue, net. Interest expense of $0.1 million for each of the years ended December 31, 1996 and 1995, respectively, remained consistent at 1% of medical service revenue, net.

                                    BUSINESS

GENERAL


     The Company was formed in April 1996 to provide physician practice management and administrative services to radiology practices with a focus on the development, consolidation and management of integrated radiology and imaging center networks. Upon completion of this offering, the Company will provide practice management services to seven radiology practices consisting of 223 physicians practicing at 42 hospitals and 65 diagnostic imaging centers ("ICs") in California, Kansas, Maryland, New York and Texas. The Company will derive its revenue from the provision of management, administrative, technical and other non-medical services to the Affiliated Practices.



     The typical relationship with an Affiliated Practice would involve the acquisition by the Company of all of the non-medical assets (tangible and intangible) of the Affiliated Practice and entry into a long-term Service Agreement with the Affiliated Practice at the time of acquisition pursuant to which the Company would provide a wide range of management, administrative, technical and non-medical services in exchange for a service fee. If the Affiliated Practice owns and operates an IC, the Company would typically acquire all of the IC-related assets (e.g., x-ray, MRI and CT equipment). As a result, the Affiliated Practice would rely on the Company to provide all necessary non-medical business and administrative services and the Affiliated Practice would continue to employ all of the professional personnel (i.e. the radiologists) who would continue to provide professional medical services for and on behalf of the Affiliated Practice.


     The Founding Affiliated Practices provide a wide range of diagnostic and therapeutic services, including x-ray and fluoroscopy, magnetic resonance imaging, computed tomography, mammography, ultrasound, nuclear medicine, radiation oncology and interventional radiology. The Founding Affiliated Practices were selected based on a variety of factors, including: physician and practice credentials and reputation; competitive market position; subspecialty mix of physicians; historical financial performance and growth potential; and willingness to embrace the Company's vision and philosophy regarding the provision of radiology services. The Company intends to provide Affiliated Practices with the necessary capital resources and expertise to invest in new technologies, complete consolidating acquisitions, implement sophisticated management information systems, promote efficient practice patterns, develop coordinated marketing efforts and realize purchasing economies of scale.

     The Company's objective is to develop integrated networks of radiology groups and ICs that can provide wide geographic coverage and subspecialty expertise. The Company intends to provide the networks with sophisticated management, state-of-the-art information systems and appropriate capital for expansion. The Company's strategy is to (i) emphasize quality service, (ii) expand within its selected markets, (iii) improve operating efficiencies within the Affiliated Practices and (iv) expand into new regional markets through acquisitions of or affiliations with additional radiology practices and ICs.


     The Company was incorporated in Delaware in April 1996, and prior to this offering has not conducted any significant operations. In connection with the Reorganizations, APPI will acquire certain assets and liabilities of, and enter into long-term Service Agreements with, the Founding Affiliated Practices. Pursuant to the Service Agreements, the Company will provide management, administrative, technical and non-medical business services to the Founding Affiliated Practices in exchange for a service fee. The Service Agreements have a 40-year term, subject to earlier termination under certain circumstances. See "-- Service Agreements" and "Certain Transactions -- The Reorganizations."


INDUSTRY BACKGROUND

  Market Overview

     The Health Care Financing Administration estimates that national health care spending in 1995 was approximately $1 trillion, including approximately $200 billion for physician services and an additional $600 billion for health care expenditures under the control or influence of physicians. According to the American College of Radiology, an estimated 350 million radiological procedures were performed in the

United States during 1995. Total spending on radiology services including diagnostic imaging, interventional radiology and radiation oncology was estimated at $56 to $70 billion according to a 1995 report prepared by SMG Marketing Group. Diagnostic imaging, including interventional radiology procedures, accounted for approximately 82% of the aggregate amount spent on radiological services performed in the United States, with radiation oncology services accounting for approximately 18%.


     Fees charged for diagnostic imaging, interventional radiology and radiation oncology procedures consist generally of a technical component relating to facilities, equipment and non-physician personnel and a professional component consisting of fees paid to physicians for the interpretation of diagnostic images, the performance of interventional radiology procedures and the treatment of radiation oncology patients. Technical facilities are located within hospitals and in approximately 2,200 outpatient centers throughout the United States. Professional radiology services are provided by board certified radiologists, general practitioners and other specialists. There are approximately 3,200 radiology groups in the United States comprised of approximately 27,000 practicing radiologists. These groups have a typical size of six members, but vary in size up to approximately 100 physicians serving a specific market. Approximately 88% of all radiologists perform diagnostic procedures, including interventional radiology procedures, and approximately 12% practice radiation oncology.


  Radiology

     In general, radiology includes diagnostic imaging, interventional radiology and radiation oncology. Imaging procedures use energy waves to penetrate human tissue and generate images of the body, which can be recorded on film or digitized for display on a video monitor. Diagnostic imaging procedures are used to diagnose diseases and physical injuries and are performed in hospitals, physicians' offices, outpatient centers and ICs. Interventional radiology procedures include the use of radiological methods to monitor and guide catheters, stents, drains and needles to open clogged vessels, relieve obstructed kidneys, perform biopsies of mass lesions, drain abscess collections and lower pressure in certain vessels. Generally, these interventional procedures are more time efficient, more cost-effective and less invasive than surgical alternatives and have historically been performed in a hospital setting to enable utilization of hospital support services. Radiation oncology procedures use a variety of radiation sources to treat cancer and/or relieve pain caused by certain tumors and are performed in hospitals and free-standing outpatient centers.

     The principal diagnostic imaging modalities include the following, all of which are non-invasive:

          General Radiology: X-Ray and Fluoroscopy. X-rays utilize roentgen rays to penetrate the body and record images of organs and structures on film. Fluoroscopy utilizes ionizing radiation combined with a video viewing system for real time monitoring of organs. X-ray and fluoroscopy are the most frequently used imaging modalities.

          Computed Tomography ("CT"). CT utilizes a computer to direct the movement of an x-ray tube to produce multiple cross sectional images of a particular organ or area of the body. CT is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections. CT provides higher resolution images than conventional x-rays, but generally not as well defined as those produced by magnetic resonance.

          Magnetic Resonance Imaging ("MRI"). MRI utilizes a strong magnetic field in conjunction with low energy electromagnetic waves which are processed by a computer to produce high-resolution images of body tissue including the brain, spine, abdomen, heart and extremities. Unlike CT and conventional x-rays, MRI does not utilize ionizing radiation, which can cause tissue damage in high doses.

          Mammography. Mammography is a specialized form of radiology utilizing low dosage x-rays to visualize breast tissue and is the primary screening tool for breast cancer. Mammography procedures also include the biopsy of cells to assist in the diagnosis of breast cancer.

          Ultrasound. Ultrasound imaging utilizes high-frequency sound waves to develop images of internal organs, unborn fetuses and the vascular system. Ultrasound has widespread applications, particularly for procedures in obstetrics, gynecology and cardiology.

          Nuclear Medicine. Nuclear medicine utilizes short-lived radioactive isotopes which release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions.

  Trends In Radiology


     Technological Advancements. The Company believes that advances in technology, including the development and continued enhancements of MRI, CT, nuclear medicine, ultrasound and interventional radiology have contributed to the growth of the diagnostic imaging industry. These technological advances have resulted in increased professional and technical utilization and have produced diagnostic procedures that are safer, more accurate and less-invasive than techniques previously utilized. While traditional x-rays continue to be the primary imaging modality based on the number of procedures performed, the use of advanced diagnostic imaging modalities such as MRI and CT has increased rapidly in recent years because these modalities allow physicians to diagnose a wide variety of diseases and injuries quickly and accurately without exploratory surgery or other surgical or invasive procedures, which are usually more expensive, involve greater risk to the patient and result in longer rehabilitation time. As a result, hospital days are shortened or eliminated and time lost from work is significantly reduced. In addition, diagnostic imaging is increasingly used as a screening tool for preventive care. The Company believes that future technological advances will enhance the ability of radiologists to diagnose and direct treatment, thereby lowering overall health care costs.



     Recent technological advancements include: magnetic resonance spectroscopy, which can differentiate malignant from benign lesions; magnetic resonance angiography, which can produce three-dimensional images of body parts and assess the status of blood vessels; spiral computed tomography, which permits three-dimensional images of body parts; monoclonal antibody studies utilizing nuclear medicine to localize certain cancers that would otherwise be difficult to detect or treat; and the development of teleradiology, which digitally transmits radiological images from one location to another for interpretation. The Company believes that the utilization of both the diagnostic and therapeutic capabilities of radiology will continue to increase because of its cost-effective, time-efficient and risk/benefit advantages over alternative procedures (including surgery) and that newer technologies and future technological advancements will result in further sub-specialization and increased utilization of professional and technical radiological services.



     Reimbursement Patterns. Payment for radiology services comes primarily from third-party payors such as private insurers (including traditional indemnity insurance plans), managed care plans (including HMOs and PPOs) and governmental payors (including Medicare and Medicaid). Historically, radiologists and other physicians generally provided medical services on a fee-for-service basis. The fee-for-service model provides few incentives for the efficient utilization of resources and has contributed to increases in health care costs at rates significantly higher than inflation. As managed care entities and other payors have focused on providing care in a more cost-effective manner, they have demanded and received significant discounts from fee-for-service rates charged for radiological procedures. As a result, physicians have seen a decrease in per procedure reimbursements from managed care and governmental entities for such procedures. More recently, payors have focused on shifting more of the financial risk for the provision of cost-effective services to providers through capitation and other risk-sharing arrangements. Significant changes of this type will require the Company to become more actively involved in assisting its Affiliated Practices in developing practice guidelines and appropriateness criteria and managing the utilization of radiological procedures.



     The Company believes that the shift in financial risk from payors to providers decreases the attractiveness of under-utilized imaging equipment within a general practitioner's office and will accelerate the centralization of resources to high-volume centers. According to an article published in the American Journal of Radiology in 1993, approximately 64% of all radiological procedures (primarily x-rays and ultrasound) performed in freestanding ICs and physicians' offices were performed by non-radiologist physicians including internists, family and general practitioners and orthopedists. The Company believes that the general diagnostic imaging services performed by non-radiologists may be directed to radiologists by managed care entities seeking to have services performed at the lowest overall cost. As a result, the Company believes that managed care entities, provided with utilization reports, will focus on reducing costs by shifting radiological procedures performed by non-radiologists to radiologists.


     Consolidation of ICs. Concurrent with the growth of managed care and strict controls on Medicare reimbursement for inpatient costs, diagnostic imaging services began to shift from hospital settings to ICs in the early 1980s. While many of these ICs were developed by physicians and hospitals, a subsequent change in federal law restricted the referral of patients by a physician to a facility in which the physician maintained an ownership interest. As a result, many physicians sold their interests in ICs to hospitals, radiologists and companies engaged exclusively in the ownership, operation and management of ICs. The Company believes that many of these entities have and will continue to consolidate the ownership of ICs.

     Referral Sources. Non-radiologists, including specialists and primary care physicians, direct the utilization of radiology services. Most industry marketing has been focused on developing relationships with these referring physicians. As more patients move to managed care plans, the Company believes physicians will have fewer referral options for diagnostic imaging procedures. In addition, the Company believes that managed care entities will increasingly demand that providers of radiology services share in the financial risks associated with providing services for the lives covered by the managed care entities. As the choices for radiology referrals decrease, the Company believes that quality of care, subspecialty expertise and patient and referring physician satisfaction will be important factors in determining referral patterns.

     Trends in Radiology Organizations. The trends toward managed care, cost containment and health care consolidation have combined to limit the number of positions available and the salaries paid to radiologists. In addition, small independent physician groups and individual practices are typically at a competitive disadvantage to larger associations or networks of physicians because they lack the capital necessary to (i) expand the geographic coverage of the practice and the imaging modalities offered, (ii) develop state-of-the-art information systems and (iii) purchase costly new imaging technologies, each of which can improve quality of care and reduce costs. Generally, they also lack the cost accounting and quality management systems necessary to allow physicians to price and monitor complex risk-sharing arrangements with third-party payors. Additionally, small to medium-sized groups and individual practices often do not have contractual ties with other providers nor do they have the ability to offer a broad range of subspecialty imaging services. Small practices often have higher operating costs (since overhead must be spread over a relatively small revenue base) and minimal vendor purchasing power. In order to remain competitive in the changing medical service environment, radiologists are beginning to affiliate with or create larger organizations by adding radiologists to their groups, creating or joining a network or an independent physician association or affiliating with a physician practice management entity such as the Company.

BUSINESS STRATEGY

     The Company's objective is to develop integrated networks of radiology groups and ICs that can provide wide geographic coverage and subspecialty expertise. The Company intends to provide the networks with sophisticated management, state-of-the-art information systems and appropriate capital for expansion. The Company's strategy is to (i) emphasize quality service, (ii) expand within its selected markets, (iii) improve operating efficiencies within the Affiliated Practices and (iv) expand into new regional markets through acquisitions of or affiliations with additional radiology practices and ICs.

  Emphasize Quality Service

     The Company plans to make patient service and referring physician satisfaction a key element of its strategy. The Company intends to form regional service networks and invest in advanced teleradiology technologies to provide greater geographic coverage, improve response time and increase overall patient accessibility. The Company will seek to offer, through its Affiliated Practices, subspecialty expertise such as interventional radiology and radiation oncology to address the full range of radiology service needs of patients, referring physicians, hospitals and payors. The Company also intends to provide capital to the Affiliated Practices to upgrade existing imaging equipment and purchase equipment for newer modalities. In addition, the Company plans to implement information systems which will provide the Company's payors and referral sources with outcomes data, cost analyses, utilization management data and other analyses, in each case with the objective of maximizing patient, referring physician, hospital and payor satisfaction.

  Expand Within Existing Regional Markets

     A key element of the Company's strategy is to expand and leverage the resources and capabilities of its Affiliated Practices to offer high-quality, comprehensive and competitively priced diagnostic, interventional and therapeutic radiology programs within selected markets. The Company believes that cost-conscious payors, particularly those interested in utilizing or implementing risk sharing or global capitation arrangements, will prefer to contract with a single provider for a full range of radiology services within select geographic markets. The Company plans to acquire and affiliate with additional complementary radiology practices and, when feasible, acquire, operate and manage ICs to broaden the range of, and increase the capacity to deliver, services within its markets. The Company intends to market its comprehensive service offerings and geographic coverage to obtain payor contracts.

  Improve Operating Efficiencies

     The Company intends to utilize its management infrastructure and the collective knowledge of and information generated by its Affiliated Practices to identify and promote practice operating efficiencies that benefit all Affiliated Practices. The Company believes that information technology is critical to such efforts and plans to implement sophisticated management and financial information systems to obtain and disseminate information relating to practice patterns, equipment utilization, facilities and personnel and operating profitability. The Company believes such information will enable Affiliated Practices to enhance quality of care, increase revenue, improve cash management and more effectively control costs. The Company believes that the establishment of systems that promote "best practices" and operating efficiencies can provide the Company and its Affiliated Practices with a competitive advantage in negotiating and obtaining managed care contracts. In addition, the Company intends to capitalize on the size and purchasing power of the combined Affiliated Practices to take advantage of economies of scale and to reduce the cost of administering and operating such practices.

  Expand into New Markets

     The Company plans to expand into new geographic markets by acquiring and affiliating with profitable radiology practices that have strong reputations and competitive positions in their local markets. The Company intends to focus on markets where there are significant prospects for physician networking and practice consolidation, high patient-provider ratios and favorable overall economic conditions. The Company intends to focus on acquiring and affiliating with platform practices allowing the Company to pursue the expansion strategy discussed above. The Company believes that it will be attractive to potential Affiliated Practices because of its (i) exclusive focus on radiology, (ii) governance structure which promotes physician input, (iii) service fee structure which aligns the Company's revenue growth incentives with those of the Affiliated Practices and (iv) transaction structure which permits physicians to become stockholders of the Company and further aligns the interests of the Company and the Affiliated Practices. The Company expects that its Affiliated Practices will be instrumental in identifying potential acquisitions and affiliations with future Affiliated Practices or ICs.

AFFILIATION STRUCTURE

     APPI was formed to provide physician practice management and administrative services to radiology practices and to own, operate and manage ICs. The Company's business model is based on a "partnership" with its Affiliated Practices in which the Company manages the non-medical functions of the Affiliated Practices in a manner that promotes physician participation and input in areas such as practice enhancement and operating efficiencies, marketing and long-term strategy development. The Company believes that its partnering approach (i.e., shared ownership, economic interest and governance) enables physicians to provide input in the management and affairs of their practice and aligns the interests of physicians in the Affiliated Practices with those of the Company in promoting practice growth and operating efficiencies. The Company believes its model will be attractive to potential practice acquisition candidates. For a discussion of the contractual arrangements between the Company and its Affiliated Practices, see "Business -- Service Agreements."

     In connection with the Reorganizations, the Company will acquire certain tangible and intangible assets and assume certain liabilities of the Founding Affiliated Practices. The Company will pay the purchase price for such transactions in shares of its Common Stock and, to a lesser extent, cash. At the time of the Reorganizations, the Company will enter into a 40-year Service Agreement with each Founding Affiliated Practice pursuant to which the Company will provide a wide range of management, administrative, technical and non-medical services. For providing services under the Service Agreement, the Company will receive a fee which is structured to align the interests of the Company and the Founding Affiliated Practices. Additionally, the Service Agreements restrict the Founding Affiliated Practices from competing with the Company and other Affiliated Practices within a specified geographic area during the term of the Service Agreements and also require each Affiliated Practice to obtain and enforce similar restrictive covenants with the full-time physicians affiliated with their practices. As part of its growth strategy, the Company intends to acquire the assets of and enter into similar long-term Service Agreements with additional radiology practices based on the partnership model it has established with the Founding Affiliated Practices.


     Additionally, pursuant to the Reorganizations, the Company will acquire interests in certain joint venture arrangements currently held by the Founding Affiliated Practices and certain physicians associated with the Founding Affiliated Practices. The joint venture arrangements represent partnerships with various hospitals or health systems serviced by certain of the Founding Affiliated Practices and were formed for the purpose of owning and operating ICs. Professional services at the joint venture ICs are performed by certain of the Founding Affiliated Practices. With respect to the six joint venture interests acquired from Advanced Radiology, LLC, the Company will acquire a 50% interest in five joint ventures and a controlling interest in one joint venture. With respect to M&S X-Ray Practices, the Company will acquire a controlling interest in two joint ventures and a minority interest in three joint ventures.



     The Company believes a shared governance approach is critical to the long-term success of a physician practice management company. While the Company will have the primary responsibility for managing the non-medical functions of its Affiliated Practices, it will operate within a governance structure which promotes physician involvement in the direction and management of the Affiliated Practices and the Company. This will be accomplished by the Company and each Affiliated Practice establishing a Joint Planning Board consisting of three to six members. The Joint Planning Boards will have responsibility for (i) establishing payor contracting guidelines, (ii) making recommendations with respect to operating budgets and capital expenditures and (iii) developing marketing strategies and long-term objectives for their respective practices. The Company believes the Joint Planning Boards will promote participation by physicians in the overall management of their practices and serve as a means for the Company and its Affiliated Practices to communicate effectively and exchange information. In addition, the Company intends to establish a Physician Advisory Board, the primary focus of which will be to enhance the quality of services provided by the Company and its Affiliated Practices. The Physician Advisory Board will consist of 9 to 12 practicing physicians from the Affiliated Practices and will be chaired by the Company's Senior Vice President of Physician Affairs. This board will serve as a forum in which members can discuss and make recommendations regarding clinical applications, practice protocols, appropriateness criteria, utilization guidelines, best practices and managed care issues. Recommendations will be communicated to all Affiliated Practice physicians, however, the adoption of such recommendations will be at the discretion of the Affiliated Practices.


OPERATIONS AND DEVELOPMENT

  General


     The Founding Affiliated Practices consist of seven radiology practices, comprised of 223 radiologists, located in five states. All of the Founding Affiliated Practices provide professional services, which consist of the supervision, performance and interpretation of radiological procedures in hospitals, ICs or other settings. As a result of the Reorganizations, the Company will own and operate 54 ICs and operate and manage 11 additional ICs through joint venture relationships. In addition, the Founding Affiliated Practices currently provide professional radiology services to 42 hospitals. In the aggregate, the Founding Affiliated Practices will provide all subspecialty diagnostic and interventional radiology and radiation oncology services. Substantially all of the 223 radiologists are board certified.


     The number and type of modalities offered at the Company's owned, operated or managed ICs are determined by the demand for such services within their respective market areas. Presently, 55 of these ICs offer multiple modalities including various combinations of MRI, CT, mammography, ultrasound, nuclear medicine, fluoroscopy and traditional radiography. By offering a wide spectrum of imaging modalities, the Company intends to market itself as a full-service provider of diagnostic imaging services. In addition to the ICs, the Founding Affiliated Practices provide professional services to hospitals, hospital outpatient facilities, physicians' offices, mobile imaging units and nursing homes.

     The Company intends to expand its operations into new markets principally through the acquisition of platform practices. Prior to entering a new market, the Company will consider various factors including the population, demographics, market potential, competitive environment, degree of managed care penetration, supply of radiologists, existing imaging services and general economic conditions within the market. The Company will seek to identify and affiliate with group practices which have a significant market presence or which the Company believes can achieve such a presence in the near term. The Company will identify potential acquisition candidates through a variety of means, including targeted contacts of radiologists by the Company, participation in professional conferences, referrals from Affiliated Practices and direct inquiries by radiologists.


     Set forth below are the locations and certain other information with respect to the Founding Affiliated Practices as of June 30, 1997:



                                                                                  IMAGING CENTERS
                                                                           -----------------------------        TOTAL
                PRACTICE                                   HOSPITAL          OWNED AND          JOINT       NON-PHYSICIAN
                LOCATION                  PHYSICIANS    AFFILIATIONS(1)    OPERATED SITES    VENTURES(2)      PERSONNEL
                --------                  ----------    ---------------    --------------    -----------    -------------
Baltimore, MD...........................      87              10                 23                6              518
Rochester, NY...........................      30               5                  8                0              127
Oakland, CA.............................      24               5                  7                0               60
San Jose, CA............................      24               4                  6                0               72
San Antonio, TX.........................      20               5                  3                4              107
Topeka, KS..............................      24              11                  2                1               49
New City, NY............................      14               2                  5                0              147
                                             ---              --                 --              ---            -----
          Totals........................     223              42                 54               11            1,080
                                             ===              ==                 ==              ===            =====


---------------

(1) Hospital affiliations represent contractual or other relationships with hospitals where the Founding Affiliated Practices provide diagnostic and interventional radiology or radiation oncology services. In 41 of the 42 hospitals, the Founding Affiliated Practices provide substantially all of the diagnostic and interventional radiology services provided by radiologists at such hospitals.

(2) Joint ventures represent partnerships with various hospitals or health systems serviced by certain of the Founding Affiliated Practices and were formed for the purpose of owning and operating ICs. Professional services at the joint venture ICs are performed by certain of the Founding Affiliated Practices.

     The Founding Affiliated Practices were selected based on a variety of factors, including: physician and practice credentials and reputation; competitive market position; subspecialty mix of physicians; historical financial performance and growth potential; and willingness to embrace the Company's vision and philosophy regarding the provision of radiology services.

  Services

     The Company intends to provide its Affiliated Practices with management expertise and the capital necessary to compete in a managed care environment. Specifically, the Company intends to support the Affiliated Practices with management expertise in the following areas:

         MANAGEMENT EXPERTISE                          APPLICATION
         --------------------                          -----------
Strategic Management                     Provision of strategic advice and
                                         guidance through the proactive
                                         management of practice operations and
                                         pursuit of new market opportunities.

Reimbursement Management                 Implementation of billing, collection,
                                         reporting and negotiation processes,
                                         procedures and performance standards in
                                         order to maximize practice revenue and
                                         create new or improved contracting
                                         opportunities.

Information Management                   Use of advanced technology, networking,
                                         communications, systems integration and
                                         data base development/management tools
                                         and skills to increase physician and
                                         practice productivity and effectiveness.

Practice Management                      Identification of operational savings
                                         opportunities and implementation of
                                         programs to enhance practice revenue and
                                         operating performance.

Practice Marketing                       Implementation of radiology marketing
                                         techniques and concepts to focus on
                                         increasing imaging revenue and customer
                                         satisfaction.

Technical Operations Management          Implementation of systems, procedures,
                                         management techniques and standards to
                                         increase the effectiveness, efficiency
                                         and profitability of a practice's
                                         technical operations and to improve
                                         productivity and relationships with
                                         patients, physicians and payors.

Materials Management/Purchasing          Development and implementation of a
                                         national group purchasing arrangement to
                                         provide cost savings related to
                                         equipment purchasing, leasing and
                                         maintenance and the purchase of
                                         supplies.

     The Company intends to provide its Affiliated Practices with capital for
(i) technological advances, including teleradiology and upgraded diagnostic imaging equipment, (ii) information systems and (iii) additional ICs and imaging equipment. Set forth below are specific areas in which the Company intends to provide capital resources to the Affiliated Practices:

          AREA OF EXPENDITURE                           OBJECTIVE
          -------------------                           ---------
Advanced Imaging Equipment               Provision of high-quality imaging and
                                         image management, including
                                         teleradiology, to maximize facility and
                                         equipment utilization and improve
                                         quality and service to patients,
                                         referring physicians, hospitals and
                                         payors.

Financial and Information Systems        Integration of disparate clinical and
                                         financial systems into one common data
                                         repository and coordination of
                                         centralized scheduling, transcription,
                                         utilization and patient flow functions.

Network/Communications Infrastructure    Implementation of technologies to link
                                         voice, data and image transmission
                                         capabilities.

ICs                                      Investment in equipment and facilities,
                                         including the construction of new
                                         facilities, the acquisition of existing
                                         facilities or the relocation or
                                         consolidation of existing ICs and
                                         related equipment to achieve the most
                                         efficient use of resources.

  Information Management

     The Company believes that integrated radiology networks require extensive information management systems to effectively manage operations, compete for managed care contracts and achieve standardization and efficiencies of scale. The Company intends to create a network infrastructure, including a Financial Accounting System ("FAS") and Executive Information System ("EIS"), which may utilize components of the Founding Affiliated Practices' existing information systems. The Company is also evaluating the feasibility of deploying other standard information systems, including a managed care system and a radiology information system.

     The Company intends to implement its initial information management plans in two phases. During the first phase, the Company intends to focus on building basic infrastructure. Specifically, the Company intends to create a network communications infrastructure and implement the FAS during the remainder of 1997. The network communications infrastructure will provide access to the FAS and EIS, facilitate the gathering of key operational data and increase internal communications capabilities through the enterprise-wide deployment of standard office automation applications. The Company expects that the network infrastructure will provide the foundation for the sharing and utilization of certain information among the Affiliated Practices and the Company. The network will be created with standard components to be managed centrally in order to minimize the need for local information systems personnel.

     The Company intends to deploy the FAS to facilitate timely and accurate financial reporting throughout the Company. Specifically, the Company intends to deploy general ledger, accounts payable, payroll and materials management systems at each of the Affiliated Practices. The FAS will be designed to facilitate the consistent, efficient reporting of financial information across all practices using one standard chart of accounts with a single set of accounting practices and financial controls. The Company expects that the deployment of the FAS will streamline and simplify the financial reporting process and will provide a tool for managing practice efficiency benchmarks.

     During phase two, the Company expects to focus on assimilating and analyzing data from its Affiliated Practices' disparate information systems. In this phase, the Company intends to deploy an EIS that will facilitate the management reporting of key operational data. The Company anticipates that the EIS will provide a repository to store pertinent encounter data and initially will use the Affiliated Practices' practice management systems, radiology information systems and the FAS as primary data sources. It is anticipated that the EIS will provide variance, utilization, reimbursement efficiency and trend analysis reporting capabilities. The Company believes that the EIS will enable Affiliated Practices to enhance the quality of information, increase revenue, improve operating efficiencies and more effectively control costs. There can be no assurance that the Company will be able to implement the FAS or EIS, that it will not encounter delays in the implementation or that these systems will produce the expected benefits. See "Risk Factors -- Dependence on Information Systems."

SERVICE AGREEMENTS


     Upon consummation of the Reorganizations, the Company will be a party to a Service Agreement with each Founding Affiliated Practice under which the Company will become the exclusive manager and administrator of non-medical services relating to the operation of the Founding Affiliated Practice. The following summary of the Service Agreement is intended to be a brief description of the standard form of the Service Agreement that the Company will be a party to with each Founding Affiliated Practice. The Service Agreements may vary from the description below depending on the requirements of local regulations and negotiations with the individual Founding Affiliated Practices. The Company expects to enter into agreements with similar provisions with Affiliated Practices in the future.



     The service fees payable to the Company by the Affiliated Practices under the Service Agreements vary based on fair market value, as determined in arms'-length negotiations, and the nature and extent of services provided. Where state law allows, service fees due under the Service Agreements are derived from two distinct revenue streams: (i) the Affiliated Practice pays a service fee based on a negotiated percentage (Founding Affiliated Practice service fees range from 20% to 25%) of the adjusted professional revenues as defined in the

Service Agreement; and (ii) the Affiliated Practice pays a service fee based on 100% of the adjusted technical revenues as defined in the Service Agreement, which equals the fair value of the services provided. In states where the law requires a flat fee structure, the Company has negotiated a base service fee, which is equal to the fair market value of the services provided under the Service Agreement and which is renegotiated each year to equal the fair market value of the services provided under the Service Agreement. Adjusted professional revenues and adjusted technical revenues are determined by deducting certain contractually agreed-upon expenses (non-physician salaries and benefits, rent, depreciation, insurance, interest and other non-physician costs) from physician groups revenue of the Affiliated Practice. In addition, the Company will receive income from joint ventures in which the Company will hold ownership interests. Revenues will be billed by the Company on behalf of the Affiliated Practices. Payments will be received by the Affiliated Practice and transferred to the Company on a daily basis. On a monthly basis the Company will calculate the amount of service fees due and remit to the Affiliated Practices an amount equal to the difference between the net revenues of the Affiliated Practice and the service fees calculated by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of
Operation -- APPI-Overview."


     Pursuant to the Service Agreement, the Company will, among other things:
(i) act as the exclusive manager and administrator of non-physician services relating to the operation of the Founding Affiliated Practice, subject to matters reserved to the Founding Affiliated Practice or referred to the Joint Planning Board; (ii) aid in the billing of hospitals, insurance companies and other third-party payors and collect on behalf of the Founding Affiliated Practice the fees for professional medical and other services rendered by the Founding Affiliated Practice; (iii) provide, as necessary, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services and personnel, information management, preparation of certain tax returns and medical transcribing services; (iv) supervise and maintain custody of substantially all files and records; (v) provide facilities for the Founding Affiliated Practice;
(vi) prepare, in consultation with the Joint Planning Board and the Founding Affiliated Practice, all annual operating and capital budgets; (vii) order and purchase inventory and supplies as necessary; (viii) implement, in consultation with the Joint Planning Board and the Founding Affiliated Practice, national and local public relations or advertising programs; (ix) provide financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and other similar providers and payors; and (x) assist the Founding Affiliated Practice with obtaining medical malpractice insurance for its physicians and other medical professionals.

     The Service Agreements require the Company and each Founding Affiliated Practice to establish a Joint Planning Board consisting of no less than three or more than six members; two designees of the Company (each with one vote) and no less than one or more than four designee(s) of the Founding Affiliated Practice (representing two votes in the aggregate). Each Joint Planning Board will have responsibilities that include developing long-term strategic objectives relating to practice expansion and payor contracting guidelines, promoting practice efficiencies, recommending capital expenditures and generally serving as a means by which the Company and each of the Founding Affiliated Practices will communicate and exchange information. The Company intends to continue to establish Joint Planning Boards in the future, some of which may be on a regional level.


     Under the Service Agreements, each Founding Affiliated Practice will remain responsible (i) for hiring and compensating its physicians and certain other medical professionals, (ii) the licensing, credentialling and certification necessary to conduct its practice, (iii) obtaining and maintaining medical malpractice insurance for the professional entity and its physician employees, and (iv) complying with federal and state laws, regulations and other ethical standards applicable to the practice of radiology. In addition, the Service Agreements with the Founding Affiliated Practices also contain provisions whereby both the Company and each Founding Affiliated Practice have agreed to certain restrictions on accepting or pursuing radiology opportunities within a 15-mile radius (decreasing to 10 miles upon the expiration of 12 months) of any of the Company's owned, operated or managed ICs at which the Founding Affiliated Practice provides professional radiology services or any hospital at which a Founding Affiliated Practice provides on-site professional radiology services. Each Service Agreement also restricts the applicable Founding Affiliated Practice from competing with the Company and other Affiliated Practices within a specified geographic area during the term of such Service Agreement. In addition, the Service Agreements require the Founding Affiliated Practices to enter into and enforce agreements with the stockholders and full-time radiologists at each Founding Affiliated Practice (subject to certain exceptions) that include covenants not to compete with the Company for a period of two years after termination of employment.

     The Service Agreements are for an initial term of 40 years, with automatic extensions of five years unless notice of termination is given. The Service Agreements may be terminated by either party if (i) the other party (a) files a petition in bankruptcy or other similar events occur or (b) defaults in the performance of a material duty or obligation, which default continues for a specified period after notice or (ii) an opinion is rendered by a law firm of nationally-recognized expertise in health care law that a material term of the Service Agreement is in violation of applicable law (or a court or regulatory agency finds as such) and such violation cannot be cured.


     Each Service Agreement may also be terminated by the Company if the Founding Affiliated Practice or a physician employee engages in conduct, or is formally accused of conduct, for which the physician employee's license to practice medicine reasonably would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which (in the absence of termination of such physician or other action to monitor or cure such act or conduct) does or reasonably would be expected to materially adversely affect the Founding Affiliated Practice. In addition, the Company may terminate each Service Agreement with any Founding Affiliated Practice if, during the first five years of the Service Agreement, more than 33 1/3% of the total number of physicians employed or retained by such practice are no longer employed or retained by such practice other than because of certain events, including death, permanent disability, pre-qualified retirement or involuntary loss of hospital contracts or privileges.


     Upon termination of a Service Agreement with a Founding Affiliated Practice, depending upon the termination event, the Company may have the right to require such Founding Affiliated Practice to purchase and assume, or the Founding Affiliated Practice may have the right to require the Company to sell, assign and transfer to it, the assets and related liabilities and obligations associated with the professional and technical radiology services provided by the Founding Affiliated Practice immediately prior to such termination. The purchase price for such assets, liabilities and obligations will be the lesser of fair market value thereof or the return of the consideration received in the Reorganization; provided, however, that the purchase price shall not be less than the net book value of the assets being purchased.

PRACTICE MARKETING

     The Company intends to focus its marketing efforts on referring physicians, hospitals and managed care organizations. Prior to the Reorganizations, the Founding Affiliated Practices' marketing efforts were based primarily upon the professional reputations and individual efforts of such practices and its radiologists. The Company believes there is an opportunity to capitalize on the professional reputations of the Founding Affiliated Practices by applying professional sales and marketing techniques to increase the Affiliated Practices' volume of business and expand the potential geographic market for each Affiliated Practice beyond its local physician community.

     In addition, the Company will seek to secure new contracts and expand existing contracts with managed care organizations for the provision of radiology services. The Company is prepared to negotiate flexible arrangements with managed care organizations on behalf of the Affiliated Practices.

GOVERNMENT REGULATION AND SUPERVISION

  General

     The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The ability of the Company to operate profitably will depend in part upon the Company, the Affiliated Practices and their affiliated physicians obtaining and maintaining all necessary licenses, certificates of need and other approvals and operating in compliance with applicable health care regulations. The Company believes that health care regulations will continue to change and, therefore, intends to monitor developments in health care law and the Company expects to modify its operations from time to time as the business and regulatory environment changes. There can be no assurance that the Company will be able to modify its operations so as to address changes in the regulatory environment.


  Licensing and Certification Laws



     Every state imposes licensing requirements on individual physicians and on facilities operated, or services performed, by physicians. In addition, federal and state laws regulate HMOs and other managed care organizations with which Affiliated Practices or their affiliated physicians may have contracts. Many states require regulatory approval, including certificates of need, before establishing or expanding certain types of health care facilities, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, the Company, the Affiliated Practices or their affiliated physicians may become subject to additional regulation.


  Fee-Splitting; Corporate Practice of Medicine


     The laws of many states (including each of the states in which the Founding Affiliated Practices are located) prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company intends to structure its proposed operating structures and methods as described in this Prospectus so as to comply with existing applicable laws, the Company's business operations have not been the subject of judicial or regulatory interpretation. There can be no assurance that a review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's planned operations and expansion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.


  Medicare Physician Payment System


     The Company believes that regulatory trends in cost containment will continue to result in a reduction from historical levels in per-patient revenue for medical practices. The federal government has implemented, through the Medicare program, the RBRVS payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of the RBRVS has reduced payment rates for certain of the procedures historically provided by the Founding Affiliated Practices. BBA 97 provides for reductions in the rate of growth of payments for physician services, including services historically provided by the Affiliated Practices, in the amount of $5.3 billion over a five-year period ending in 2002. In addition, BBA 97 provides for the implementation of a resource-based methodology for payment of physician practice expenses under the physician fee schedule over a four-year period beginning in 1999. Adoption of this methodology is expected to reduce payments for services historically provided by the Affiliated Practices. There can be no assurance that any reduced operating margins could be offset by the Company through cost reductions, increased volume, the introduction of additional procedures or otherwise. Private third-party payors and Medicare and Medicaid have increased their use of managed care as a means of cost containment. Increasingly, private third-party payors negotiate discounts from established physician and hospital charges or require capitation or other risk sharing arrangements as a condition of patient referral to physician groups such as the Affiliated Practices. BBA 97 also includes provisions designed to increase the enrollment of Medicare and Medicaid participants in managed care programs. The inability of the Company to negotiate satisfactory arrangements with managed care companies would have a material adverse effect on the Company's business, financial condition and results of operation.

     Rates paid by non-governmental insurers, including those that provide Medicare supplemental insurance, are based on established physician and hospital charges and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of the medical practices that results in a decrease in patients covered by private insurance plans could adversely affect the Company's revenue and income.


     Medicare and Medicaid have increased their use of managed care as a means of cost containment. As with private third party payors, Medicare and Medicaid managed care contractors negotiate discounts from established physician and hospital charges or require capitation or other risk sharing arrangements as a condition of patient referral to physician groups such as the Affiliated Practices. BBA 97 includes provisions designed to increase the enrollment of Medicare and Medicaid participants in managed care programs. The inability of the Company to negotiate satisfactory arrangements with Medicare and Medicaid managed care contractors could have a material adverse effect on the Company's business, financial condition and results of operation.


  Medicare and Medicaid Fraud and Abuse

     Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce, (i) the referral of a person, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid programs or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare or Medicaid. Pursuant to this anti-kickback law, the federal government has recently announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties.


     The Company believes that although it will receive fees under the Service Agreements for management and administrative services, it is not in a position to make or influence referrals of patients or services reimbursed under Medicare or Medicaid programs to Affiliated Practices or their affiliated physicians, or to receive such referrals. Such service fees are intended by the Company to be consistent with fair market value in arms' length transactions for the nature and amount of management and administrative services rendered. For these reasons, the Company does not believe that fees payable to it should be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute. If, however, the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, or the Company is deemed to be a provider under the Medicare or Medicaid programs, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws and the Company's operations could be materially and adversely affected.



     Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services", including without limitation radiology services, in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme." The Company believes that although it will receive fees under the Service Agreements for management and administrative services, it is not in a position to make or influence referrals of patients.



     In addition, the Company intends to structure its acquisition of the assets of existing practices so as to not violate the anti-kickback and Stark II laws and regulations. Specifically, the Company believes the consideration paid by the Company to physicians to acquire the tangible and intangible assets associated with their practices is consistent with fair market value in arms' length transactions and not intended to induce the referral of patients. Should this practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then the Company's acquisitions could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition and results of operations.


  HealthCare Reform Initiatives



     In addition to existing government health care regulation, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. The Company believes that such initiatives will continue during the foreseeable future. Certain aspects of these reforms as proposed in the past, such as further reductions in Medicare and Medicaid payments and additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, if adopted, could adversely affect the Company. Concern about the potential effects of such reform measures has contributed to the volatility of stock prices of many companies in health care and related industries and may similarly affect the market price of the Common Stock.



  Compliance Program



     With the assistance of the Company's special health care regulatory counsel, the Company intends to implement a program to monitor compliance with federal and state laws and regulations applicable to health care entities. The Company intends to appoint a compliance officer who will be charged with implementing and supervising the Company's compliance program, which will involve the adoption of (i) "Standards of Conduct" for its employees and affiliates and (ii) an "Ethics Process" that will specify how employees, affiliates and others may report regulatory or ethical concerns to the Company's compliance officer. As part of the Ethics Process, the Company intends to introduce various methods designed to facilitate the reporting of any regulatory and ethical issues to the compliance officer for investigation or appropriate corrective action. In addition, the Company intends to conduct or have its special health care regulatory counsel conduct periodic audits of various aspects of its operations, including the Affiliated Practices. The Company also intends to initiate a training program designed to familiarize its employees with the regulatory requirements and the elements of the Company's compliance program.


  Insurance Laws and Regulation


     Certain states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among other things, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. The Company believes that it and the Affiliated Practices are currently in compliance with such insurance laws and regulations. However, implementation of additional regulations or compliance requirements could result in substantial costs to the Company and the Affiliated Practices. The inability to enter into capitated or other risk-sharing arrangements or the cost of complying with certain applicable laws that would permit expansion of the Company's risk-based contracting activities could have a material adverse effect on the Company's business, financial condition and results of operations.



     Federal regulatory and law enforcement authorities have recently increased enforcement activities with respect to Medicare and Medicaid fraud and abuse regulations and other reimbursement laws and rules, including laws and regulations that govern the Company's contemplated activities. There can be no assurance that the Company's contemplated activities will not be investigated, that claims will not be made against the Company or that these increased enforcement activities will not directly or indirectly have an adverse effect on the Company's business, financial condition and results of operation.

COMPETITION


     The Affiliated Practices and the Company's owned, operated or managed ICs will compete with local radiology and imaging service providers (including for profit and non-profit providers) in each of the markets served by the Company. The Company believes that changes in governmental, private reimbursement policies and other factors have resulted in increased competition among providers for medical services to consumers and that cost, accessibility, quality and scope of services provided are the principal factors that affect competition. There can be no assurance that the Affiliated Practices and the Company's owned, operated or managed ICs will be able to compete effectively in the markets that they serve, which inability to compete could adversely affect the Company.


     The Company believes that the current trends in the hospital industry have resulted in increased competition by radiology groups for hospital contracts. Each of the Founding Affiliated Practices provides radiology services to hospitals. These relationships can be affected through competition with other radiology groups, the outsourcing of the radiology and imaging functions within the hospital or closure of the hospital due to consolidation or financial instability. There can be no assurance that each of the Founding Affiliated Practices will maintain its current hospital relationships and be able to renew or extend its current arrangements under favorable terms or effectively compete for new relationships.


     The Company is under competitive pressures for the acquisition and retention of the assets of, and the provision of management, technical and administrative services to, additional radiology practices, MSOs and ICs. There are a number of publicly-traded companies focused on owning or managing ICs, including U.S. Diagnostic Labs Inc., Medical Resources, Inc., and Health Images (a division of HEALTHSOUTH Corporation). The Company is aware of two privately-held physician practice management companies focused on professional and technical radiology services. Several companies, both publicly and privately held, that have established operating histories and, in some instances, greater resources than the Company are pursuing the acquisition of general and specialty physician practices (including radiology in the case of TeamHealth, a subsidiary of MedPartners, Inc.) and the management of such practices. Additionally, some hospitals, clinics, health care companies, HMOs and insurance companies engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with such competitors for the acquisition of, or affiliation with, radiology practices, that additional competitors will not enter the market, that such competition will not make it more difficult or expensive to acquire the assets of, and provide management, administrative, technical and non-medical services to, radiology practices on terms beneficial to the Company or that competitive pressures will not otherwise adversely affect the Company.


FACILITIES AND EMPLOYEES


     The Company's corporate headquarters are located at 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, in approximately 13,349 square feet occupied under a lease which expires on September 30, 2001. As of August 15, 1997, the Company had 17 employees and, upon consummation of the Reorganizations, the Company expects that it will have approximately 1,100 employees, of which approximately 30 will be employed at the Company's headquarters and regional offices and the remainder will be employed at the Founding Affiliated Practices. The Company believes that its relationship with its employees is good. See "Business -- Development and Operations."


CORPORATE LIABILITY AND INSURANCE

     The Founding Affiliated Practices maintain professional liability insurance coverage primarily on a claims made basis. Such insurance provides coverage for claims asserted when the policy is in effect regardless of when the events that caused the claim occurred. As a result of the Reorganizations, the Company will in some cases succeed to certain liabilities of the Founding Affiliated Practices. Therefore, claims may be asserted after the Reorganizations against the Company for events which occurred prior to the Reorganizations. Following the Reorganizations, the Company and the Affiliated Practices intend to maintain insurance coverage similar to the coverage previously maintained by the Founding Affiliated Practices. On May 22, 1997, the state of Texas adopted legislation that permits injured patients to sue health insurance carriers, health maintenance organizations and other managed care entities for medical malpractice. The statute becomes effective September 1, 1997. There can be no assurance that this legislation will not increase the cost of liability insurance to the Company for services provided in Texas or any other states in which the Company does business if similar legislation in adopted in those states.

     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. The Company's intent is to not influence or control the practice of medicine by physicians or have responsibility for compliance with certain regulatory and other requirements directly applicable to physicians and physician groups. As a result of the relationship between the Company and the Affiliated Practices, however, the Company may become subject to medical malpractice actions under various theories, including successor liability. There can be no assurance that claims, suits or complaints relating to services provided by Affiliated Practices will not be asserted against the Company in the future. The Company expects to maintain insurance coverage that it believes will be adequate. The Company anticipates that such insurance will extend to professional liability claims that may be asserted against employees of the Company that work on site at Affiliated Practice locations. In addition, pursuant to the Service Agreements, the Founding Affiliated Practices are required (and the Company intends to require any other Affiliated Practices) to maintain comprehensive professional liability insurance. The availability and cost of such insurance is affected by various factors, many of which are beyond the control of the Company and Affiliated Practices. The cost of such insurance to the Company and the Affiliated Practices may have an adverse effect on the Company's operations. In addition, successful malpractice or other claims asserted against Affiliated Practices or the Company that exceed applicable policy limits could have a material adverse effect on the Company.

     In connection with the Reorganizations, the shareholders of the Founding Affiliated Practices have agreed to indemnify the Company for certain claims. There can be no assurance that the Company will be able to receive payments under any such indemnity agreements or that the failure to fully recover such amounts will not have a material adverse effect on the Company's business, financial condition or results of operations.


     Following the Reorganizations, the Founding Affiliated Practices will be required by the terms of the Service Agreements to maintain medical malpractice liability insurance consistent with minimum limits mandated in their hospital contracts or by applicable state law. It is anticipated that the minimum amounts to be maintained will be $1 million per occurrence and $3 million in the aggregate. The Company intends to maintain general liability and umbrella coverage of $5 million per occurrence and $5 million in the aggregate. Additionally, the Company will maintain workers' compensation insurance on all employees. Coverage will be placed on a statutory basis and will respond to each state's specific requirements.


LEGAL PROCEEDINGS


     The Company is not a party to any suits or complaints relating to services provided by the Company or the Founding Affiliated Practices, although there can be no assurances that claims will not be asserted against the Company in the future. The Company will become subject to certain pending claims as the result of successor liability in connection with the Reorganizations; however, the Company believes that the ultimate resolution of such claims will not have a material adverse effect on the business, financial condition or results of operation of the Company.



     Although the Company has not been named in any of the lawsuits against a Founding Affiliated Practice, there can be no assurance that the Company will not subsequently be named as a defendant in one or more of these lawsuits following consummation of the Reorganizations. Each Founding Affiliated Practice has retained responsibility for, and agreed to indemnify the Company in full against, the liabilities associated with these lawsuits. In the event the Company is subsequently added as a party in any of these lawsuits, or a monetary judgment is entered against the Company and a Founding Affiliated Practice is not required or is unable to satisfy its indemnification obligations to the Company, the Company's business, results of operations and financial condition could be materially adversely affected.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company:


                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Gregory L. Solomon(1)(2)..................  52    President, Chief Executive Officer and Director
Lawrence R. Muroff, M.D.(1)(2)............  54    Chairman of the Board of Directors and Senior Vice
                                                    President of Physician Affairs
Mark S. Martin............................  37    Senior Vice President and Chief Operating Officer
Sami S. Abbasi............................  32    Senior Vice President and Chief Financial Officer
Paul M. Jolas.............................  33    Senior Vice President, General Counsel and
                                                  Secretary
John W. Colloton(3)(4)....................  66    Director
John Pappajohn(2)(4)......................  68    Director
Derace L. Schaffer, M.D.(1)(3)............  49    Director
Less T. Chafen, M.D.......................  55    Director Nominee
Michael L. Sherman, M.D...................  55    Director Nominee


---------------

(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Acquisition Committee of the Board of Directors.

(3) Member of the Compensation and Stock Plan Administration Committee of the Board of Directors.

(4) Member of the Audit Committee of the Board of Directors.

     Gregory L. Solomon has served as President, Chief Executive Officer and a director of the Company since its inception. From April 1995 through September 1995, Mr. Solomon served as Chairman of the Board of Directors and Chief Executive Officer of Physicians Resource Group, Inc., a publicly-traded physician practice management company which provides management and administrative services to ophthalmic and optometric practices. Physicians Resource Group, Inc. became a public company in June 1995 and is listed on the New York Stock Exchange. From December 1994 through April 1995, Mr. Solomon served as a consultant to Physicians Resource Group, Inc. From February 1991 through December 1994, Mr. Solomon served as Chairman of the Board of Directors and Chief Executive Officer of Associated Optical, Inc., a company that provided optical laboratory services and distributed contact lenses to private practitioners, retailers and third-party providers of eye care. From March 1983 through February 1991, he served as President, Chief Executive Officer and a director of Allco Chemical Corporation, a manufacturer of specialty chemicals serving the electronic and aerospace industries. Mr. Solomon received his M.B.A. in finance from Indiana University and his B.S. in economics from Xavier University.


     Lawrence R. Muroff, M.D. has served as Chairman of the Board of Directors and Senior Vice President of Physician Affairs of the Company since its inception. In connection with the Reorganizations, the Company will establish a Physician Advisory Board and Dr. Muroff will serve as its chairman. Dr. Muroff has served as President of Educational Symposia, Inc., an educational company which provides qualified teaching credits to radiologists and certain referring physicians, since January 1975. He has also served as President of Imaging Consultants, Inc., a company which provides consulting services to radiology groups, hospital corporations and other entities involved in diagnostic imaging, since May 1994. Dr. Muroff holds appointments as Clinical Professor of Radiology at the University of South Florida, College of Medicine (from 1982 to the present); the University of Florida, College of Medicine (from 1988 to the present); and the H. Lee Moffitt Cancer Center & Research Institute (from 1994 to the present). From 1974 through 1994, Dr. Muroff was a partner in Sheer, Ahearn & Associates, a radiology group based in Florida. Dr. Muroff received his M.D. from Harvard Medical School; his B.M.Sc. in basic medical science from Dartmouth Medical School; and his A.B. in liberal arts from Dartmouth College.

     Mark S. Martin has served as Chief Operating Officer and Senior Vice President of the Company since June 1996. From January 1993 through June 1996, Mr. Martin served as Executive Vice President of Practice Management Development and Support for Medaphis Physician Services Corporation, a subsidiary of Medaphis Corporation, a publicly-traded company which provides business and information services to physicians, physician group practices and hospitals. From October 1987 through December 1992, he served as Vice President of Financial Services for CompMed, Inc., a company which provided comprehensive management and administrative services to hospital-based physicians and physician groups, with a primary emphasis on radiology. From 1982 through 1987, Mr. Martin was employed by KPMG Peat Marwick as a tax manager. Mr. Martin was licensed as a Certified Public Accountant in 1982. He received his B.A. in accounting from Capital University.

     Sami S. Abbasi has served as Chief Financial Officer and Senior Vice President of the Company since August 1996. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Health Care Group of Robertson, Stephens & Company. His responsibilities included investment banking business development and transaction execution with emerging growth publicly-held and privately-held companies in the health care industry, with specific emphasis on physician practice management companies. From 1988 through January 1995, he held various positions with Citicorp Securities, Inc., including Vice President and Senior Analyst -- Health Care Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in economics from the University of Pennsylvania.

     Paul M. Jolas has served as General Counsel and Senior Vice President of the Company since August 1996 and as Secretary of the Company since October 1996. From September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, L.L.P. in Dallas, Texas, where he practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.


     John W. Colloton became a director of the Company in June 1997. Mr. Colloton served as the director of the University of Iowa Hospitals and Clinics from 1971 to 1993, and since 1993, has been Vice President for Statewide Health Services for the University of Iowa. He also serves as a director of the following companies: Baxter International, Inc.; MidAmerican Energy, Inc.; Wellmark, Inc. (Blue Cross and Blue Shield of Iowa and South Dakota); OncorMed, Inc.; and Iowa State Bank and Trust Company. Mr. Colloton is also a trustee of the University of Pennsylvania Medical Center. Mr. Colloton, who earned his M.A. in Hospital and Health Administration from the University of Iowa, has been elected to the Institute of Medicine of the National Academy of Sciences and has received Distinguished Service Awards from both the American Hospital Association and the Association of American Medical Colleges.


     John Pappajohn has been a director of the Company since its inception. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director of the following public companies: Core, Inc.; Drug Screening Systems, Inc.; Fuisz Technologies Ltd.; OncorMed, Inc.; The Care Group, Inc.; PACE HealthManagement Systems, Inc.; Patient InfoSystems, Inc.; and HealthDesk Corporation. Mr. Pappajohn received his Bachelors degree in business from the University of Iowa.

     Derace L. Schaffer, M.D. has been a director of the Company since its inception. Dr. Schaffer is President of The Ide Group, P.C., one of the Founding Affiliated Practices, as well as the Lan Group, a venture capital firm. He also serves as a director of the following public companies: The Care Group, Inc., Oncor, Inc., and Patient InfoSystems, Inc. He is also a director of several private companies, including Automated Dispatch Solutions, Inc., Medical Records Corporation, NeuralMed, Inc., NeuralTech, Inc. and Preferred Oncology Networks of America, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

     Less T. Chafen, M.D. has been nominated and approved to serve as a Director of the Company effective upon consummation of this offering. Since 1978, Dr. Chafen has served as the Chairman of the Board of Pacific Imaging Consultants, a Medical Group, Inc., one of the Founding Affiliated Practices. Dr. Chafen received his M.D. from Loma Linda University and his B.A. in zoology and chemistry from Columbia Union College.

     Michael L. Sherman, M.D. has been nominated and approved to serve as a Director of the Company effective upon consummation of this offering. Since 1995, Dr. Sherman has served as the President of Advanced Radiology, LLC, one of the Founding Affiliated Practices. From 1992 to 1995, Dr. Sherman served as the Managing Partner of Drs. Copeland, Hyman & Shackman. Dr. Sherman received his M.D. from the University of Maryland Medical School and his A.B. in history and pre-medicine from Duke University.

BOARD OF DIRECTORS

     Upon consummation of this offering, the number of directors of the Company will be fixed at seven. Directors of the Company are elected by the stockholders at each annual meeting to serve until the next annual meeting of the stockholders or until their successors are duly elected and qualified.

     The Company's Board of Directors has established an Executive Committee, an Acquisition Committee, an Audit Committee and a Compensation and Stock Plan Administration Committee. The Executive Committee exercises all the powers of the Board of Directors between meetings of the Board of Directors, except such powers as are reserved to the Board of Directors by law. Upon consummation of this offering, the Executive Committee will consist of Mr. Solomon and Drs. Muroff and Schaffer. The Acquisition Committee evaluates acquisition proposals regarding radiology physician practices, MSOs, ICs and related businesses. Upon consummation of this offering, the Acquisition Committee will consist of Messrs. Solomon and Pappajohn and Dr. Muroff, with two directors to be named at a later date. The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. Upon consummation of this offering, the Audit Committee will consist of Mr. Pappajohn, Mr. Colloton and a director to be named at a later date. The Compensation and Stock Plan Administration Committee reviews and recommends the compensation arrangements for all directors and officers and administers the Company's benefit plans, including the Company's 1996 Stock Option Plan. Upon consummation of this offering, the Compensation and Stock Plan Administration Committee will consist of Dr. Schaffer, Mr. Colloton and a director to be named at a later date.

     Directors of the Company who are also employees receive no additional compensation for their services as members of the Board of Directors or as members of Board Committees.

     The Company has no regular compensation arrangements with its non-employee directors. However, the Company's 1996 Stock Option Plan provides for automatic grants of non-qualified options to purchase 30,000 shares of Common Stock to non-employee directors at the time any such director is first elected or appointed as a non-employee director. Each such option (i) entitles the director to purchase shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the automatic grant date, (ii) is first exercisable with respect to 10,000 shares underlying the option on the first anniversary of the automatic grant date and is exercisable with respect to the remaining shares underlying the option in 24 equal monthly installments over the next 24 months (provided such person remains a director of the Company) and
(iii) terminates on the day prior to the tenth anniversary of the automatic grant date. On the date of each annual stockholders meeting held after this offering, each non-employee director who is to continue to serve on the Board of Directors shall automatically be granted an option to purchase 10,000 shares of Common Stock, provided that the initial 30,000-share option grant to such individual was made at least three years prior to the date of such meeting. Each such 10,000-share option grant shall become exercisable in 12 equal monthly installments over the next 12 months following the grant date.

     All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and for other incidental expenses for serving as a director.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information regarding the compensation paid by APPI for services rendered in all capacities to APPI during 1996 to the Company's Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                   ANNUAL COMPENSATION             ------------
                                          --------------------------------------    SECURITIES
                NAME AND                                          OTHER ANNUAL      UNDERLYING       ALL OTHER
           PRINCIPAL POSITION             SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
           ------------------             ---------   --------   ---------------   ------------   ---------------
Gregory L. Solomon......................  $142,500          --            --         250,000         $  4,518(1)
  President and Chief Executive Officer
Lawrence R. Muroff, M.D. ...............    75,000          --            --         230,000               --
  Chairman of the Board of Directors and
  Senior Vice President of Medical
  Affairs
Mark S. Martin..........................    84,529          --            --         180,000           25,274(2)
  Senior Vice President and Chief
  Operating Officer
Sami S. Abbasi..........................    66,667          --            --         180,000            5,619(3)
  Senior Vice President and Chief
  Financial Officer
Paul M. Jolas...........................    58,333          --            --         140,000              945(4)
  Senior Vice President and General
  Counsel

---------------

(1) Represents amount of health insurance premiums reimbursed by the Company.

(2) Represents amount of health insurance premiums and $24,399 in relocation expenses reimbursed by the Company.

(3) Represents amount of health insurance premiums and $4,103 in relocation expenses reimbursed by the Company.

(4) Represents amount of health insurance premiums reimbursed by the Company.

  Option Grants During 1996

     The following table presents information regarding 1996 grants of options to purchase shares of Common Stock for each of the Named Executive Officers:

                                                    INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              -------------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                                        ANNUAL RATES OF STOCK
                              SECURITIES   PERCENT OF TOTAL                                   PRICE APPRECIATION FOR
                              UNDERLYING   OPTIONS GRANTED    EXERCISE OR                         OPTION TERM(3)
                               OPTIONS       TO EMPLOYEES     BASE PRICE                      -----------------------
            NAME              GRANTED(1)    IN FISCAL YEAR     ($/SH)(2)    EXPIRATION DATE     5%($)        10%($)
            ----              ----------   ----------------   -----------   ---------------   ----------   ----------
Gregory L. Solomon..........    250,000(4)       20.2%          $0.125         04/30/06          $19,653      $49,804
Lawrence R. Muroff, M.D.....    230,000(5)       18.5            0.125         04/30/06           18,081       45,820
Mark S. Martin..............    180,000(4)       14.5            0.125         06/11/06           14,150       35,859
Sami S. Abbasi..............    180,000(4)       14.5            0.125         07/31/06           14,150       35,859
Paul M. Jolas...............    140,000(6)       11.3            0.125         07/31/06           11,006       27,890

---------------

(1) All options were granted at fair market value at the date of grant, as determined by the Board of Directors. These options vest monthly over a five-year period.

(2) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration as determined by the Compensation and Stock Plan Administration Committee in its discretion.

(3) The dollar amounts in these columns represent the potential realizable value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of Common Stock appreciates in value from the date of grant at assumed annual rates of 5% and 10%. These assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

(4) Upon consummation of this offering, this option becomes exercisable with respect to the greater of 50% of the shares covered thereby or the actual number of shares that have vested. The remainder of the shares underlying the option become exercisable in equal monthly installments over the remaining vesting period. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

(5) As to 200,000 shares, upon consummation of this offering, this option becomes exercisable with respect to the greater of 100,000 shares or the actual number of shares that have vested, and the remainder of such shares become exercisable in equal monthly installments over the remaining vesting period. As to 30,000 shares, 10,000 shares become exercisable on the first anniversary of the date of grant and the remaining shares become exercisable in 24 equal monthly installments over the next 24 months. These numbers do not take into account provisions of certain options providing for termination of the option following termination of consulting relationships, cessation of services as a director of the Company or nontransferability.

(6) Upon consummation of this offering, this option becomes exercisable with respect to the greater of 25% of the shares covered thereby or the actual number of shares that have vested upon consummation of this offering. The remainder of the shares underlying the option become exercisable in equal monthly installments over the remaining vesting period. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

  Aggregated Option Exercises During 1996 and Year-end Option Values

     No stock options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1996. The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of December 31, 1996:

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                    FISCAL YEAR-END(#)            FISCAL YEAR-END(1)
                                                ---------------------------   ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------   -----------   -------------
Gregory L. Solomon............................    29,166         220,834       $433,844      $3,284,906
Lawrence R. Muroff, M.D.......................    23,333         176,667        347,078       2,627,922
Mark S. Martin................................    18,000         162,000        267,750       2,409,750
Sami S. Abbasi................................    12,000         168,000        178,500       2,499,000
Paul M. Jolas.................................     9,333         130,667        138,828       1,943,672

---------------

(1) Based on an assumed initial public offering price of $15.00 per share, less the option exercise price.

STOCK OPTION PLAN

     In May 1996, the Board of Directors adopted, and the stockholders of the Company subsequently approved, the Company's 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide directors, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. Under the Plan, the aggregate amount of Common Stock with respect to which options may be granted may not exceed 3,000,000 shares. The Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3").

     The Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options (collectively, "Awards"). Following the consummation of this offering, the Plan will be administered by the Compensation and Stock Plan Administration Committee, which will be comprised of two or more non-employee directors who are "disinterested" within the meaning of Rule 16b-3 (the "Committee"). Prior to the consummation of this offering, the Plan has been administered by the Company's full Board of Directors. The Board of Directors currently has, and the Committee will have, following consummation of this offering, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan.

     All of the Company's employees, non-employee directors and advisors are eligible to receive Awards under the Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Notwithstanding the provisions of any option agreement, options will become immediately exercisable in the event of a "change in control" (as defined in the Plan) of the Company and in the event of certain mergers and reorganizations of the Company. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock).

     The exercise price for ISOs granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of ISOs granted to holders of more than 10% of the Company's Common Stock). The exercise price for nonqualified options granted under the Plan may be no less than 85% of the fair market value of the Common Stock on the date of grant.

     The Plan provides for automatic grants of non-qualified options to purchase 30,000 shares of Common Stock to non-employee directors at the time a director is first elected or appointed as a non-employee director to vest over a term of 36 months, provided that such person continues to serve as a director of the Company. In addition, upon expiration of the 36-month period following the initial option grant to such non-employee director, such non-employee director shall automatically be granted at each annual stockholders meeting a non-qualified option to purchase 10,000 shares of Common Stock vesting over a term of 12 months. Each such option entitles the director to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the automatic grant date. Each option shall have a ten year term measured from the automatic grant date.

     The Plan will also permit the Company to grant stock options to advisors and consultants of the Company who are employed as physicians of an Affiliated Practice. Generally, such options will expire upon the termination of employment with the Affiliated Practice or the advisory or consultant relationship with the Company or on the day prior to the tenth anniversary of the date of grant, whichever occurs first.


     The Company anticipates that upon the consummation of this offering it will have outstanding options to purchase a total of approximately 1,681,000 shares of Common Stock to its employees, directors and consultants. Generally, the outstanding options are exercisable based on a monthly vesting schedule over 60 months. The Company anticipates that it will issue additional options concurrently with or shortly following consummation of this offering. Such options will be exercisable at the fair market value of the Common Stock on the date of grant.


CASH BONUS PROGRAM

     In April 1997, the Board of Directors adopted, and the stockholders of the Company subsequently approved, the Company's Cash Bonus Program (the "Program"). The purpose of the Program is to establish a bonus plan pursuant to which eligible employees will be entitled to receive cash bonuses based on the performance of the Company. Those employees eligible to receive cash bonuses under the Program include the executive officers of the Company and certain key employees whose responsibilities and activities are closely connected to the Company's overall performance.

     Under the Program, cash bonuses are calculated as a percentage of each eligible employee's base salary, with such percentage being determined based upon the annual increase in the Company's earnings per share. In addition, each eligible employee may receive a cash bonus based upon the achievement of certain individual objectives and the Company's overall performance. The Program will become effective upon consummation of this offering and will be administered by the Compensation and Stock Plan Administration Committee of the Board of Directors.

EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company has entered into employment agreements with Gregory L. Solomon, Mark S. Martin, Sami S. Abbasi and Paul M. Jolas, each of whom shall receive following this offering annual salaries at the rate of $225,000, $190,000, $190,000 and $150,000, respectively. Each employment agreement has a term of one year with automatic successive one-year renewal periods. Each employment agreement provides that in the event of a termination of employment by the Company (i) other than for cause, (ii) upon disability or (iii) upon voluntary termination by employee due to an adverse change in duties, such employee shall be entitled to receive from the Company a payment equal to one-half of the amount of such employee's then current annual base salary, to be paid in one lump sum, plus a payment for all accrued but unpaid wages and expense reimbursements. Such employment agreements provide that in the event such employee's employment terminates following a change in control transaction (as defined in such employment agreements) of the Company, the Company shall pay such employee two times such employee's then current annual base salary.

     Each such employment agreement contains a covenant-not-to-compete with the Company for a period of one year following termination of employment.

                              CERTAIN TRANSACTIONS


     On April 30, 1996, Derace L. Schaffer, M.D., a director of the Company, purchased 1,000,000 shares of Common Stock in the Company for $125,000 and John Pappajohn, a director of the Company, and his affiliates purchased 1,000,000 shares of Common Stock for $125,000. During August 1996, Mr. Pappajohn and Dr. Schaffer advanced a total of $400,000 to the Company as loans which were repaid on October 31, 1996, out of the proceeds of the Company's private placement of the Convertible Notes. Dr. Schaffer owns $107,500 in principal amount of the Convertible Notes. Mr. Pappajohn owns $250,000 in principal amount of the Convertible Notes. On July 17, 1997, Mr. Pappajohn advanced $150,000 to the Company as a loan bearing interest at an annual rate of 6%. On July 25, 1997, Mr. Pappajohn and Dr. Schaffer, personally guaranteed a $1,000,000 line of credit for the benefit of the Company. The Company repaid the $150,000 loan from Mr. Pappajohn on August 21, 1997 out of the proceeds of the $1,000,000 line of credit.



     The Company and Lawrence R. Muroff, M.D., Chairman of the Board of Directors of the Company and Senior Vice President of Physician Affairs, entered into a consulting agreement in August 1997 pursuant to which Dr. Muroff receives annual compensation of $100,000 (prorated for actual months worked) in exchange for rendering consulting services to the Company. The annual compensation under such agreement will increase to $112,500 following consummation of this offering. As part of his consulting arrangement, Dr. Muroff received option grants for 200,000 shares of Common Stock. In addition, he received option grants for 30,000 shares for his services as a member of the Company's Board of Directors. See "Business -- Management -- Option Grants During 1996."


     The Company and Michael L. Sherman, M.D., a director nominee of the Company, entered into a consulting agreement in August 1996 pursuant to which Dr. Sherman received an option grant for 20,000 shares of Common Stock. In addition, the Company and Dr. Sherman entered into a consulting agreement for which Dr. Sherman will receive annual compensation of $100,000 commencing on the date following the consummation of this offering.

REORGANIZATIONS

     The Company will consummate the Reorganizations simultaneously with the closing of this offering.


     The total consideration to be paid to each Founding Affiliated Practice in connection with the Reorganization described below was determined by management based on an analysis of each practice's relative cash flows and operating cash flows before physician costs and were determined on a consistent basis, assuming an initial public offering price of $15.00 per share. To the extent that the initial public offering price exceeds $14.00 per share the total consideration paid to each Founding Affiliated Practice will increase in amount; and to the extent that the initial public offering price is less than $14.00 per share, the total number of shares issued to each Founding Affiliated Practice will increase.


     The following is a brief discussion of the Reorganizations.

  Advanced Radiology, LLC


     Advanced Radiology, LLC ("Advanced") is a Maryland limited liability company comprised of six professional association members which, in the aggregate, have 92 physician shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of Advanced whose physician owners include Michael L. Sherman, M.D., a director nominee of the Company, pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of Advanced. Pursuant to the terms of the agreements, the outstanding interests of Advanced will be converted into 3,562,500 shares of Common Stock valued at $53,437,500 in the aggregate and $17,812,500 in cash. In addition, the Company will assume the outstanding indebtedness of Advanced. At June 30, 1997 this indebtedness totaled $11.6 million. As part of the Reorganization, the Company will issue 63,718 shares of Common Stock and $318,589 in cash to Dr. Sherman in exchange for his ownership interest in Advanced. In connection with the Reorganization, the Company also will become a
party to a Service Agreement with                and its physician owners.

  The Ide Group, P.C.


     The Ide Group, P.C. ("Ide") is a New York corporation which has 22 physician shareholders. In June 1997, the Company entered into an agreement to acquire certain tangible and intangible assets, and assume certain liabilities, of Ide whose physician owners include Derace L. Schaffer, M.D., a director of the Company, pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of Ide. Pursuant to the terms of the agreement, the outstanding shares of Ide will be converted into 2,026,500 shares of Common Stock valued at $30,397,500 in the aggregate and $10,132,500 in cash. In addition, the Company will assume the outstanding indebtedness of Ide. At June 30, 1997 this indebtedness totaled $1.9 million. As part of the Reorganization, the Company will issue 94,256 shares of Common Stock and $471,279 in cash to Dr. Schaffer in exchange for his ownership interest in Ide. In connection with the Reorganization, the Company also will become a party
to a Service Agreement with                and its physician owners.


  Pacific Imaging Consultants


     Pacific Imaging Consultants ("Pacific") consists of California corporations which have an aggregate of 26 physician shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of Pacific, whose physician owners include Less T. Chafen, M.D., a director nominee of the Company pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of Pacific. Pursuant to the terms of the agreement, the outstanding interests of Pacific will be converted into 715,882 shares of Common Stock valued at $10,737,330 in the aggregate and $3,340,170 in cash in respect of his ownership interest in Pacific. In addition, the Company will assume the outstanding indebtedness of Pacific. At June 30, 1997 this indebtedness totaled $3.6 million. As part of the Reorganization, the Company will issue 31,994 shares of Common Stock and $159,972 in cash to Dr. Chafen in exchange for his ownership interest in Pacific. In connection with of the Reorganization, the
Company also will become a party to a Service Agreement with                and
its physician owners.


  Radiology and Nuclear Medicine, P.A.


     Radiology and Nuclear Medicine, P.A. ("RNM") is a Kansas corporation which has 24 physician shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of RNM, pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of RNM. Pursuant to the terms of the agreement, the outstanding shares of RNM will be converted into 958,500 shares of Common Stock valued at $14,377,500 in the aggregate and $4,792,500 in cash. In addition, the Company will assume the outstanding indebtedness of RNM. At June 30, 1997 this indebtedness totaled $1.1 million. In connection with the Reorganization, the Company also will become a party to a
Service Agreement with                and its physician owners.


  Valley Radiology Group


     Valley Radiology Group ("Valley") consists of California corporations which have an aggregate of 19 physician shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of Valley, pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of Valley. Pursuant to the terms of the agreements, the outstanding interests of Valley will be converted into 637,792 shares of Common Stock valued at $9,566,880 in the aggregate and $2,898,120 in cash. In addition, the Company will assume the outstanding indebtedness of Valley. At June 30, 1997 this indebtedness totaled $1.4 million. In connection with the Reorganization, the
Company also will become a party to a Service Agreement with                and
its physician owners.

  Rockland Radiological Group


     Rockland Radiological Group ("Rockland") consists of New York corporations which have an aggregate of 13 physician shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of Rockland, pursuant to which, upon completion of the Reorganization, the Company will have acquired all of the non-medical assets of Rockland. Pursuant to the terms of the agreements, the outstanding interests of Rockland will be converted into 1,446,375 shares of Common Stock valued at $21,695,625 in the aggregate and $7,231,875 in cash. In addition, the Company will assume the outstanding indebtedness of Rockland. At June 30, 1997 this indebtedness totaled $9.2 million. In connection with the Reorganization, the
Company also will become a party to a Service Agreement with                and
its physician owners.


  M & S X-Ray Practices


     The M&S X-Ray Practices ("M&S") consist of Texas corporations and limited partnerships which have an aggregate of 19 partners and shareholders. In June 1997, the Company entered into agreements to acquire certain tangible and intangible assets, and assume certain liabilities, of M & S, pursuant to which upon completion of the Reorganization, the Company will acquire all of the non-medical assets of M & S. Pursuant to the terms of the agreements, the outstanding interests of M & S will be converted into 1,618,031 shares of Common Stock valued at $24,270,465 in the aggregate and $7,642,035 in cash. In addition, the Company will assume the outstanding indebtedness of M & S. At June 30, 1997 this indebtedness totaled $459,000. In connection with the Reorganization, the Company also will become a party to a Service Agreement with and its physician owners.

     The following chart depicts the Company's organizational structure following this offering and the consummation of the Reorganizations.

COMPANY POLICY

     It is anticipated that future transactions with affiliates of the Company will be minimal, will be approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company does not intend to make any loans to, or incur any indebtedness to, any of its executive officers or directors.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information with respect to the beneficial ownership of Common Stock as of August 15, 1997, and as adjusted, to give effect to the Reorganizations, the conversion of the Convertible Notes and completion of this offering, by (i) all persons known to the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. This table does not include shares of Common Stock that may be purchased pursuant to options not exercisable within 60 days of the consummation of this offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.



                                                                                 PERCENTAGE OWNED(2)
                                                                               ------------------------
                                                       SHARES BENEFICIALLY     BEFORE THE     AFTER THE
                        NAME                                OWNED(1)            OFFERING      OFFERING
                        ----                           -------------------     ----------     ---------
Gregory L. Solomon(3)(4).............................         135,556              6.3%             *%
Lawrence R. Muroff, M.D.(3)(5).......................         123,611              5.8              *
Mark S. Martin(3)(6).................................          93,913              4.5              *
Sami S. Abbasi(3)(7).................................          93,750              4.5              *
Paul M. Jolas(3)(8)..................................          39,375              1.9              *
Derace L. Schaffer, M.D.(3)(9).......................       1,121,861             50.7            6.1
John Pappajohn(3)(10)................................       1,045,417             51.1            5.7
John W. Colloton(3)..................................               0                *              *
Michael L. Sherman, M.D.(3)(11)......................          83,718              1.0              *
Less T. Chafen(3)(12)................................          31,994                *              *
Edgewater Private Equity Fund, II, L.P.(13)..........         250,000             11.1            1.3
All directors and executive officers as a group
  (11 persons)(14)...................................       2,780,195            100.0           14.5%


---------------

  *  Less than one percent.


 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of stock options or other securities currently exercisable or convertible, or exercisable or convertible within 60 days of August 15, 1997 are deemed outstanding and to be beneficially owned by the person holding such option or security for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.



 (2) Applicable percentage of ownership is based on 2,000,000 shares of Common Stock outstanding as of August 15, 1997 and 18,403,020 shares of Common Stock outstanding upon consummation of this offering, the Reorganizations and conversion of the Convertible Notes.



 (3) The address of Messrs. Solomon, Martin, Abbasi, Jolas, Pappajohn and Colloton and Drs. Muroff, Schaffer, Chafen and Sherman is c/o American Physician Partners, Inc., 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202.



 (4) Includes 5,000 shares of Common Stock into which $40,000 in certain Convertible Notes issued by the Company and held by Mr. Solomon are convertible. See "Description of Capital Stock -- Convertible Notes." Also includes 130,556 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997.



 (5) Includes 5,000 shares of Common Stock into which $40,000 in certain Convertible Notes issued by the Company and held by Dr. Muroff are convertible. See "Description of Capital Stock -- Convertible Notes." Also includes 104,444 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997; and exercisable options to purchase 14,167 shares of Common Stock in connection with service as a Director of the Company.



 (6) Includes 93,913 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997.



 (7) Includes 93,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997.



 (8) Includes 39,375 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997.



 (9) Includes 13,438 shares of Common Stock into which $107,500 in certain Convertible Notes issued by the Company and held by Dr. Schaffer are convertible. Also includes exercisable option to purchase 14,167 shares of Common Stock in connection with service as a Director of the Company exercisable within 60 days of August 15, 1997. Also includes 94,256 shares received in connection with the reorganization of Ide as part of the Reorganizations.



(10) Includes 31,250 shares of Common Stock into which $250,000 in certain Convertible Notes issued by the Company and held by Mr. Pappajohn are convertible. Also includes exercisable option to purchase 14,167 shares of Common Stock in connection with service as a Director of the Company exercisable within 60 days of August 15, 1997. Also includes 200,000 shares held by Halkis Ltd., a sole proprietorship owned by Mr. Pappajohn, 150,000 owned by Thebes Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse, Mary Pappajohn, and 150,000 shares owned directly by Mary Pappajohn. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes Ltd. and by Mary Pappajohn.



(11) Includes exercisable options to purchase 20,000 shares of Common Stock in connection with service as a Consultant to the Company. Also includes 63,718 shares received in connection with the reorganization of Advanced as part of the Reorganizations.



(12) Includes 31,994 shares of Common Stock received in connection with the reorganization of Pacific as part of the Reorganizations.



(13) Includes 250,000 shares of Common Stock into which $2,000,000 in certain Convertible Notes issued by the Company and held by Edgewater are convertible.



(14) Includes 535,539 shares of Common Stock issuable upon exercise of options exercisable within 60 days of August 15, 1997 and 54,688 shares of Common Stock issuable upon conversion of Convertible Notes.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

     As of the date of this Prospectus and giving effect to the Reorganizations, the conversion of the Convertible Notes, and the completion of this offering, the Company will have outstanding 18,151,625 shares of Common Stock (assuming an initial public offering price of $15.00 per share) and no shares of Preferred Stock.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

     Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of the Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock being offered hereby will be, upon payment of consideration therefor, fully paid and nonassessable.

PREFERRED STOCK

     Preferred Stock may be issued from time to time at the discretion of the Board of Directors as shares of one or more series. Subject to the provisions of the Company's Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of Preferred Stock, in each case without any further action or vote by the stockholders.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium to, or may otherwise adversely affect, the market price of the Common Stock.

CONVERTIBLE NOTES

     The following summaries of certain provisions of the Convertible Notes and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Convertible Notes and the Registration Rights Agreement.

  General

     The Convertible Notes represent unsecured general obligations of the Company and are convertible into Common Stock as described below. The Convertible Notes bear interest at the annual rate of 6%, and all accrued but unpaid interest shall be due and payable upon the closing of this offering. In the event the Convertible Notes are not converted into Common Stock by January 31, 1998, all accrued interest is due and payable immediately and the interest rate will increase to the prime rate as published in The Wall Street Journal plus 2% per annum thereafter, payable quarterly. Interest will be computed on the basis of a 360-day year comprised of 12 30-day months. As of the date of this Prospectus, the outstanding principal amount of the Convertible Notes was $3,500,000.

  Optional Redemption

     The Convertible Notes are redeemable at the option of the Company, in whole or in part, at the time of or any time after this offering. The Convertible Notes are redeemable in their principal amount on at least 15 days' written notice at the option of the Company, in whole or in part, together with accrued and unpaid interest. The Company intends to call the Convertible Notes for redemption as soon as practicable following the date of this Prospectus.

  Conversion Rights

     Upon receipt of written notice of redemption by the Company, the holders may convert the principal of such Convertible Notes into Common Stock upon approval of at least 50% of the outstanding principal of the Convertible Notes. Upon conversion, holders of the Convertible Notes will receive shares of Common Stock at the rate of one share of Common Stock for each $8.00 of Convertible Note principal (the "Conversion Price"). Proportional adjustments shall be made to the conversion ratio for splits, dividends, recapitalizations, and other distributions of the Common Stock. The Conversion Price shall be reduced, subject to several exceptions, if the Company sells any of its Common Stock for less than $8.00 per share, to a price determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale (including as outstanding all shares of Common Stock issuable upon conversion of Convertible Notes) multiplied by the then existing Conversion Price, and (B) the consideration, if any, received by the Company upon such sale, by (ii) the total number of shares of Common Stock outstanding immediately after the sale, including those issuable upon conversion of the Convertible Notes. No adjustment is made to the Conversion Price for options granted to officers, employees, directors and consultants of the Company pursuant to any stock option plan of the Company, including the Plan.

     Each Convertible Note may be converted into shares of Common Stock at the then effective Conversion Price (i) upon approval of the holders of at least 50% of the outstanding principal amount of the Convertible Notes following the closing of an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act in which the aggregate gross proceeds received by the Company equals or exceeds $10,000,000 prior to January 31, 1998, or (ii) upon approval of the holders of at least 50% of the outstanding principal amount of the Convertible Notes on or after January 31, 1998.

     If the Company sells shares of Common Stock for less than $14.00 per share in this offering, the conversion rate shall be adjusted so that at the time of conversion the aggregate market value of the Common Stock into which the Convertible Notes are converted will equal the principal of the Convertible Notes times 1.75.

  Lock-up

     Each of the holders of the Convertible Notes has entered into a lock-up agreement with the Company, pursuant to which each such holder has agreed with the Company not to sell the Convertible Notes or the shares of Common Stock issued or issuable upon conversion thereof owned by them at the time for a period of 24 months following issuance of such Convertible Notes (which Notes were issued between September 30 and December 31, 1996). The Company has agreed with the Underwriters not to waive this lock-up agreement for 180 days following the date of this Prospectus.

  Registration Rights

     The holders of the Convertible Notes have certain registration rights upon conversion of the Convertible Notes into Common Stock. At any time from and after 12 months following this offering, and not later than September 30, 2001, holders owning 50% or more of the aggregate of the shares of Common Stock into which any of the Convertible Notes have been or can be converted shall have the right on one occasion to require the Company to prepare and file a registration statement under the Securities Act covering such shares of Common Stock, and the Company, at its expense, will use its best efforts to cause such registration statement to become effective as soon as possible.

     In addition, the holders of Convertible Notes shall be entitled, subject to the approval of the underwriter, to two "piggyback" registrations at the Company's expense, as part of a registration by the Company of its shares of Common Stock at any time subsequent to 12 months after the date of this offering, but prior to September 30, 2001. Holders of the Convertible Notes are granted the right on up to two occasions at the Company's expense, and prior to September 30, 2001, to have their shares registered on Form S-3, if such form is available for use by the Company and such holder or holders. The registration rights are subject to a number of terms and conditions, including but not limited to, requirements as to minimum offering size and reaching satisfactory underwriting terms.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 ("Section 203") of the Delaware General Corporation Law (the "DGCL"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by the persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage. The Company has not adopted such an amendment to the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws. The applicability of Section 203 to the Company could delay or prevent a change in control of the Company and, consequently, could adversely affect the market price for the Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Amended and Restated Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company intends to enter into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and Amended and Restated Bylaws. These agreements, among other things, will indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

TRANSFER AGENT AND REGISTRAR


     The Transfer Agent and Registrar for the Common Stock is Chase Mellon Shareholder Services, LLC.


                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market following this offering. Upon the completion of this offering, the Company will have outstanding 18,151,625 shares of Common Stock. The 5,000,000 shares of Common Stock to be sold in this offering will be freely tradable without restriction under the Securities Act unless acquired by "affiliates" of the Company, as that term is defined under the Securities Act or contractually restricted.


     Simultaneously with the closing of this offering, securityholders of the Founding Affiliated Practices will receive, in the aggregate, 10,965,520 shares of Common Stock as a portion of the consideration for their practices, which shares will have been registered under the Securities Act. Certain other stockholders of the Company will hold, in the aggregate, an additional 2,000,000 shares of Common Stock, none of which are being offered by this Prospectus and none of which were acquired in transactions registered under the Securities Act. Such unregistered shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. The holders of these 12,965,520 shares of Common Stock have entered into agreements with the Company pursuant to which such holders have agreed not to sell any shares of Common Stock owned by them at the time of consummation of the Reorganization for a period of 12 months following this offering, and to thereafter limit the sale of such Common Stock to 25% of such shares upon expiration of such 12-month period following this offering; up to an additional 25% of such shares upon expiration of an 18-month period following this offering, and the remaining 50% of such shares upon expiration of a 24-month period following this offering. Further, each of the holders of the Convertible Notes have also entered into agreements with the Company pursuant to which each holder has agreed not to sell any portion of the Convertible Notes or any shares of the Common Stock issued or issuable upon conversion thereof for a period of 24 months following the date the Convertible Notes were issued to such holder (which Convertible Notes were issued between September 30, 1996 and December 31, 1996). The Company has agreed with the Underwriters not to waive the restrictive provisions of these agreements for 180 days after the date of this Prospectus without the prior written consent of Smith Barney Inc. Upon expiration of these agreements, the registered shares of Common Stock will be eligible for resale in the public market and the unregistered shares of Common Stock, the Convertible Notes and the shares of Common Stock issued or issuable upon conversion of the Convertible Notes will become eligible for sale in the public market, subject to the provisions of Rule 144 of the Securities Act.

     In addition, the Company, its officers and directors and all other holders of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock have agreed that for a period of 180 days after the date of this Prospectus they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock except, in the case of the Company, in certain limited circumstances.


     The Company anticipates that prior to the consummation of this offering, the Company will have outstanding under its Plan options to purchase approximately 1,681,000 shares of Common Stock, and at or shortly following consummation of this offering the Company anticipates that it will issue options to purchase up to 275,000 shares of Common Stock under its 1996 Stock Option Plan. The Company intends to register the shares of Common Stock issuable upon exercise of the options granted under its 1996 Stock Option Plan so that such shares will be eligible for resale in the public market. The sale of the shares will be subject to the lock-up provisions described above.


     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person will be entitled to sell such shares under Rule 144(k) without regard to the limitations described above.

     Prior to this offering there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, shares of Common Stock which equal the number of shares set forth opposite the name of such Underwriter below.

                        UNDERWRITER                           NUMBER OF SHARES
                        -----------                           ----------------
Smith Barney Inc. ..........................................
Cowen & Company.............................................
Piper Jaffray Inc. .........................................
Robertson, Stephens & Company LLC...........................

                                                                 ---------
          Total.............................................     5,000,000
                                                                 =========

     The Underwriters are obligated to take and pay for all shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc., Cowen & Company, Piper Jaffray Inc. and Robertson, Stephens & Company LLC are acting as representatives (the "Representatives"), propose initially to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession
not in excess of $          per share under the public offering price. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $          per share to other Underwriters or to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed by the Underwriters. The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 750,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares in such table.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     Each holder of Convertible Notes and each holder of shares of Common Stock to be issued in the Reorganizations has agreed with the Company to certain contractual restrictions on resales of such securities and, in the case of the Convertible Notes, the underlying Common Stock. The Company has agreed with the Underwriters not to waive the restrictive provisions of these agreements for 180 days after the date of this Prospectus without the prior written consent of Smith Barney Inc. In addition, the Company, its officers and directors and all other holders of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock have agreed that for a period of 180 days after the date of this Prospectus they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock except, in the case of the Company, in certain limited circumstances. See "Shares Eligible for Future Sale."

     In connection with this offering and in accordance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Smith Barney Inc., as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when shares of Common Stock originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the Nasdaq National Market, in the over-the-counter market, or otherwise. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

     Cowen & Company, one of the Representatives, purchased $200,000 principal amount of the Convertible Notes in December 1996 at a purchase price equal to 100% of the principal amount thereof. The Convertible Notes held by Cowen & Company were purchased on the same terms as, are pari passu with, and provide the same privileges as, all of the Convertible Notes sold by the Company.

     Prior to this offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in determining the initial public offering price were the history of, and the prospects for, the Company's business and the industry in which it competes, an assessment of the Company's management, its past and present operations, the past and present earnings of the Company and the trend of such earnings, the prospects for earning of the Company, the present state of the Company's development, the general condition of the securities market at the time of this offering and the market prices and earnings of similar securities of comparable companies at the time of this offering.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Newport Beach, California and for the Underwriters by Dewey Ballantine, New York, New York. As of the date of this Prospectus, certain members and investment partnerships of Brobeck, Phleger & Harrison LLP beneficially own $67,500 in principal amount of the Convertible Notes.

                                    EXPERTS

     The financial statements of American Physician Partners, Inc. as of December 31, 1996 and for the period from inception (April 30, 1996) to December 31, 1996, included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Advanced Radiology, LLC, Drs. Thomas, Wallop, Kim, and Lewis, P.A., Diagnostic Imaging Associates, P.A., the combined financial statements of M&S X-Ray Practices, the combined financial statements of Pacific Imaging Consultants, the financial statements of Radiology and Nuclear Medicine, P.A., the combined financial statements of Rockland Radiological Group, and the combined financial statements of Valley Radiology Group included in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The combined financial statements of The Ide Group, P.C. and Ide Diagnostic Imaging Associates included in this Registration Statement have been audited by DeJoy, Knauf & Blood LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION


     A Registration Statement on Form S-1 including amendments thereto relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules and the Company's Registration Statement on Form S-4 (No. 333-31611) relating to the Reorganizations, including exhibits and schedules. A copy of the Registration Statement may be inspected without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission. The Registration Statement may also be obtained from the website that the Securities and Exchange Commission maintains at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                 PAGE
                                                              -----------
AMERICAN PHYSICIAN PARTNERS, INC.
  Report of Independent Public Accountants..................  F-3
  Balance Sheets as of December 31, 1996, and June 30, 1997
     (unaudited)............................................  F-4
  Statements of Income for the period from inception (April
     30, 1996) to December 31, 1996, and the six months
     ended June 30, 1997 (unaudited)........................  F-5
  Statements of Stockholders' Deficit for the period from
     inception (April 30, 1996) to December 31, 1996, and
     the six months ended June 30, 1997 (unaudited).........  F-6
  Statements of Cash Flows for the period from inception
     (April 30, 1996) to December 31, 1996, and the six
     months ended June 30, 1997 (unaudited).................  F-7
  Notes to Financial Statements.............................  F-8
ADVANCED RADIOLOGY, LLC AND SUBSIDIARY
  Report of Independent Public Accountants..................  F-12
  Consolidated Balance Sheets as of December 31, 1995 and
     1996, and June 30, 1997 (unaudited)....................  F-13
  Consolidated Statements of Income for the years ended
     December 31, 1994, 1995 and 1996, and the six months
     ended June 30, 1996 and 1997 (unaudited)...............  F-14
  Consolidated Statements of Owners' Equity for the years
     ended December 31, 1994, 1995 and 1996, and the six
     months ended June 30, 1997 (unaudited).................  F-15
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996, and the six months
     ended June 30, 1996 and 1997 (unaudited)...............  F-16
  Notes to Consolidated Financial Statements................  F-17
DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
  Report of Independent Public Accountants..................  F-25
  Balance Sheet as of December 31, 1994.....................  F-26
  Statement of Income for the year ended December 31,
     1994...................................................  F-27
  Statement of Owners' Equity for the year ended December
     31, 1994...............................................  F-28
  Statement of Cash Flows for the year ended December 31,
     1994...................................................  F-29
  Notes to Financial Statements.............................  F-30
DIAGNOSTIC IMAGING ASSOCIATES, P.A.
  Report of Independent Public Accountants..................  F-33
  Balance Sheet as of September 30, 1994....................  F-34
  Statement of Income for the year ended September 30,
     1994...................................................  F-35
  Statement of Owners' Equity for the year ended September
     30, 1994...............................................  F-36
  Statement of Cash Flows for the year ended September 30,
     1994...................................................  F-37
  Notes to Financial Statements.............................  F-38
THE IDE GROUP, P.C. AND IDE DIAGNOSTIC IMAGING ASSOCIATES
  Independent Auditors' Report..............................  F-42
  Combined Balance Sheets as of June 30, 1994, 1995, and
     1996 and June 30, 1997 (unaudited).....................  F-43
  Combined Statements of Income for the years ended June 30,
     1994, 1995, and 1996 and June 30, 1997 (unaudited).....  F-44
  Combined Statements of Changes in Stockholders' Equity and
     Partners' Capital for the years ended June 30, 1994,
     1995, and 1996, and June 30, 1997
     (unaudited)............................................  F-45
  Combined Statements of Cash Flows for the years ended June
     30, 1994, 1995, and 1996, and June 30, 1997
     (unaudited)............................................  F-46
  Notes to Combined Financial Statements....................  F-47
M & S X-RAY PRACTICES
  Report of Independent Public Accountants..................  F-52

                                                                 PAGE
                                                              -----------
  Combined Balance Sheets as of December 31, 1995 and 1996,
     and June 30, 1997
     (unaudited)............................................  F-53
  Combined Statements of Income for the years ended December
     31, 1995 and 1996, and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-54
  Combined Statements of Owners' Equity for the years ended
     December 31, 1995 and 1996, and the six months ended
     June 30, 1997 (unaudited)..............................  F-55
  Combined Statements of Cash Flows for the years ended
     December 31, 1995 and 1996, and the six months ended
     June 30, 1996 and 1997 (unaudited).....................  F-56
  Notes to Combined Financial Statements....................  F-57
PACIFIC IMAGING CONSULTANTS
  Report of Independent Public Accountants..................  F-63
  Combined Balance Sheets as of December 31, 1995 and 1996,
     and June 30, 1997
     (unaudited)............................................  F-64
  Combined Statements of Income for the years ended December
     31, 1995 and 1996, and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-65
  Combined Statements of Owners' Equity (Deficit) for the
     years ended December 31, 1995 and 1996, and the six
     months ended June 30, 1997 (unaudited).................  F-66
  Combined Statements of Cash Flows for the years ended
     December 31, 1995 and 1996, and the six months ended
     June 30, 1996 and 1997 (unaudited).....................  F-67
  Notes to Combined Financial Statements....................  F-68
RADIOLOGY AND NUCLEAR MEDICINE, P.A.
  Report of Independent Public Accountants..................  F-74
  Balance Sheets as of December 31, 1995 and 1996, and June
     30, 1997 (unaudited)...................................  F-75
  Statements of Income for the years ended December 31, 1995 and 1996, and the six months ended June 30, 1996 and
     1997 (unaudited).......................................  F-76
  Statements of Owners' Equity for the years ended December
     31, 1995 and 1996, and the six months ended June 30,
     1997 (unaudited).......................................  F-77
  Statements of Cash Flows for the years ended December 31,
     1995 and 1996, and the six months ended June 30, 1996
     and 1997 (unaudited)...................................  F-78
  Notes to Financial Statements.............................  F-79
ROCKLAND RADIOLOGICAL GROUP
  Report of Independent Public Accountants..................  F-84
  Combined Balance Sheets as of September 30, 1995 and 1996,
     and June 30, 1997
     (unaudited)............................................  F-85
  Combined Statements of Income for the years ended
     September 30, 1994, 1995 and 1996, and the nine months
     ended June 30, 1996 and 1997 (unaudited)...............  F-86
  Combined Statements of Owners' Equity (Deficit) for the
     years ended September 30, 1994, 1995 and 1996, and the
     nine months ended June 30, 1997 (unaudited)............  F-87
  Combined Statements of Cash Flows for the years ended
     September 30, 1994, 1995 and 1996, and the nine months
     ended June 30, 1996 and 1997 (unaudited)...............  F-88
  Notes to Combined Financial Statements....................  F-89
VALLEY RADIOLOGY GROUP
  Report of Independent Public Accountants..................  F-94
  Combined Balance Sheets as of December 31, 1995 and 1996,
     and June 30, 1997
     (unaudited)............................................  F-95
  Combined Statements of Income for the years ended December
     31, 1995 and 1996, and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-96
  Combined Statements of Owners' Equity for the years ended
     December 31, 1995 and 1996, and the six months ended
     June 30, 1997 (unaudited)..............................  F-97
  Combined Statements of Cash Flows for the years ended
     December 31, 1995 and 1996, and the six months ended
     June 30, 1996 and 1997 (unaudited).....................  F-98
  Notes to Combined Financial Statements....................  F-99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
American Physician Partners, Inc.:

     We have audited the accompanying balance sheet of American Physician Partners, Inc. -- A Development Stage Company (a Delaware corporation) as of December 31, 1996, and the related statements of income, stockholders' deficit, and cash flows for the period from inception (April 30, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Physician Partners, Inc. -- A Development Stage Company as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (April 30, 1996) to December 31, 1996, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
     April 10, 1997

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS


                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 2,490,679    $   110,237
  Prepaid expenses..........................................       15,002        137,859
                                                              -----------    -----------
          Total current assets..............................    2,505,681        248,096
PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $2,612 and $15,303 at December 31, 1996 and June 30,
  1997, respectively........................................       57,405        166,654
DEFERRED IPO COSTS..........................................           --      2,055,766
OTHER ASSETS................................................       14,480         15,711
                                                              -----------    -----------
          Total assets......................................  $ 2,577,566    $ 2,486,227
                                                              ===========    ===========

                         LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accrued expenses..........................................  $   477,109    $ 2,085,169
CONVERTIBLE NOTES PAYABLE...................................    3,500,000      3,500,000
                                                              -----------    -----------
          Total liabilities.................................    3,977,109      5,585,169

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.0001 par value; 10,000,000 shares
     authorized; no shares outstanding......................           --             --
  Common stock, $.0001 par value; 20,000,000 shares
     authorized; 2,000,000 shares issued and outstanding....          200            200
  Additional paid-in capital................................      249,800        249,800
  Accumulated deficit.......................................   (1,649,543)    (3,348,942)
                                                              -----------    -----------
          Total stockholders' deficit.......................   (1,399,543)    (3,098,942)
                                                              -----------    -----------
          Total liabilities and stockholders' deficit.......  $ 2,577,566    $ 2,486,227
                                                              ===========    ===========


    The accompanying notes are an integral part of this financial statement.

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              STATEMENTS OF INCOME


                                                                PERIOD FROM
                                                                 INCEPTION          PERIOD FROM
                                                              (APRIL 30, 1996)    JANUARY 1, 1997,
                                                                     TO                  TO
                                                                DECEMBER 31,          JUNE 30,
                                                                    1996                1997
                                                              ----------------    ----------------
                                                                                    (UNAUDITED)
REVENUES....................................................    $        --          $        --
COSTS AND EXPENSES:
  Salaries and benefits.....................................        545,949              901,065
  Rent and lease expense....................................         57,015              114,134
  General and administrative................................        299,585              412,494
  Depreciation..............................................          2,612               12,691
  Interest expense..........................................         36,031              104,792
  Professional services.....................................        607,482              143,859
  Marketing expense.........................................        114,067               43,499
                                                                -----------          -----------
          Total costs and expenses..........................      1,662,741            1,732,534
                                                                -----------          -----------
INTEREST INCOME.............................................         13,198               33,135
                                                                -----------          -----------
NET LOSS....................................................    $(1,649,543)         $(1,699,399)
                                                                ===========          ===========
PRO FORMA NET LOSS PER COMMON SHARE.........................    $     (0.22)         $     (0.22)
                                                                ===========          ===========
PRO FORMA NUMBER OF SHARES..................................      7,327,197            7,327,197
                                                                ===========          ===========


    The accompanying notes are an integral part of this financial statement.

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT


                                             COMMON STOCK      ADDITIONAL
                                          ------------------    PAID-IN     ACCUMULATED
                                           SHARES     AMOUNT    CAPITAL       DEFICIT        TOTAL
                                          ---------   ------   ----------   -----------   -----------
BALANCE, April 30, 1996 (inception).....         --    $ --     $     --    $        --   $        --
  Issuance of common stock..............  2,000,000     200      249,800             --       250,000
  Net loss..............................         --      --           --     (1,649,543)   (1,649,543)
                                          ---------    ----     --------    -----------   -----------
BALANCE, December 31, 1996..............  2,000,000     200      249,800     (1,649,543)   (1,399,543)
  Net loss (unaudited)..................         --      --           --     (1,699,399)   (1,699,399)
                                          ---------    ----     --------    -----------   -----------
BALANCE, June 30, 1997 (unaudited)......  2,000,000    $200     $249,800    $(3,348,942)  $(3,098,942)
                                          =========    ====     ========    ===========   ===========


    The accompanying notes are an integral part of this financial statement.

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS


                                                              FOR THE PERIOD
                                                              FROM INCEPTION
                                                                (APRIL 30,
                                                                 1996) TO         SIX MONTHS
                                                               DECEMBER 31,          ENDED
                                                                   1996          JUNE 30, 1997
                                                              ---------------    -------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................    $(1,649,543)       $(1,699,399)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation...........................................          2,612             12,691
     Changes in assets and liabilities --
       Prepaid expenses.....................................        (15,002)          (122,857)
       Intangible asset.....................................             --         (2,055,766)
       Other assets.........................................        (14,480)            (1,231)
       Accrued expenses.....................................        477,109          1,608,060
                                                                -----------        -----------
          Net cash used in operating activities.............     (1,199,304)        (2,258,502)
                                                                -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................        (60,017)          (121,940)
                                                                -----------        -----------
          Net cash used in investing activities.............        (60,017)          (121,940)
                                                                -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable...................        400,000                 --
  Payments on notes payable.................................       (400,000)                --
  Proceeds from issuance of convertible notes payable.......      3,500,000                 --
  Issuance of common stock..................................        250,000                 --
                                                                -----------        -----------
          Net cash provided by financing activities.........      3,750,000                 --
                                                                -----------        -----------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      2,490,679         (2,380,442)
CASH AND CASH EQUIVALENTS, at inception.....................             --          2,490,679
                                                                -----------        -----------
CASH AND CASH EQUIVALENTS, end of year......................    $ 2,490,679        $   110,237
                                                                ===========        ===========
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period
     Interest...............................................    $     7,104        $        --


    The accompanying notes are an integral part of this financial statement.

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS:

     American Physician Partners, Inc. -- A Development Stage Company (the "Company"), a Delaware corporation, is a radiology practice management entity. The Company is a development stage company which through December 31, 1996, had no revenue or significant operations. During the period from inception (April 30, 1996) to December 31, 1996, the Company reported a net loss of approximately $1.6 million primarily as a result of general and administrative expenses incurred during its startup and organizational stage. The Company's operating prospects are dependent upon a number of factors including the ability to attract physicians to its business concept and integrate their operations, competition from similar entities as the Company and overall trends in the healthcare industry (including the effects of government regulation and reimbursement trends).

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company.

     The Company's financial statements have been prepared in anticipation of an initial public offering of the Company's common stock (the "offering").

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  Property and Equipment

     Property and equipment, consisting of furniture, fixtures, and equipment, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets (five years).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation -- Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim period from January 1, 1997, to June 30,

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1997, has been included herein. The results of operations for the interim period is not necessarily indicative of the results for the full year.

3. CONVERTIBLE NOTES PAYABLE:


     During 1996, the Company issued $3,500,000 in convertible notes (the "Notes"). As of December 31, 1996, $40,000 and $357,000 of the Notes are held by employees and shareholders, respectively. The interest rate on the Notes is 6% and they mature on January 31, 1998. The Notes may, at the election of the noteholders of at least 50% of the outstanding principal amount, be converted into shares of common stock at a conversion price of $8 per share, subject to certain limitations, as defined in the Note agreement. In addition, upon or after the effective date of the offering, the Company may redeem the Notes at par in whole or in part. The Company expects that the note holders will elect conversion upon the Company's request for redemption.


     If the Notes remain outstanding at January 31, 1998, the interest rate increases to the prime rate plus 2% per annum.

     The Company issued $400,000 in notes to stockholders during 1996. The interest rate on these notes was the bank base lending rate. These notes were paid in full prior to December 31, 1996.

4. COMMON STOCK AND STOCK OPTION PLAN:

  Common Stock

     During 1996, the Company's Board of Directors issued 2,000,000 shares of common stock. No shares of stock were held by employees at December 31, 1996.

  Stock Option Plan

     During 1996, the Company's Board of Directors approved a Stock Option Plan (the "Plan") under which 3,000,000 options to purchase shares of the Company's common stock may be granted to key directors, employees and other health care professionals associated with the Company, as defined by the Plan. Options granted under the Plan may be either incentive stock options (ISO) or nonqualified stock options (NQSO). The option price per share under the Plan may not be less than 100% of the fair market value at the grant date for ISO and may not be less than 85% of the fair market value at the grant date for NQSO. Generally, options vest over a 5-year period.

     The Company accounts for its stock-based compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). In 1995, Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" (FASB No.
123), was issued, whereby companies may elect to account for stock-based compensation using a fair value based method or continue measuring compensation expense using the intrinsic value method prescribed in APB No. 25. FASB No. 123 requires that companies electing to continue to use the intrinsic value method make pro forma disclosure of net income and net income per share as if the fair value based method of accounting had been applied.


     The Company used the minimum value method to estimate the fair value of options. For purposes of the minimum value method, the Company used U.S. Treasury strip rates for its risk-free interest rates, assumed no volatility or future dividends, and assumed the expected life of the options through the applicable expiration dates. The pro forma effects of adopting FASB No. 123's fair value based method for the period ended December 31, 1996 were not materially different from the corresponding APB No. 25 intrinsic value methodology because the weighted average grant-date fair value of options granted during the period was negligible. However, the effects of applying FASB No. 123 during 1996 are not likely to be representative of

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the effects on pro forma net income for future years because the vesting of options will cause additional incremental expense to be recognized in future periods.

     As of December 31, 1996, 1,210,000 options were granted and 1,790,000 options were available to be granted under the Plan. The weighted average exercise prices for total granted options and total exercisable options were $.74 and $.20, respectively, at December 31, 1996. The following table summarizes information for the significant option groups outstanding at December 31, 1996:

EXERCISE     OPTIONS      REMAINING    EXERCISABLE
 PRICE     OUTSTANDING      LIFE         OPTIONS
--------   -----------   -----------   -----------
                           (YEARS)
 $ .125     1,115,000        10            99,083
   8.00        95,000        10               917


     Upon the effective date of the offering, the vesting period of 480,000 options will accelerate. Acceleration of the vesting period does not change the measurement date pursuant to the provisions of APB 25 and accordingly no compensation expense will be recognized.



5. PRO FORMA NET LOSS PER SHARE:



     Pro forma net loss per share is computed by dividing net loss by the number of common stock and common stock equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission ("SEC"). All common stock and common stock options issued in the year prior to the offering have been considered as outstanding common stock equivalents under the treasury stock method, based on an estimate of the offering price. Shares of common stock issuable upon conversion of the Notes are assumed to be common stock equivalent shares for all periods presented. In addition, the number of shares whose proceeds would be necessary to pay the dividends to the promoters (see Note 9) are assumed to be common stock equivalent shares for all periods presented.


6. INCOME TAXES:

     The Company has incurred losses since inception. At December 31, 1996, the Company has a net operating loss carryforward for income tax purposes of approximately $1,647,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforward will expire in 2011.

     The deferred tax benefit of approximately $600,000 generated during 1996 has been fully offset by a valuation allowance. The Company has recorded a full valuation allowance against its deferred tax asset because of the Company's current financial condition, its limited operating history, and its operating losses recorded to date. If the Company does achieve profitability in the future, the valuation allowance will be reduced by a credit to income.

7. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Instruments," requires disclosure about the fair value of financial instruments. The carrying amounts and the estimated fair values for these financial instruments as of December 31, 1996, were as follows:

                                                               CARRYING     ESTIMATED
                                                                AMOUNT      FAIR VALUE
                                                              ----------    ----------
Cash and cash equivalents...................................  $2,490,679    $2,490,679
Convertible notes payable...................................   3,500,000     3,421,687

                       AMERICAN PHYSICIAN PARTNERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. COMMITMENTS AND CONTINGENCIES:

  Leases

     Lease expense of $57,015 for the period ended December 31, 1996, consists of corporate office space and corporate equipment.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1996:

1997........................................................  $164,865
1998........................................................   164,865
1999........................................................   164,220
2000........................................................   157,125
2001........................................................   130,940

9. SUBSEQUENT EVENTS:


     The Company plans to reorganize and complete an initial public offering. As part of this transaction, all nonmonetary assets and certain monetary assets (primarily accounts receivable, cash, and other monetary assets such as inventory, deposits, prepaids and miscellaneous other receivables, but excluding notes receivable from physicians) and liabilities, excluding those liabilities payable to physicians such as accrued or defined physician compensation, and certain other liabilities payable to physicians related to other benefit plans of seven radiology practices (the "Founding Affiliated Practices") will be exchanged for the Company's common stock and cash. The exchange will be accounted for at the historical cost basis with the stock being valued at the historical cost of the net assets exchanged. The cash payments to the owners of the Founding Affiliated Practices will be reflected as dividends paid by the Company. Concurrent with these exchanges, the physicians will create new medical professional corporations (PC's) which will enter into 40-year service agreements with the Company. Additionally, all physicians will enter into employment and noncompete agreements with the new PC's.


     As of the closing date, the Company will agree to pay the owners of the Founding Affiliated Practices amounts equal to their existing cash and net accounts receivable, less certain accounts payable and accrued liabilities of the Founding Affiliated Practices.


     The following summarized unaudited pro forma information assumes the exchange between the Company and the Founding Affiliated Practices, but does not give effect to the offering or the distribution to promoters. This pro forma information assumes the exchanges occurred on June 30, 1997 (in thousands):



Balance sheet --
  Working capital...........................................  $ 3,895
  Total assets..............................................   75,524
  Long-term debt and capital leases, net of current
     maturities.............................................   19,754
  Stockholders' equity......................................   19,264
Income Statement --
  Year ended December 31, 1996
     Management service fee revenue.........................  $90,249
     Pro forma net income...................................   12,861
  Six months ended June 30, 1997
     Management service fee revenue.........................   50,614
     Pro forma net income...................................    6,980


     This pro forma information may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Advanced Radiology, LLC:

     We have audited the accompanying consolidated balance sheets of Advanced Radiology, LLC (a Maryland limited liability company) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, owners' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Radiology, LLC and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
February 21, 1997

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                             DECEMBER 31,
                                                      --------------------------     JUNE 30,
                                                         1995           1996           1997
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................  $ 1,822,724    $ 3,048,169    $   184,677
  Accounts receivable, net of allowances of
     $11,656,529, $13,591,727, and $14,922,987 at
     December 31, 1995 and 1996 and June 30, 1997 ,
     respectively...................................    9,957,828     12,041,297     15,042,029
  Other receivables.................................           --        229,162        374,624
  Other current assets..............................      406,753      1,509,912        669,365
                                                      -----------    -----------    -----------
          Total current assets......................   12,187,305     16,828,540     16,270,695
PROPERTY AND EQUIPMENT, net.........................   12,871,519     13,950,022     14,860,394
INVESTMENTS IN AFFILIATED ENTITIES..................      497,345        743,586      1,101,109
OTHER ASSETS, net...................................      226,060      2,229,957      1,529,445
                                                      -----------    -----------    -----------
          Total assets..............................  $25,782,229    $33,752,105    $33,761,643
                                                      ===========    ===========    ===========

                                LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Revolving credit facilities.......................  $ 1,700,000    $ 4,000,000    $ 2,900,000
  Accounts payable and accrued expenses.............    2,591,707        625,224      2,007,387
  Accrued salaries and benefits.....................    2,073,807      1,328,370      1,605,918
  Due to joint ventures.............................    1,162,296      1,430,415        693,257
  Current portion of long-term debt.................    2,357,143      3,999,473      3,909,343
  Other current liabilities.........................           --        248,450        748,789
                                                      -----------    -----------    -----------
          Total current liabilities.................    9,884,953     11,631,932     11,864,694
                                                      -----------    -----------    -----------
LONG-TERM DEBT, net of current portion..............    5,142,857      6,708,214      4,812,573
OTHER LIABILITIES...................................           --        359,012        359,012
                                                      -----------    -----------    -----------
          Total liabilities.........................   15,027,810     18,699,158     17,036,279
MINORITY INTEREST...................................           --        381,698        408,103
OWNERS' EQUITY......................................   10,754,419     14,671,249     16,317,261
                                                      -----------    -----------    -----------
          Total liabilities and owners' equity......  $25,782,229    $33,752,105    $33,761,643
                                                      ===========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME


                                                YEARS ENDED                     SIX MONTHS ENDED
                                               DECEMBER 31,                         JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996          1996          1997
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUES:
  Medical service revenue,
     net........................  $19,277,956   $37,357,073   $51,692,004   $23,241,501   $31,103,238
  Other revenue.................    3,173,533     1,476,239     1,189,986       524,288       456,914
                                  -----------   -----------   -----------   -----------   -----------
          Total revenue.........   22,451,489    38,833,312    52,881,990    23,765,789    31,560,152
                                  -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Costs of affiliated physician
     services...................    8,755,971       811,926     2,293,233     1,589,158     2,308,427
  Practice salaries, wages and
     benefits...................    6,325,282    10,051,129    12,317,949     5,567,355     7,683,633
  Practice supplies.............    1,145,397     2,626,338     3,206,294     1,576,699     1,838,344
  Practice rent and lease
     expense....................      862,257     2,184,472     2,301,575     1,306,004     1,598,479
  Depreciation and
     amortization...............    1,879,420     3,022,977     3,449,649     1,745,353     1,979,488
  Other practice expenses.......    3,338,356     4,184,188     6,272,470     2,694,655     3,542,759
  Interest expense..............      410,752     1,003,042       751,086       307,409       445,779
                                  -----------   -----------   -----------   -----------   -----------
          Total costs and
            expenses............   22,717,435    23,884,072    30,592,256    14,786,633    19,396,909
                                  -----------   -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE MINORITY
  INTEREST AND EQUITY IN
  EARNINGS OF INVESTMENTS.......     (265,946)   14,949,240    22,289,734     8,979,156    12,163,243
EQUITY IN EARNINGS OF
  INVESTMENTS...................      761,999       634,659     1,207,670       680,447       642,367
MINORITY INTEREST IN INCOME OF
  CONSOLIDATED SUBSIDIARIES.....           --            --       (18,055)        9,239       (26,405)
                                  -----------   -----------   -----------   -----------   -----------
NET INCOME......................  $   496,053   $15,583,899   $23,479,349   $ 9,668,842   $12,779,205
                                  ===========   ===========   ===========   ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF OWNERS' EQUITY


BALANCE, December 31, 1993..................................  $ 10,638,485
  Capital contributions.....................................         1,200
  Net income................................................       496,053
                                                              ------------
BALANCE, December 31, 1994..................................    11,135,738
  Distribution to Copeland shareholders, net of practice net
     assets contributed.....................................    (5,910,218)
  Capital contributions.....................................     2,300,000
  Distributions to owners...................................   (12,355,000)
  Net income................................................    15,583,899
                                                              ------------
BALANCE, December 31, 1995..................................    10,754,419
  Contribution of practice net assets.......................     1,001,280
  Distributions to owners...................................   (20,563,799)
  Net income................................................    23,479,349
                                                              ------------
BALANCE, December 31, 1996..................................    14,671,249
  Capital Contributions (unaudited).........................     1,066,805
  Distributions to owners (unaudited).......................   (12,199,998)
  Net income (unaudited)....................................    12,779,205
                                                              ------------
BALANCE, June 30, 1997 (unaudited)..........................  $ 16,317,261
                                                              ============


  The accompanying notes are an integral part of these consolidated financial statements.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                   SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                     JUNE 30,
                                                  -----------------------------------------   ---------------------------
                                                     1994           1995           1996           1996           1997
                                                  -----------   ------------   ------------   ------------   ------------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $   496,053   $ 15,583,899   $ 23,479,349   $  9,668,842   $ 12,779,205
  Adjustments to reconcile net income to net
    cash provided by operating activities --
    Minority interest in income of consolidated
      subsidiaries..............................           --             --         18,055         (9,239)        26,405
    Depreciation and amortization...............    1,879,420      3,022,977      3,449,649      1,745,353      1,979,488
    Investment (income) loss from affiliated
      entities..................................     (761,999)      (634,659)    (1,207,670)      (680,447)      (642,367)
    (Gain) loss on sale of assets...............      (19,665)        12,302            379             --             --
    Changes in assets and liabilities
    (Increase) decrease in --
      Accounts receivable, net..................     (208,451)    (9,957,828)    (2,083,469)      (731,663)    (3,000,732)
      Other receivables and other current
         assets.................................       96,924       (724,734)      (261,143)    (1,548,458)       695,085
      Other noncurrent assets...................     (112,541)      (242,636)    (2,023,516)    (1,208,878)            --
    Increase (decrease) in --
      Accounts payable and accrued expenses.....      265,456      2,307,168     (1,966,483)       992,615      1,382,163
      Accrued salaries and benefits.............      138,042      2,073,806       (745,436)    (2,012,306)       277,548
      Due to joint ventures.....................      216,766      1,608,528        268,119       (269,952)      (737,158)
      Other liabilities.........................          (91)            --        248,450             --        500,338
                                                  -----------   ------------   ------------   ------------   ------------
         Net cash provided by operating
           activities...........................    1,989,914     13,048,823     19,176,284      5,945,867     13,259,975
                                                  -----------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of capital equipment...       30,200             --             --             --             --
  Purchases of capital equipment................   (2,133,526)    (1,821,663)    (3,295,696)    (1,333,481)    (2,189,347)
  Contributions to partnerships.................           --        (61,198)      (265,426)            --       (302,772)
  Distributions received from affiliated
    entities....................................      818,482         59,407      1,246,214        655,043        587,616
                                                  -----------   ------------   ------------   ------------   ------------
         Net cash used in investing
           activities...........................   (1,284,844)    (1,823,454)    (2,314,908)      (678,438)    (1,904,503)
                                                  -----------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..................    1,069,512      9,000,000      5,114,881             --             --
  Repayment of long-term debt...................   (1,885,125)   (10,047,645)    (2,850,656)      (239,873)    (1,985,771)
  Net increase in line of credit................           --      1,700,000      2,300,000      1,778,000     (1,100,000)
  Contributions from members....................           --      2,300,000             --             --      1,066,805
  Stockholder distributions.....................           --    (12,355,000)   (20,563,799)    (8,600,000)   (12,199,998)
  Distribution to Copeland shareholders.........           --         (5,466)            --             --             --
  Proceeds from the sale of stock...............        1,200             --             --             --             --
  Minority interest contribution to joint
    venture.....................................           --             --        363,643        363,644             --
                                                  -----------   ------------   ------------   ------------   ------------
         Net cash used in financing
           activities...........................     (814,413)    (9,408,111)   (15,635,931)    (6,698,229)   (14,218,964)
                                                  -----------   ------------   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................     (109,343)     1,817,258      1,225,445     (1,430,800)    (2,863,492)
CASH AND CASH EQUIVALENTS, beginning of
  period........................................      114,809          5,466      1,822,724      1,822,724      3,048,169
                                                  -----------   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of period........  $     5,466   $  1,822,724   $  3,048,169   $    391,924   $    184,677
                                                  ===========   ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE:
  Cash interest paid............................  $   410,752   $  1,003,000   $    751,086   $    307,409   $    445,779
                                                  ===========   ============   ============   ============   ============


  The accompanying notes are an integral part of these consolidated financial statements.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Advanced Radiology, LLC (the "Company") is a Maryland limited liability company organized to provide radiology and imaging healthcare services. Its offices are located in the Baltimore, Maryland, metropolitan area. The Company was organized in October 1994 and began providing healthcare services in January 1995.

     The consolidated financial statements include the accounts of the Company and its seventy-three percent owned subsidiary, MRI at St. Joseph Medical Center, LLC ("MRI"). All significant intercompany accounts and transactions have been eliminated in consolidation.


     The Company was formed through the contribution of assets of five existing radiology practices -- Drs. Copeland, Hyman, and Shackman, P.A. ("Copeland"); Drs. Thomas, Wallop, Kim, and Lewis, P.A. ("Arundel"); Diagnostic Imaging Associates, P.A. (DIAPA); Drs. DeCarlo, Lyon, Hearn, and Pazourek, P.A. ("DeCarlo"); and Carroll Imaging Associates, P.A. ("Carroll") (collectively, the "Practices"). Effective January 1, 1995, the Practices contributed certain assets (primarily fixed assets and investments in joint ventures) and the debt related to those assets in exchange for ownership interests in the Company. The Company did not acquire the ownership interests of the Practices. The Practices remain in existence and continue to employ all physician-owners.



     The initial formation of the Company has been accounted for under the provisions of APB No. 16. Based on the asset sizes of the individual contributed radiology practices, Copeland was identified as the acquirer, and accordingly, all balances prior to January 1, 1995, represent the activities of Copeland on a stand alone basis. The assets contributed by Arundel, DIAPA, DeCarlo, and Carroll were recorded at the estimated fair value of the assets contributed and liabilities assumed as these amounts were more clearly evident than the value of the ownership interest received in the Company. Following are the assets and liabilities, by practice.


                                        ARUNDEL       DIAPA      DECARLO     CARROLL       TOTAL
                                      -----------   ---------   ---------   ---------   -----------
Fixed assets........................  $ 2,082,667   $ 931,433   $ 502,922   $  37,939   $ 3,554,961
Investments in joint venture........           --          --          --    (336,732)     (336,732)
Debt................................   (1,705,357)   (670,203)   (262,405)    (20,998)   (2,658,963)
Other...............................       19,732     (19,414)        923         875         2,116
                                      -----------   ---------   ---------   ---------   -----------
Estimated fair market values........  $   397,042   $ 241,816   $ 241,440   $(318,916)  $   561,382
                                      ===========   =========   =========   =========   ===========

     In addition, as part of the initial formation of the Company, all of the assets and liabilities of Copeland, other than fixed assets, debt, and certain miscellaneous assets, were maintained by Copeland and were not contributed to the Company. Net assets in the amount of $6,471,600 (consisting primarily of accounts receivable) were not contributed to the Company by Copeland. This amount, less the $561,382 described above, has been reflected as a distribution in the accompanying consolidated statements of owners' equity.

     Each of the Practices received Class B membership interests in the Company. Such Class B interests represent in excess of 99% of the Company's ownership. The Class A members are approximately 50 physicians, each owning an .01% interest. The Class B members appoint the Management Committee, which has the authority to manage regular operations of the Company.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

     In April 1996, Harbor Radiologists, P.A. ("Harbor") was admitted as a 14.30% Class B member of the Company. Its shareholders were also admitted as Class A members. The estimated fair market values of assets and liabilities contributed by Harbor in exchange for an interest in the Company are as follows:

Fixed Assets.............................................  $1,921,376
Debt.....................................................    (943,461)
Other....................................................      23,365
                                                           ----------
Estimated fair market value..............................  $1,001,280
                                                           ==========

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Investments in Affiliated Entities

     Investments in joint venture partnerships are accounted for using the equity method. In addition, the Company holds two investments in entities accounted for under the cost method.

  Other Assets

     Other assets include loan origination costs, organization costs, deposits and other assets. Loan origination costs are being amortized on a straight-line basis over a four-year period. Organizations costs are being amortized on a straight-line basis over a five-year period.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. The revenue are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenue are related to Medicare and other

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY
governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

  Costs of Affiliated Physician Services

     Costs of Affiliated Physician Services include all compensation to non-owner physicians, as well as certain benefits, educational and travel costs paid to non-owner and owner physicians. All owner physicians are employed by the Practices, thus distributions of equity are made by the Company to the Practices, who then pay all owner physician salaries.

  Income Taxes

     There is no provision for income taxes in the accompanying consolidated financial statements. The members include their respective share of Company profits and losses in their individual and corporate tax returns. In 1994, Copeland was an S corporation, and accordingly, all profits and losses were reported by the individual physicians in their individual and corporate returns.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation -- Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1996, to June 30, 1996, and from January 1, 1997, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.


3. INVESTMENTS IN AFFILIATED ENTITIES:

     In 1995, investments in affiliated entities consist of 50% interests in two partnerships (Franklin Imaging Joint Venture ("Franklin") and Advanced Imaging of Carroll County Limited Partnership (AICC)), which perform radiology and imaging healthcare services, and 50% of the common stock of a corporation (Advanced Medical Imaging, Inc. (AMI)) which enters into and administers managed care contracts for radiology services.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

     In January 1996, the Company became a 50% member in Poole Road Imaging, LLC ("Poole"), which was organized to perform radiology and imaging healthcare services in the Carroll County General Hospital service area. The Company's initial capital contribution consisted primarily of the fixed assets at its Poole Road office, which had a net book value of approximately $712,000 at December 31, 1995. The Poole Road office is now operated by Poole. In August, 1996, the Company became a 50% member in Health Systems Imaging, LLC, which owns and operates diagnostic imaging centers. These investment balances at December 31 are as follows:

                                                                1995         1996
                                                              ---------    --------
Franklin....................................................  $ 856,535    $539,843
AICC........................................................   (330,555)    (71,075)
AMI.........................................................    (33,635)     17,424
Health Systems Imaging, LLC.................................         --     107,598
Poole.......................................................         --      64,796
Other.......................................................      5,000      85,000
                                                              ---------    --------
                                                              $ 497,345    $743,586
                                                              =========    ========

     Summary information from the unaudited financial statements of Franklin as of and for the year ended December 31, 1996, is as follows:

Current assets..............................................  $2,981,926
Total assets................................................   3,123,695
Current liabilities.........................................   1,275,441
Total liabilities...........................................   1,662,751
Partners' equity............................................   1,460,944
Revenue.....................................................  $5,202,128
Net income..................................................  $1,567,258

4. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31 consists of the following:

                                              ESTIMATED
                                             USEFUL LIVES
                                               (YEARS)           1995            1996
                                             ------------    ------------    ------------
Medical equipment..........................      5-10        $ 19,312,384    $ 24,716,479
Leasehold improvements.....................      3-19           5,267,811       5,900,495
Furniture and fixtures.....................       5-7           4,156,432       5,078,959
                                                             ------------    ------------
                                                               28,736,627      35,695,933
Accumulated depreciation and
  amortization.............................                   (15,865,108)    (21,745,911)
                                                             ------------    ------------
  Property and equipment, net..............                  $ 12,871,519    $ 13,950,022
                                                             ============    ============

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

5. LONG-TERM DEBT:

     Long-term debt as of December 31 is as follows:

                                                                1995          1996
                                                             -----------   -----------
Mercantile Safe Deposit and Trust -- prime plus 1/4% (8.5%
  at December 31, 1996), due December 31, 1998.............  $ 7,500,000   $ 5,142,858
Mercantile Safe Deposit and Trust -- prime (8.25% at
  December 31, 1996), due June 30, 2001....................           --     2,706,667
Mercantile Safe Deposit and Trust -- prime (8.25% at
  December 31, 1996), due 2001.............................           --     2,214,882
First National Bank of Maryland notes -- 30 day LIBOR plus
  2.25% (8.03% at December 30, 1996), due March 1999.......           --       643,280
                                                             -----------   -----------
Total long-term debt.......................................    7,500,000    10,707,687
Less current maturities....................................   (2,357,143)   (3,999,473)
                                                             -----------   -----------
Total long term debt, net of current portion...............  $ 5,142,857   $ 6,708,214
                                                             ===========   ===========

     The Company has a $5,000,000 revolving line of credit for working capital purposes with Mercantile Safe Deposit and Trust Company ("Mercantile"). At December 31, 1996, the Company had $4,000,000 outstanding under the line. In addition, the Company has a $15,000,000 revolving credit facility with Mercantile for equipment purchases. Advances under the credit facilities bear interest at bank's prime rate, payable monthly. The interest rate at December 31, 1996, was 8.25%. The maturity date is July 3, 1997 or on such later date as the bank may elect; however, on an annual basis, the bank may approve a one-year extension. Advances under the credit facility, when combined with any outstanding balances on two of the term loan note payables described above, are limited to $20,000,000 in total. At December 31, 1996, the maximum amount of funds available under the credit facility approximated $8,200,000. Advances are collateralized by a first lien on all assets of the Company and the guarantees of the five Class B members.

     In connection with the term and revolving credit facility to Mercantile, the Company is required to maintain a liabilities to net worth ratio not exceeding 1 to 1, and a minimum cash flow coverage ratio of at least 1.25 to 1. In addition, the agreement provides that at no time shall total debt to Mercantile exceed 80% of the fair market value of the Company's fixed assets, plus the Company's and guarantors' eligible accounts receivable (as defined).

     Future maturities of long-term debt at December 31, 1996, are as follows:

1997....................................................  $ 3,999,473
1998....................................................    3,824,027
1999....................................................    1,031,566
2000....................................................    1,022,976
2001....................................................      829,645
                                                          -----------
                                                          $10,707,687
                                                          ===========

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

6. LEASES:

     The Company leases office facilities and certain equipment under various noncancelable operating leases that expire at various dates through 2004. Certain of the office leases provide for renewal options. Future minimum lease payments under noncancelable operating leases at December 31, 1996, are as follows:

1997.....................................................  $1,608,947
1998.....................................................   1,319,045
1999.....................................................     952,888
2000.....................................................     552,661
2001.....................................................     498,810
                                                           ----------
          Total..........................................  $4,932,351
                                                           ==========

     Total rent expense was approximately $862,000 in 1994, $2,069,000 in 1995, and $2,156,000 in 1996.

     The Company has also entered into a three-year agreement, expiring in April 1998, whereby it pays a quarterly fee for selection, procurement, repair and maintenance of its radiology and imaging equipment. Total fees paid under this arrangement approximate $950,000 per year, and are subject to adjustment to reflect changes in the equipment and clinical needs of the Company.

7. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a 401(k) plan for employees of the Company and its five corporate members who have completed one year of service and are at least age 21. The plan does not provide for employer matching contributions, but does allow discretionary employer contributions. The Company's contribution in 1995 was $1,911,000, which was remitted in February 1996. Included in this amount is $1,455,000 relating to Class A members, which is included in distributions to owners in the accompanying statement of owners' equity. The Company's contribution for 1996 was $2,136,000, which was remitted in March 1997. Included in this amount is $1,605,000 relating to Class A members, which is included in distributions.

8. RELATED-PARTY TRANSACTIONS:

     As indicated in Note 3, the Company has 50% partnership interests in Franklin, AICC, and Poole. A Class B member of the Company has a 50% partnership interest in Greater Baltimore Diagnostic Imaging Partnership (GBDIP). Under agreements with these partnerships (Franklin, AICC, GBDIP, and Poole), the Company performs professional, billing, and management services. These services are billed to the partnerships based primarily upon agreed-upon percentages of the partnerships' cash basis revenue. Management and professional fees earned from these partnerships are as follows:

                                            1994          1995          1996
                                         ----------    ----------    ----------
Franklin...............................  $2,016,579    $1,678,000    $1,851,000
AICC...................................          --       162,000       204,000
GBDIP..................................          --       149,000       474,000
Poole..................................          --            --       364,000
                                         ----------    ----------    ----------
                                         $2,016,579    $1,989,000    $2,893,000
                                         ==========    ==========    ==========

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

     The Company also collects the receivables of the partnerships and periodically remits the collections to them. In addition, the Company pays certain expenses on behalf of the partnerships and is periodically reimbursed by them.

     Amounts due to/(from) affiliated entities at December 31 are as follows:

                                                                 1995          1996
                                                              ----------    ----------
Franklin....................................................  $  980,183    $  687,226
AICC........................................................     (61,800)      186,303
GBDIP.......................................................     243,913       110,298
Poole.......................................................          --        99,644
Health Systems Imaging, LLC.................................          --       346,944
                                                              ----------    ----------
                                                              $1,162,296    $1,430,415
                                                              ==========    ==========

     The Company performs radiology and imaging healthcare services under managed care contracts entered into and administered by AMI (see Note 3), and remits a management fee to AMI. Such management fees were not significant in 1995 and 1996. In addition, the Company pays certain expenses on behalf of AMI and is periodically reimbursed. There are no significant amounts due from or to AMI at December 31, 1995 and 1996.

     The Company leases seven of its office facilities from entities in which certain of the Company's members have ownership interests. Rent expense relating to such facilities was approximately $800,000 in 1995 and $796,000 in 1996. There were no such arrangements during 1994.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Company's long-term debt also approximates fair value.

10. MEMBERSHIP REDEMPTION OPTION:

     Under the terms of the Company's operating agreement, at any time on or after October 17, 1999, the Company has the option to redeem the membership interests of all of the Class B members (which are the corporate members of the Company) at a price equal to the then positive capital account balances of such members, or, if such balances are zero or negative, for a price of $10. Twenty-five percent of the redemption price is to be paid no later than six months after the exercise of the option with the remainder generally being paid in three annual installments, including interest.

11. CONTINGENCIES:

     The Company is a defendant in certain claims arising from alleged acts of malpractice. Legal counsel for the Company is of the opinion that such claims are adequately covered by malpractice insurance.

     The Company is a defendant in a lawsuit brought by two former employees of a Class B member alleging employment discrimination. Total damages claimed are $80 million. The case has been compelled to binding arbitration; however, no Scheduling Order has been issued, and no substantive discovery has taken place. In the opinion of management, the ultimate disposition of this case will not have a material adverse effect on the Company's financial condition or results of operations.

                     ADVANCED RADIOLOGY, LLC AND SUBSIDIARY

     During 1996, the Company became self-insured for employee health insurance benefits. Stop-loss insurance coverage has been purchased which covers all claims exceeding $35,000 per family with an aggregate maximum limit of 125% of expected claims, as determined by the insurance company (approximately $684,000 in 1996).

12. SUBSEQUENT EVENTS:

     On August 13, 1996, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, leases and other general operating expenses.

     Effective January 1, 1997, Drs. Perilla, Sindler & Associates, P.A. (PSA) contributed certain assets and liabilities to the Company in exchange for an 11.39% ownership interest. This transaction will be accounted for using the purchase method.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Drs. Thomas, Wallop, Kim and Lewis, P.A.
(d/b/a Arundel Radiology):

     We have audited the accompanying balance sheet of Drs. Thomas, Wallop, Kim and Lewis, P.A. as of December 31, 1994, and the related statements of income, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Thomas, Wallop, Kim and Lewis, P.A. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
February 21, 1997

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                                 BALANCE SHEET

                                     ASSETS

                                                              DECEMBER 31,
                                                                  1994
                                                              ------------
CURRENT ASSETS:
  Cash and cash equivalents.................................   $   55,536
  Accounts receivable, net of contractual allowances and
     allowances for bad debts of $5,601,217.................    1,610,959
  Prepaid expenses and other current assets.................       31,776
                                                               ----------
          Total current assets..............................    1,698,271
PROPERTY AND EQUIPMENT, net.................................    2,082,667
OTHER ASSETS, net...........................................       59,152
                                                               ----------
          Total assets......................................   $3,840,090
                                                               ==========

                      LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $   66,599
  Accrued salaries and benefits.............................      193,604
  Current portion of long-term debt.........................      583,166
                                                               ----------
          Total current liabilities.........................      843,369
LONG-TERM DEBT, net of current portion......................    1,103,334
                                                               ----------
          Total liabilities.................................    1,946,703
COMMITMENTS AND CONTINGENCIES
OWNERS' EQUITY..............................................    1,893,387
                                                               ----------
          Total liabilities and owners' equity..............   $3,840,090
                                                               ==========

    The accompanying notes are an integral part of this financial statement.

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                              STATEMENT OF INCOME

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1994
                                                              ------------------
REVENUES:
  Medical service revenue, net..............................      $6,610,667
  Other revenue.............................................           1,623
                                                                  ----------
          Total revenue.....................................       6,612,290
                                                                  ----------
COSTS AND EXPENSES:
  Costs of affiliated physician services....................       3,115,789
  Practice salaries, wages, and benefits....................       1,393,081
  Practice supplies.........................................         343,111
  Practice rent and lease expense...........................         273,325
  Depreciation and amortization.............................         503,325
  Other practice expenses...................................       1,056,496
  Interest expense..........................................         149,012
                                                                  ----------
          Total costs and expenses..........................       6,834,139
                                                                  ----------
NET LOSS....................................................      $ (221,849)
                                                                  ==========

    The accompanying notes are an integral part of this financial statement.

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                          STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1994

BALANCE, December 31, 1993..................................  $2,115,236
  Net loss..................................................    (221,849)
                                                              ----------
BALANCE, December 31, 1994..................................  $1,893,387
                                                              ==========

    The accompanying notes are an integral part of this financial statement.

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1994
                                                              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   $(221,849)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization..........................     503,325
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net..........................     266,981
          Prepaid expenses and other current assets.........     (31,776)
          Other assets......................................     (54,042)
       Increase (decrease) in --
          Accounts payable and accrued expenses.............     (53,808)
          Accrued salaries and benefits.....................     170,461
                                                               ---------
            Net cash provided by operating activities.......     579,292
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..................     (51,236)
                                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt...............................    (583,166)
                                                               ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (55,110)
CASH AND CASH EQUIVALENTS, beginning of period..............     110,646
                                                               ---------
CASH AND CASH EQUIVALENTS, end of period....................   $  55,536
                                                               =========
SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest....................................   $ 149,012

    The accompanying notes are an integral part of this financial statement.

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Drs. Thomas, Wallop, Kim and Lewis, P.A. (d/b/a Arundel Radiology, or "Arundel") is a professional services corporation that is engaged in the practice of medicine, specializing in radiology in Baltimore, Maryland. The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation on furniture, fixtures, and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Income Taxes

     Arundel is a taxable corporation and historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. The revenue are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of Arundel's medical service revenue are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, Arundel participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration of Credit Risk

     Arundel extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. Arundel manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                           ESTIMATED USEFUL
                                                            LIVES (YEARS)
                                                           ----------------
Equipment................................................     5-7              $4,245,053
Leasehold improvements...................................     9-11                806,717
Furniture and fixtures...................................     5-10                549,052
                                                                               ----------
                                                                                5,600,822
Less -- Accumulated depreciation and amortization........                      (3,518,155)
                                                                               ----------
          Property and equipment, net....................                      $2,082,667
                                                                               ==========

4. LONG-TERM DEBT:

     Long-term debt consists of the following:

Note payable to bank, bearing interest at the prime rate,
  due in 1997. Monthly payments of $17,688 plus interest,
  collateralized by certain furniture and equipment.........  $  635,591
Note payable to bank, bearing interest at the prime rate
  plus  1/4%, due in 1997. Monthly payments of $30,909 plus
  interest, collateralized by furniture and equipment.......   1,050,909
                                                              ----------
          Long-term debt....................................   1,686,500
          Less -- Current maturities........................    (583,166)
                                                              ----------
          Long-term debt, net of current portion............  $1,103,334
                                                              ==========

     As of December 31, 1994, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1995.....................................................  $  583,166
1996.....................................................     583,166
1997.....................................................     520,168
                                                           ----------
Total....................................................  $1,686,500
                                                           ==========

5. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amounts of accounts receivable,

                    DRS. THOMAS, WALLOP, KIM AND LEWIS, P.A.
                           (D/B/A ARUNDEL RADIOLOGY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Arundel's long-term debt approximates fair value.

6. COMMITMENTS AND CONTINGENCIES:

  Leases

     Lease expense of approximately $414,000 for the year ended December 31, 1994, consists of building rent.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1994:

1995......................................................  $388,252
1996......................................................   337,908
1997......................................................   337,908
1998......................................................   337,908
1999......................................................   329,622

  Litigation

     Arundel is subject to various claims and legal actions which arise in the ordinary course of business. Arundel has insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by the insurance and will not have a material adverse effect on Arundel's financial position or results of operations.

7. EMPLOYEE BENEFIT PLAN:

     Arundel has a profit sharing plan which provides for Arundel to make discretionary contributions. There were no contributions made to the plan by Arundel in 1994.

     Arundel does not provide postretirement or postemployment benefits to employees.

8. SUBSEQUENT EVENT:

     Arundel joined Drs. Copeland, Hyman and Shackman, P.A.; Drs. DeCarlo, Lyon, Hearn and Pazourek, P.A.; Diagnostic Imaging Associates, P.A.; and Carroll Imaging Associates, P.A. to form Advanced Radiology, LLC ("Advanced") on January 1, 1995. Each P.A. became a Class B Member and each individual doctor became a Class A Member.

     Arundel physicians agreed to provide services to the Advanced in exchange for a percentage interest. In addition, Arundel agreed to contribute its existing business, including partnership and joint venture interests, income or participation rights, and equipment. Arundel's long-term debt relating to all operational assets, as well as all leases, was also contributed to the Advanced. Arundel shareholders will have a 15.7% interest in the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Diagnostic Imaging Associates, P.A.:

     We have audited the accompanying balance sheet of Diagnostic Imaging Associates, P.A. as of September 30, 1994, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diagnostic Imaging Associates, P.A. as of September 30, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
  February 21, 1997

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

                                 BALANCE SHEET

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1994
                                                              -------------
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  383,848
  Accounts receivable, net of allowance for bad debts and
     contractuals of $1,142,352.............................    1,403,089
  Prepaid expenses and other current assets.................       83,012
                                                               ----------
          Total current assets..............................    1,869,949
PROPERTY AND EQUIPMENT, net.................................      988,010
INVESTMENT IN JOINT VENTURE.................................      167,705
OTHER NONCURRENT ASSETS, net................................       61,994
                                                               ----------
          Total assets......................................   $3,087,658
                                                               ==========

                      LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $  108,300
  Accrued salaries and benefits.............................      516,097
  Short-term notes..........................................      200,000
  Current maturities of long-term debt......................      169,918
  Capitalized lease payable.................................       17,547
                                                               ----------
          Total current liabilities.........................    1,011,862
LONG-TERM DEBT, net of current portion......................      501,723
                                                               ----------
          Total liabilities.................................    1,513,585
COMMITMENTS AND CONTINGENCIES
OWNERS' EQUITY..............................................    1,574,073
                                                               ----------
          Total liabilities and owners' equity..............   $3,087,658
                                                               ==========

    The accompanying notes are an integral part of this financial statement.

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

                              STATEMENT OF INCOME

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1994
                                                              -------------
REVENUES:
  Medical service revenue, net..............................   $7,273,697
  Other revenue.............................................       13,446
                                                               ----------
          Total revenue.....................................    7,287,143
                                                               ----------
COSTS AND EXPENSES:
  Costs of affiliated physician services....................    3,949,182
  Practice salaries, wages, and benefits....................    1,883,155
  Practice supplies.........................................       72,604
  Practice rent and lease expense...........................      179,112
  Depreciation and amortization.............................      227,066
  Other practice expenses...................................      902,947
  Interest expense..........................................       64,192
                                                               ----------
          Total costs and expenses..........................    7,278,258
                                                               ----------
NET INCOME..................................................   $    8,885
                                                               ==========

    The accompanying notes are an integral part of this financial statement.

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

                          STATEMENT OF OWNERS' EQUITY
                     FOR THE YEAR ENDED SEPTEMBER 30, 1994

BALANCE, September 30, 1993.................................  $1,558,092
  Issuance of capital stock.................................       7,096
  Net income................................................       8,885
                                                              ----------
BALANCE, September 30, 1994.................................  $1,574,073
                                                              ==========

    The accompanying notes are an integral part of this financial statement.

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1994
                                                              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $    8,885
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................      225,069
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net..........................      (45,483)
          Prepaid expenses and other current assets.........      132,788
          Other noncurrent assets...........................      (33,002)
       Increase (decrease) in --
          Accounts payable and accrued expenses.............       22,785
          Accrued salaries and benefits.....................      (72,441)
          Short-term notes..................................      200,000
                                                               ----------
            Net cash provided by operating activities.......      438,601
                                                               ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..................      (25,068)
  Investment in joint venture...............................     (167,705)
                                                               ----------
            Net cash used in investing activities...........     (192,773)
                                                               ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of capital stock.................................        7,096
  Repayment of long-term debt...............................     (196,824)
                                                               ----------
            Net cash used in financing activities...........     (189,728)
                                                               ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       56,100
CASH AND CASH EQUIVALENTS, beginning of period..............      327,748
                                                               ----------
CASH AND CASH EQUIVALENTS, end of period....................   $  383,848
                                                               ==========
SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest....................................   $   64,192

    The accompanying notes are an integral part of this financial statement.

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1994

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Diagnostic Imaging Associates, P.A. (DIAPA) is a professional services corporation that is engaged in the practice of medicine, specializing in radiology in Baltimore, Maryland. The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation on furniture, fixtures, and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Income Taxes

     DIAPA is a taxable corporation and historically has not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities are not material and have not been reflected in the financial statements.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. The revenue are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for estimated third-party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of DIAPA's medical service revenue are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, DIAPA participates in agreements with managed care organizations to provide services at negotiated rates.

  Concentration of Credit Risk

     DIAPA extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. DIAPA manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                             ESTIMATED USEFUL
                                                              LIVES (YEARS)
                                                             ----------------
Equipment..................................................        5-10         $  851,177
Leasehold improvements.....................................           7            550,709
Furniture and fixtures.....................................        5-10            417,879
                                                                                ----------
                                                                                $1,819,765
Less -- Accumulated depreciation and amortization..........                       (831,755)
                                                                                ----------
          Property and equipment, net......................                     $  988,010
                                                                                ==========

4. SHORT-TERM NOTES PAYABLE:

     Short-term notes payable as of September 30, 1994, consist of a revolving line of credit with the bank, bearing interest at prime plus 1/2%, with principal payable on demand. Total amounts available under this line of credit are $200,000, all of which was outstanding as of September 30, 1994.

5. LONG-TERM DEBT:

     Long-term debt consists of the following:

Note payable to bank, bearing interest at the prime rate
  plus  3/4%, due in 1998. Monthly payments of $10,000 plus
  interest, collateralized by certain equipment, accounts
  receivable and personal guarantees of the physicians......  $ 409,708
Note payable to bank, bearing interest at the prime rate
  plus 1%, due in 1999. Monthly payments of $4,167 plus
  interest, collateralized by equipment, accounts receivable
  and personal guarantees of the physicians.................    261,933
                                                              ---------
          Long-term debt....................................    671,641
          Less -- Current maturities........................   (169,918)
                                                              ---------
          Long-term debt, net of current portion............  $ 501,723
                                                              =========

     The aggregate amounts of annual principal maturities of long-term debt in each of the next five years from September 30, 1994, are as follows:

1995......................................................  $169,918
1996......................................................   169,918
1997......................................................   169,918
1998......................................................    99,712
1999......................................................    62,175
                                                            --------
          Total...........................................  $671,641
                                                            ========

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

6. COMMITMENTS AND CONTINGENCIES:

  Capitalized Lease

     DIAPA leases equipment from Mercedes-Benz Credit Corporation under a purchase option lease agreement which expires in June 1995. At September 30, 1994, minimum annual rental commitments under the purchase option lease are $17,547. Upon payment of all obligations of the lease, the equipment can be purchased for the sum of one dollar ($1.00). The lease has been accounted for as a capital lease.

  Operating Lease

     Lease expense of approximately $178,000 for the year ended September 30, 1994, consists of building space leased from an affiliate, Loch Raven Radiology Building Limited Partnership. This lease provides for minimum annual rentals of $178,000 through September 30, 1998, plus annual increases based on the greater of the Consumer Price Index or 4%.

  Litigation

     DIAPA is subject to various claims and legal actions which arise in the ordinary course of business. DIAPA has insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by the insurance and will not have a material adverse effect on DIAPA's financial position or results of operations.

7. EMPLOYEE BENEFIT PLAN:

     DIAPA has a 401(k) profit-sharing plan which provides for DIAPA to make matching contributions. Total contributions made to the plan by DIAPA in 1994 were $353,873.

     DIAPA does not provide post-retirement or post-employment benefits to employees.

8. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amounts of accounts receivable, accounts payable, accrued expenses, short-term notes, and capitalized lease approximate fair value due to the short maturity of these instruments. The carrying amount of DIAPA's long-term debt also approximates fair value.

9. INVESTMENT IN JOINT VENTURE:

     Effective July 1, 1994, DIAPA acquired a fifty percent interest in Greater Baltimore Diagnostic Imaging Partnership (GBDIP), a general partnership, from LaSalle Pavilion, Inc. ("LaSalle"), in settlement of amounts owed to DIAPA by LaSalle. The investment in GBDIP is accounted for under the equity method.

     Summary information from the unaudited financial statements of GBDIP as of and for the year ended June 30, 1994, is as follows:

Current assets...........................................  $  499,890
Total assets.............................................     594,876
Current liabilities......................................      58,631
Partners' equity.........................................     536,245
Revenue..................................................   1,413,865
Net income...............................................  $  158,018

                      DIAGNOSTIC IMAGING ASSOCIATES, P.A.

     DIAPA provides management and billing services to GBDIP. GBDIP reimburses DIAPA on a monthly basis. At September 30, 1994, DIAPA had incurred expenses totaling $45,272 which were subsequently reimbursed by GBDIP.

10. SUBSEQUENT EVENT:

     DIAPA joined Drs. Copeland, Hyman and Shackman, P.A.; Drs. DeCarlo, Lyon, Hearn and Pazourek, P.A.; Drs. Thomas, Wallop, Kim and Lewis, P.A.; and Carroll Imaging Associates, P.A. to form Advanced Radiology, LLC ("Advanced") on January 1, 1995. Each P.A. became a Class B Member and each individual doctor became a Class A Member.

     DIAPA physicians agreed to provide services to Advanced in exchange for a percentage interest. In addition, DIAPA agreed to contribute its existing business, including partnership and joint venture interests, income or participation rights, and equipment. DIAPA's debt relating to all operational assets, as well as all leases, was also contributed to Advanced. DIAPA shareholders will hold a 21.0% interest in Advanced.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
The Ide Group, P.C.:

     We have audited the accompanying combined balance sheets of The Ide Group, P.C. (a New York professional corporation) and Ide Diagnostic Imaging Associates (a New York general partnership) as of June 30, 1996, 1995 and 1994, and the related combined statements of income, changes in stockholders' equity and partners' capital, and cash flows for the three years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Ide Group, P.C. and Ide Diagnostic Imaging Associates as of June 30, 1996, 1995, and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            DEJOY, KNAUF & BLOOD LLP


January 3, 1997.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                                JUNE 30,
                                          -----------------------------------------------------
                                             1997          1996          1995          1994
                                          -----------   -----------   -----------   -----------
                                          (UNAUDITED)
CURRENT ASSETS:
  Cash..................................  $  238,071    $   199,048   $   268,854   $ 1,125,970
  Accounts receivable, net of allowance
    for doubtful accounts and
    contractual adjustments of
    $1,711,461, $1,857,000, $2,425,000
    and $1,659,000 at June 30, 1997,
    1996, 1995 and 1994, respectively...   5,261,378      4,770,648     4,235,067     4,612,137
  Supplies on hand......................      81,988        116,938        99,177       115,410
  Prepaids and deposits.................      43,651         23,085        65,247       237,511
                                          -----------   -----------   -----------   -----------
        Total current assets............   5,625,088      5,109,719     4,668,345     6,091,028
                                          -----------   -----------   -----------   -----------
PROPERTY AND EQUIPMENT, at cost:
  Radiology equipment...................   4,625,916      5,147,974     5,000,123     4,548,498
  Furniture and fixtures................   1,385,416      1,560,388     1,534,760     1,080,761
  Leasehold improvements................     409,119        409,862       555,785       548,022
                                          -----------   -----------   -----------   -----------
                                           6,420,451      7,118,224     7,090,668     6,177,281
  Less -- Accumulated depreciation......  (5,422,012)    (5,787,413)   (5,104,880)   (4,633,849)
                                          -----------   -----------   -----------   -----------
                                             998,439      1,330,811     1,985,788     1,543,432
                                          -----------   -----------   -----------   -----------
OTHER ASSETS:
  Organization costs....................     210,798             --            --            --
  Purchase deposits.....................          --             --            --       459,168
  Cash surrender value of life insurance
    policies............................     348,649        337,326       314,591       301,899
  Refundable bonds......................      10,000         43,950        50,950        53,050
  Other assets..........................      38,541         38,541        10,274        14,788
                                          -----------   -----------   -----------   -----------
                                             607,988        419,817       375,815       828,905
                                          -----------   -----------   -----------   -----------
TOTAL ASSETS............................  $7,231,515    $ 6,860,347   $ 7,029,948   $ 8,463,365
                                          ===========   ===========   ===========   ===========

                    LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Line of credit........................  $       --    $        --   $   200,000   $   600,000
  Accounts payable......................   1,633,103        755,391       759,743       684,870
  Current portion of long-term debt.....     436,440        380,000       841,463       918,432
  Accrued liabilities...................     388,877        355,346        77,628        65,200
  Accrued profit sharing................     198,820             --       240,678            --
  Accrued vacation......................     362,864        342,579       320,027       320,027
                                          -----------   -----------   -----------   -----------
        Total current liabilities.......   3,020,104      1,833,316     2,439,539     2,588,529
                                          -----------   -----------   -----------   -----------
LONG-TERM LIABILITIES:
  Long-term debt........................   1,250,226      1,361,667     1,145,650     1,524,448
  Life insurance loans payable..........     171,379        171,379       167,613       167,613
  Deferred income taxes.................   1,123,350      1,185,742       811,965     1,003,292
                                          -----------   -----------   -----------   -----------
                                           2,544,955      2,718,788     2,125,228     2,695,353
                                          -----------   -----------   -----------   -----------
STOCKHOLDERS' EQUITY AND PARTNERS'
  CAPITAL:
  Common stock ($1 par, 20,000 shares
    authorized, 2,400 shares issued and
    outstanding)........................       2,400          2,400         2,300         2,000
  Additional paid-in capital............       3,268          3,268         3,268         3,268
  Retained earnings.....................   1,661,038      2,034,754     1,594,827     1,665,141
  Partners' capital.....................          --        268,071       865,036     1,509,174
  Less -- Treasury stock................        (250)          (250)         (250)         (100)
                                          -----------   -----------   -----------   -----------
        Total stockholders' equity and
          partners' capital.............   1,666,456      2,308,243     2,465,181     3,179,483
                                          -----------   -----------   -----------   -----------
        TOTAL LIABILITIES, STOCKHOLDERS'
          EQUITY AND PARTNERS'
          CAPITAL.......................  $7,231,515    $ 6,860,347   $ 7,029,948   $ 8,463,365
                                          ===========   ===========   ===========   ===========


The accompanying notes to combined financial statements are an integral part of these balance sheets.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

                         COMBINED STATEMENTS OF INCOME


                                                            YEARS ENDED JUNE 30,
                                            -----------------------------------------------------
                                               1997          1996          1995          1994
                                            -----------   -----------   -----------   -----------
                                            (UNAUDITED)
REVENUE:
  Medical service revenue, net............  $26,890,522   $25,996,948   $25,521,062   $24,291,013
  Other revenue...........................           --        22,736        12,692        12,541
                                            -----------   -----------   -----------   -----------
                                             26,890,522    26,019,684    25,533,754    24,303,554
                                            -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Costs of affiliated physician
     services.............................   15,069,136    11,483,239    10,935,981    10,322,239
  Practice salaries wages and benefits....    3,203,763     3,080,586     3,141,263     2,964,349
  Practice supplies.......................    1,289,106     1,558,493     1,597,236     1,549,840
  Practice rent and lease expense.........    3,982,938     3,598,904     3,532,920     3,201,278
  Depreciation and amortization...........      530,255       835,326       838,919       726,335
  Other practice expenses.................    3,137,294     3,356,050     3,241,889     2,818,445
  Interest expense........................      111,569       202,195       225,447       218,059
                                            -----------   -----------   -----------   -----------
          Total costs and expenses........   27,324,061    24,114,793    23,513,655    21,800,545
                                            -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE (PROVISION FOR)
  BENEFIT FROM DEFERRED INCOME TAXES......     (433,539)    1,904,891     2,020,099     2,503,009
(PROVISION FOR) BENEFIT FROM DEFERRED
  INCOME TAXES............................       59,823      (374,977)      182,454      (292,582)
                                            -----------   -----------   -----------   -----------
NET INCOME (LOSS).........................  $  (373,716)  $ 1,529,914   $ 2,202,553   $ 2,210,427
                                            ===========   ===========   ===========   ===========


The accompanying notes to combined financial statements are an integral part of these statements.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

                       COMBINED STATEMENTS OF CHANGES IN
                   STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL


                              COMMON STOCK     ADDITIONAL
                             ---------------    PAID-IN      RETAINED    PARTNERS'    TREASURY
                             SHARES   AMOUNT    CAPITAL      EARNINGS     CAPITAL      STOCK       TOTAL
                             ------   ------   ----------   ----------   ----------   --------   ----------
BALANCE, June 30, 1993.....  2,000    $2,000     $3,268     $1,268,733   $1,155,168    $(100)    $2,429,069
Net income.................     --        --         --        396,408    1,814,019       --      2,210,427
Capital contributions......     --        --         --             --       46,237       --         46,237
Capital distributions......     --        --         --             --   (1,506,250)      --     (1,506,250)
                             -----    ------     ------     ----------   ----------    -----     ----------
BALANCE, June 30, 1994.....  2,000     2,000      3,268      1,665,141    1,509,174     (100)     3,179,483
Net income (loss)..........     --        --         --        (70,314)   2,272,867       --      2,202,553
Sale of stock..............    300       300         --             --           --       --            300
Purchase of stock..........     --        --         --             --           --     (150)          (150)
Capital distributions......     --        --         --             --   (2,917,005)      --     (2,917,005)
                             -----    ------     ------     ----------   ----------    -----     ----------
BALANCE, June 30, 1995.....  2,300     2,300      3,268      1,594,827      865,036     (250)     2,465,181
Net income.................     --        --         --        439,927    1,089,987       --      1,529,914
Sale of stock..............    100       100         --             --           --       --            100
Capital contributions......     --        --         --             --       68,661       --         68,661
Capital distributions......     --        --         --             --   (1,755,613)      --     (1,755,613)
                             -----    ------     ------     ----------   ----------    -----     ----------
BALANCE, June 30, 1996.....  2,400     2,400      3,268      2,034,754      268,071     (250)     2,308,243
Net loss (unaudited).......     --        --         --       (373,716)          --       --       (373,716)
Capital distributions
  (unaudited)..............     --        --         --             --     (268,071)      --       (268,071)
                             -----    ------     ------     ----------   ----------    -----     ----------
BALANCE, June 30, 1997
  (unaudited)..............  2,400    $2,400     $3,268     $1,661,038   $       --    $(250)    $1,666,456
                             =====    ======     ======     ==========   ==========    =====     ==========


The accompanying notes to combined financial statements are an integral part of these statements.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                           YEARS ENDED JUNE 30,
                                                           -----------------------------------------------------
                                                              1997          1996          1995          1994
                                                           -----------   -----------   -----------   -----------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................   $ (373,716)  $ 1,529,914   $ 2,202,553   $ 2,210,427
                                                            ----------   -----------   -----------   -----------
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization.......................      521,538       835,326       838,919       726,336
     Deferred taxes......................................      (62,392)      373,777      (191,327)      290,426
     (Increase) decrease in accounts receivable..........     (490,730)     (535,581)      377,070      (341,712)
     Decrease (increase) in prepaids and deposits........      (20,566)       42,162       172,264        81,533
     (Increase) decrease in supplies on hand.............       34,950       (17,761)       16,233          (873)
     (Increase) decrease in other assets.................     (188,171)      (28,267)        4,514         2,868
     Increase (decrease) in accounts payable.............      877,712        (4,352)       74,873      (111,494)
     Increase (decrease) in accrued profit sharing.......      198,820      (240,678)      240,678            --
     Increase (decrease) in accrued liabilities..........       53,816       300,270        12,428       (76,052)
                                                            ----------   -----------   -----------   -----------
          Total adjustments..............................      924,977       724,896     1,545,652       571,032
                                                            ----------   -----------   -----------   -----------
          Net cash provided by operating activities......      551,261     2,254,810     3,748,205     2,781,459
                                                            ----------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.....................     (189,166)     (180,349)   (1,281,275)     (475,110)
  (Increase) decrease in purchase deposits...............           --            --       459,168      (364,578)
  Decrease in refundable bonds...........................           --         7,000         2,100            --
  Capital contributions and net stock purchases..........           --        68,761           150        46,237
  Capital distributions..................................     (268,071)   (1,755,613)   (2,917,005)   (1,506,250)
  Increase in cash surrender value of life insurance
     policies............................................           --       (22,735)      (12,692)      (12,541)
                                                            ----------   -----------   -----------   -----------
          Net cash used by investing activities..........     (457,237)   (1,882,936)   (3,749,554)   (2,312,242)
                                                            ----------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments on line of credit.......................           --      (200,000)     (400,000)     (208,920)
  Principal payments on long-term debt...................     (380,001)     (633,585)     (910,767)     (819,667)
  Net proceeds from issuance of long-term debt...........      325,000       391,905       455,000     1,044,000
                                                            ----------   -----------   -----------   -----------
     Net cash provided (used) by financing activities....      (55,001)     (441,680)     (855,767)       15,413
                                                            ----------   -----------   -----------   -----------

NET INCREASE (DECREASE) IN CASH..........................       39,023       (69,806)     (857,116)      484,630

CASH, beginning of year..................................      199,048       268,854     1,125,970       641,340
                                                            ----------   -----------   -----------   -----------
CASH, end of year........................................   $  238,071   $   199,048   $   268,854   $ 1,125,970
                                                            ==========   ===========   ===========   ===========


     The accompanying notes to combined financial statements are an integral part of these statements.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Presentation and Principles of Combination

     The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of The Ide Group, P.C. ("Ide"), a New York professional corporation, and Ide Diagnostic Imaging Associates ("IDIA"), a New York general partnership. Ide was formed to practice medicine specializing in radiology and radiation oncology in the Rochester, New York region. IDIA provided magnetic resonance imaging services in the Rochester, New York region. Effective January 1, 1996, substantially all of the operations of IDIA were assumed by Ide.

     Ide and IDIA are affiliated through common ownership. All material intercompany balances and transactions are eliminated in combination.

  Basis of Accounting

     The accompanying financial statements are prepared using the accrual basis of accounting.

  Revenue Recognition

     Revenue is recognized when the related service is performed. Revenue is recorded net of allowances for contractual adjustments and estimated uncollectible accounts.

  Supplies on Hand

     Supplies on hand are stated at the lower of cost, determined on the first-in, first-out basis, or market.

  Property and Equipment

     Depreciation and amortization of property and equipment are computed using methods and lives prescribed under the Internal Revenue Code, which are as follows:

Radiology equipment.........................................  5 years
Furniture and fixtures......................................  5-7 years
Leasehold improvements......................................  4-39 years


2. LONG-TERM DEBT:


     Long-term debt consisted of the following at June 30:


                                              TERMS      1996         1995         1994
                                              -----   ----------   ----------   ----------
M&T Bank-
  Term loan agreement.......................  (a )    $1,741,667   $       --   $       --
Chase Manhattan Bank-
  Term loan agreements......................  (b )            --    1,987,113           --
                                               (c)            --           --    2,442,880
                                                      ----------   ----------   ----------
                                                       1,741,667    1,987,113    2,442,880
  Less- Current portion.....................            (380,000)    (841,463)    (918,432)
                                                      ----------   ----------   ----------
  Long-term portion.........................          $1,361,667   $1,145,650   $1,524,448
                                                      ==========   ==========   ==========

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

---------------

(a) During fiscal 1996, Ide refinanced its term loan agreement with M&T Bank ("The Bank"). The term loan agreement requires 60 equal monthly principal payments of $31,667 through December 2001 plus interest. Interest on the term loan is fixed at 7.74%. The term loan is secured by substantially all of Ide's assets. Ide has received a commitment from the Bank to allow borrowings up to a maximum of $3,000,000.

(b) Ide refinanced this term loan agreement in fiscal 1996.

(c) Ide had a term loan agreement allowing borrowings up to a maximum of $4,000,000 at prime plus 1/4% or 1/2% or at a fixed rate equal to the Treasury rate plus 2.25% computed as of the date of the loan, at Ide's option.

     The aggregate annual maturities of long-term debt are as follows:

                        FISCAL YEAR                             AMOUNT
------------------------------------------------------------  ----------
1997........................................................  $  380,000
1998........................................................     380,000
1999........................................................     380,000
2000........................................................     380,000
2001........................................................     221,667
                                                              ----------
                                                              $1,741,667
                                                              ==========

3. LINES OF CREDIT:

     Ide has a line of credit facility with M&T Bank under which Ide may borrow up to $1,300,000 at the prime rate (8.25% at June 30, 1996). There were no borrowings outstanding under this line at June 30, 1996. The line of credit agreement requires that there be no outstanding borrowings under the line for at lease thirty consecutive days each year.

     Ide previously had an agreement with Chase Manhattan Bank, N.A. which permitted Ide to borrow up to $600,000 through February 28, 1996. Borrowings under the agreement were $200,000 and $600,000 at June 30, 1995 and 1994. The note was repaid in full and terminated in February 1996.

     The Partnership had available a $200,000 line of credit. Amounts borrowed bear interest at the prime plus 1/2%. There were no outstanding balances under this line of credit at June 30, 1994, respectively. Amounts borrowed are collateralized by accounts receivable.

4. LIFE INSURANCE LOANS PAYABLE:

     Ide's life insurance loans payable are secured by the cash surrender value of the related policies. These policies bear interest at rates which range from a fixed rate of five percent to rates which float with the prime rate. It is Ide's intention to not repay these loans during the next year. Therefore, the loans are reflected as a long-term liability in the accompanying balance sheets.

5. INCOME TAXES:

     Ide follows the provisions of Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes."

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences result from the use of the cash basis of accounting for income tax purposes and the use of the accrual basis of accounting for financial statement purposes, and consist primarily of accounts receivable, accounts payable, accrued liabilities and net operating loss carryforwards. It is Ide's intention in future years to pay compensation to employees in amounts sufficient to reduce taxable income to zero each year.

     For federal tax return purposes, Ide has approximately $422,474 of net operating loss carryforwards as of June 30, 1996, which begin to expire in the year 2006 through 2007.

     The results of the Partnerships' operations are reported in the individual federal and state income tax returns of the partners. The Partnership files informational returns and, therefore, no provision for income taxes is recorded.

6. REFUNDABLE BONDS:

     Refundable bonds consist of deposits required for each Ide physician by Ide's medical malpractice mutual insurance carrier. The bonds are refundable from the free and divisible surplus of the insurance company upon cessation of medical practice of the Ide physician. The bonds earn interest at the rate of six percent.

7. EMPLOYEE BENEFIT PLANS:

     Ide maintains a discretionary qualified defined contribution 401(k) and profit sharing plan ("the Plan"), covering substantially all employees of Ide and IDIA who have attained the age of 21 and who have met certain minimum eligibility requirements. The plan is subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The plan also provides that participants will be able to contribute up to 15% of their compensation not to exceed $9,500. Ide contributes an amount equal to 25% of an employee elective deferrals up to 4% of each employees compensation.

     In addition, Ide maintains a qualified discretionary supplemental profit sharing plan which is subject to provisions of ERISA. The profit sharing expense under these plans was $539,737, $518,107 and $588,227 for the years ended June 30, 1996, 1995 and 1994, respectively.

8. COMMITMENTS AND CONTINGENCIES:

  Deferred Compensation Agreements

     Each Ide shareholder physician's employment contract contains a deferred compensation agreement. Under the terms of these agreements, these individuals will receive payments at retirement or death for past services performed. At June 30, 1996, 1995 and 1994 the vested amount of deferred compensation balances total approximately $9,016,000, $7,329,000, and $6,970,000, respectively. These balances will be paid out over time at indeterminable future dates and in indeterminable future amounts. As such, the amount of liability that would be recorded in the balance sheet is not reasonably estimable.

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Leases

     Ide occupies certain offices under lease agreements expiring at various dates through December, 2000. The minimum rental commitment under all leases in effect at June 30, 1996 is as follows:

FISCAL YEAR                                                              AMOUNT
-----------                                                            ----------
  1997...............................................................  $  493,557
  1998...............................................................     466,529
  1999...............................................................     283,685
  2000...............................................................     155,514
  2001...............................................................      64,797
                                                                       ----------
                                                                       $1,464,082
                                                                       ==========

     The Partnership leases office space under leases expiring through 1998. The Partnership is fully reimbursed for its office space rental expense under the terms of its agreement with MICA (see Note 12).

9. RELATED PARTY:

     Ide has an agreement with an affiliated company whereby the affiliate performs billing and collection functions for services rendered by Ide. Ide pays the affiliate a fee based on the amount of billings collected. Payments to this affiliate were $1,547,143, $1,324,882 and $1,161,287 in fiscal 1996, 1995 and
1994, respectively.

10. CREDIT RISK CONCENTRATIONS:

     Ide and IDIA maintain bank account balances which, at times, exceeded the federally insured limit during the years ended June 30, 1996, 1995 and 1994. The Companies have not experienced losses related to these deposits and management does not believe that the Companies are exposed to any significant credit risk with respect to these accounts.

     At June 30, 1996, Ide has approximately $1,270,568 of accounts receivable due from Health Maintenance Organizations ("HMO") which is subject to retrospective adjustment. This amount represents withholdings by the HMOs to be used against any operating losses incurred by the HMO. In fiscal 1996, Ide received 80% of funds withheld under its contract with one HMO relating to calendar 1995. Other than fiscal 1996, Ide has historically collected the full amount of withheld funds each year.

     Substantially all of the Companies' revenue are derived from services performed in the greater Rochester, New York metropolitan area.

     Substantially all of the Companies' revenue are derived from providing medical services to patients covered under contracts with Blue Cross/Blue Shield of Greater Rochester or affiliates, Blue Choice, Preferred Care, Medicare, or Medicaid. Changes in the reimbursement rates Ide receives under these contracts could have a material effect on Ide's financial position and operations.

     Subsequent to June 30, 1996, Ide's management became aware of the intention of the Rochester Community Individual Practice Association and the Rochester Individual Practice Association, with whom Ide is a participating provider, to adopt Resource-Based Relative Value Scale ("RBRVS") fee schedule methodologies. These Individual Practice Associations contract with Blue Choice and Preferred Care, respectively. Approximately 60% of Ide's revenue is derived from services provided to patients of Blue Choice and Preferred Care. While the impact and timing of the adoption of RBRVS methodologies are not yet known

                              THE IDE GROUP, P.C.

                       IDE DIAGNOSTIC IMAGING ASSOCIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

with certainty, it is expected that this change may have a material detrimental effect on Ide's future operations.

11. SUPPLEMENTARY CASH FLOW DISCLOSURES:

     Cash payments for income taxes and interest are as follows for the years ended June 30:

                                                       1996        1995        1994
                                                     --------    --------    --------
Income taxes.......................................  $  1,200    $  8,873    $  2,156
                                                     --------    --------    --------
Interest...........................................  $202,798    $224,452    $236,723
                                                     ========    ========    ========

12. EXCLUSIVE SUPPLY AGREEMENT:

     In August 1990, IDIA entered into a thirty-year agreement with MICA Imaging and Medical Imaging Centers of America, Inc. ("MICA") in which IDIA agreed to sell to MICA its magnetic resonance imaging ("MRI") equipment and not to compete with MICA for the provision of MRI services in the City of Rochester ("City") and within a twenty-five mile radius of the City. This covenant not to compete also applies to all partners of IDIA for the duration of their participation as a partner and for two years thereafter.

     Under the agreement, MICA granted IDIA the right of first refusal for the thirty-year term of the agreement to provide professional radiology services at facilities located in specific states in the Northeast except under certain circumstances as outlined in the agreement.

     IDIA also grants to MICA, for the thirty-year term of the agreement, the right of first refusal to provide MRI equipment, cryogens and/or maintenance at any location in specific states in the Northeast where IDIA obtains the right to provide MRI equipment, cryogens and/or maintenance or owns, leases or subleases office space for the purposes of providing MRI services.

     IDIA and MICA also entered into an equipment lease covering MRI equipment sold by IDIA to MICA and other MRI equipment operated in private offices located on the campuses of certain Rochester area hospitals. These lease terms range from five to thirty years. The rental payments are based upon the aggregate number of MRI scans performed by IDIA using all leased MRI equipment.

     If certain events occur under this agreement, IDIA may be required to purchase all fixed and mobile MRI equipment owned by MICA and leased to IDIA as well as to assume leases for fixed MRI equipment leased by MICA and subleased to IDIA by MICA.

     IDIA also may be required to pay MICA a pro-rated portion of the amount for the exclusive supply contract.

     During fiscal 1996, the exclusive supply agreement was assigned by IDIA to Ide with the consent of MICA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of M&S X-Ray Practices:

     We have audited the accompanying combined balance sheets of M&S X-Ray Practices (see Note 1) as of December 31, 1996 and 1995, and the related combined statements of income, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M&S X-Ray Practices as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
  March 5, 1997

                              M&S X-RAY PRACTICES

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                               DECEMBER 31,
                                                         ------------------------     JUNE 30,
                                                            1995          1996          1997
                                                         ----------    ----------    -----------
                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............................  $  435,968    $  425,619    $  759,813
  Accounts receivable, net of allowances of $5,650,732,
     $4,887,279 and $5,282,236 at December 31, 1995 and
     1996 and June 30, 1997, respectively..............   3,138,151     3,182,876     3,701,703
  Other receivables....................................      44,472        33,859       192,255
  Prepaid expenses and other current assets............      99,141        73,896        73,068
                                                         ----------    ----------    ----------
          Total current assets.........................   3,717,732     3,716,250     4,726,839
PROPERTY AND EQUIPMENT, net............................   1,252,330       746,268       757,540
INVESTMENT IN JOINT VENTURES...........................   1,023,079     1,170,953     1,419,785
OTHER ASSETS, net......................................     733,529       698,269       723,643
                                                         ----------    ----------    ----------
          Total assets.................................  $6,726,670    $6,331,740    $7,627,807
                                                         ==========    ==========    ==========

                                 LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.....................................  $  422,362    $  190,036    $  257,337
  Accrued expenses.....................................     382,943        24,669            --
  Accrued salaries and benefits........................     112,440       144,961       151,632
  Current portion of deferred compensation.............     160,718        83,000        83,000
  Current portion of long-term debt....................     908,626       351,645       230,541
  Current portion of capital lease obligations.........      11,773        12,783        12,783
                                                         ----------    ----------    ----------
          Total current liabilities....................   1,998,862       807,094       735,293
DEFERRED COMPENSATION, net of current portion..........   1,285,458     1,345,817     1,345,817
CAPITAL LEASE OBLIGATIONS, net of current portion......      50,018        37,235        37,235
LONG-TERM DEBT, net of current portion.................     541,842       212,408       178,221
                                                         ----------    ----------    ----------
          Total liabilities............................   3,876,180     2,402,554     2,296,566
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES........     314,858       346,033       506,203
OWNERS' EQUITY.........................................   2,535,632     3,583,153     4,825,038
                                                         ----------    ----------    ----------
          Total liabilities and owners' equity.........  $6,726,670    $6,331,740    $7,627,807
                                                         ==========    ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                              M&S X-RAY PRACTICES

                         COMBINED STATEMENTS OF INCOME


                                                 YEARS ENDED                SIX MONTHS ENDED
                                                 DECEMBER 31,                   JUNE 30,
                                          --------------------------    ------------------------
                                             1995           1996           1996          1997
                                          -----------    -----------    ----------    ----------
                                                                              (UNAUDITED)
REVENUES:
  Medical service revenue, net..........  $14,720,403    $14,776,742    $7,458,604    $7,011,550
  Other revenue.........................      347,765        421,603       253,084       208,527
                                          -----------    -----------    ----------    ----------
          Total revenue.................   15,068,168     15,198,345     7,711,688     7,220,077
COSTS AND EXPENSES:
  Cost of affiliated physician
     services...........................    8,866,396      8,703,013     3,938,889     3,485,918
  Practice salaries, wages and
     benefits...........................    1,227,517      1,337,633       402,249       998,893
  Practice supplies.....................      495,959        583,610       272,042       316,495
  Practice rent and lease expense.......      249,568        271,677       118,114       148,683
  Depreciation and amortization.........      963,148        670,617       332,729       147,923
  Other practice expense................    1,907,070      1,541,530     1,304,450       615,682
  Interest expense......................      123,958         69,694        40,814        16,210
                                          -----------    -----------    ----------    ----------
          Total costs and expenses......   13,833,616     13,177,774     6,409,287     5,729,804
                                          -----------    -----------    ----------    ----------
INCOME BEFORE MINORITY INTERESTS AND
  EQUITY IN EARNINGS OF INVESTMENTS.....    1,234,552      2,020,571     1,302,401     1,490,273
EQUITY IN EARNINGS OF INVESTMENTS.......      212,751        604,625       273,172       427,350
MINORITY INTERESTS IN INCOME OF
  CONSOLIDATED SUBSIDIARIES.............     (216,452)      (249,365)     (122,266)     (160,170)
                                          -----------    -----------    ----------    ----------
NET INCOME..............................  $ 1,230,851    $ 2,375,831    $1,453,307    $1,757,453
                                          ===========    ===========    ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                              M&S X-RAY PRACTICES

                     COMBINED STATEMENTS OF OWNERS' EQUITY


BALANCE, December 31, 1994..................................  $ 2,624,570
  Issuance of stock.........................................      100,000
  Purchases of stock........................................      (56,418)
  Distributions to stockholders.............................   (1,363,371)
  Net income................................................    1,230,851
                                                              -----------
BALANCE, December 31, 1995..................................    2,535,632
  Issuance of stock.........................................      100,000
  Distributions to stockholders.............................   (1,428,310)
  Net income................................................    2,375,831
                                                              -----------
BALANCE, December 31, 1996..................................    3,583,153
  Issuance of stock (unaudited).............................       78,408
  Distributions to shareholders (unaudited).................     (593,976)
  Net income (unaudited)....................................    1,757,453
                                                              -----------
BALANCE, June 30, 1997 (unaudited)..........................  $ 4,825,038
                                                              ===========


    The accompanying notes are an integral part of these combined financial statements.

                              M&S X-RAY PRACTICES

                       COMBINED STATEMENTS OF CASH FLOWS


                                                         YEARS ENDED             SIX MONTHS ENDED
                                                        DECEMBER 31,                 JUNE 30,
                                                  -------------------------   -----------------------
                                                     1995          1996          1996         1997
                                                  -----------   -----------   ----------   ----------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $ 1,230,851   $ 2,375,831   $1,453,307   $1,757,453
  Adjustments to reconcile net income to net
     cash provided by operating activities --
     Minority interest in income of consolidated
       subsidiaries.............................      216,452       249,365      122,266      160,170
     Depreciation and amortization..............      963,148       670,617      332,729      147,923
     Investment income from joint ventures......     (212,751)     (604,625)    (273,172)    (427,350)
     Changes in assets and liabilities --
     (Increase) decrease in --
       Accounts receivable, net.................     (417,068)      (44,725)    (268,012)    (518,827)
       Prepaid expenses and other current
          assets................................      (33,748)       35,858     (219,557)    (211,386)
     Increase (decrease) in --
       Accounts payable and accrued expenses....      383,567      (590,600)      37,605       42,632
       Accrued salaries and benefits............      (58,284)       15,162       30,683        6,671
                                                  -----------   -----------   ----------   ----------
          Net cash provided by operating
            activities..........................    2,072,167     2,106,883    1,215,849      957,286
                                                  -----------   -----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........      (60,437)      (99,295)      (6,255)    (130,751)
  Distributions received from joint ventures....      188,790       426,751      287,271      178,518
                                                  -----------   -----------   ----------   ----------
          Net cash provided by investing
            activities..........................      128,353       327,456      281,016       47,767
                                                  -----------   -----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..................       30,000        96,000           --       89,000
  Repayment of long-term debt...................     (974,392)     (982,415)    (498,022)    (244,291)
  Principal payments on capital lease
     obligation.................................       (5,534)      (11,773)          --           --
  Proceeds from sale of stock...................      100,000       100,000      172,423       78,408
  Purchases of stock............................      (56,418)           --           --           --
  Distributions to stockholders and minority
     interest holders...........................   (1,633,511)   (1,646,500)    (722,660)    (593,976)
                                                  -----------   -----------   ----------   ----------
          Net cash used in financing
            activities..........................   (2,539,855)   (2,444,688)  (1,048,259)    (670,859)
                                                  -----------   -----------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................     (339,335)      (10,349)     448,606      334,194
CASH AND CASH EQUIVALENTS, beginning of year....      775,303       435,968      435,968      425,619
                                                  -----------   -----------   ----------   ----------
CASH AND CASH EQUIVALENTS,
  end of year...................................  $   435,968   $   425,619   $  884,574   $  759,813
                                                  ===========   ===========   ==========   ==========
SUPPLEMENTAL DISCLOSURES:
  Interest paid.................................  $   122,937   $    68,294   $   40,814   $   16,210


NONCASH FINANCING ACTIVITY:

 A capital lease obligation of $67,325 was incurred during 1995 when the Company entered into a lease for new equipment.

     The accompanying notes are an integral part of these combined financial statements.

                              M&S X-RAY PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying combined financial statements combine the accounts of five entities under common ownership: M&S X-ray Associates ("M&S"), a Texas professional association, Madison Square Joint Venture ("Madison"), South Texas MR, Inc. ("South Texas"), San Antonio MR Inc. ("San Antonio"), and Lexington MR Ltd. ("Lexington") (collectively the "Company"), all of which are located in San Antonio, Texas. M&S, a company specializing in radiological medicine, has and an eight percent investment in Stone Oak Limited Partnership, a real estate limited partnership. In addition, M&S holds forty-nine percent interest in Southeast Baptist Imaging Center, a joint venture which owns and operates a diagnostic imaging center. Madison is also engaged in the practice of radiological medicine. South Texas holds a forty-nine percent interest in two joint ventures which own and operate diagnostic imaging centers -- Northeast Baptist MRI Center and Baptist Imaging Center. San Antonio holds a sixty percent interest in Lexington, a company which owns and operates diagnostic imaging centers. An additional nineteen percent of Lexington is owned by individual radiologists included in the common ownership group. All intercompany transactions have been eliminated.

     The accompanying combined financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Investments in Joint Ventures

     Investments in joint ventures are accounted for using the equity method. In addition, the Company holds an investment in a limited partnership which is accounted for using the cost method.

  Other Assets

     Other assets are comprised of organization costs, loan origination costs and goodwill. Loan origination costs are amortized on a straight-line basis over the term of the loan. Organization costs are amortized on a straight-line basis over a five-year period. Goodwill is amortized on a straight-line basis over 15 years.

                              M&S X-RAY PRACTICES

  Deferred Compensation

     Under the terms of the physician employment agreements, physicians who have completed a minimum of five years of service are entitled to a payment equal to two-thirds of their final compensation upon retirement or when they cease to be employees of the Company. These payments are made in sixty equal monthly payments beginning upon attainment of age 70 or the date when the physician leaves the Company. The estimated present value of these liabilities is accrued ratably during the five year service period.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. The revenue are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenue are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

  Costs of Affiliated Physician Services

     Costs of Affiliated Physician Services include physician compensation and benefits paid or payable to owner and non-owner physicians during the period.

  Income Taxes

     As each of the consolidated entities is a non-taxable entity, there is no provision for income taxes in the accompanying financial statements. The individual owners include their respective share of Company profits and losses in their tax returns.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation -- Interim Financial Statements

     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the

                              M&S X-RAY PRACTICES

Company with respect to the results of its operations for the interim periods from January 1, 1996, to June 30, 1996, and from January 1, 1997, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.


3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, consists of the following:

                                            ESTIMATED USEFUL
                                             LIVES (YEARS)         1995           1996
                                            ----------------    -----------    -----------
Equipment.................................      5               $ 5,587,074    $ 5,670,340
Leasehold improvements....................     1-15                 448,734        448,734
Furniture and fixtures....................      5                   390,014        390,014
Computer software.........................     3-5                  111,797        124,081
                                                                -----------    -----------
                                                                  6,537,619      6,633,169
Less -- Accumulated depreciation and
  amortization............................                       (5,285,289)    (5,886,901)
                                                                -----------    -----------
          Property and equipment, net.....                      $ 1,252,330    $   746,268
                                                                ===========    ===========

4. INVESTMENTS IN JOINT VENTURES:

     Investments in joint ventures consist of 49% interests in three joint ventures, each of which perform radiology and imaging healthcare services, and an 8% interest in a real estate limited partnership. The carrying amounts of these investments at December 31, are as follows:

                                                                 1995          1996
                                                              ----------    ----------
Southeast Baptist Imaging Center............................  $  666,365    $  735,770
Baptist Imaging Center......................................     206,061       140,770
Northeast Baptist MRI Center................................      77,835       229,996
Stone Oak Limited Partnership...............................      72,818        64,417
                                                              ----------    ----------
                                                              $1,023,079    $1,170,953
                                                              ==========    ==========

     Summary information from the unaudited financial statements of the three joint ventures, accounted for under the equity method, as of and for the year ended December 31, 1996, is as follows:


                                                      SOUTHEAST
                                                       BAPTIST       BAPTIST      NORTHEAST
                                                       IMAGING       IMAGING       BAPTIST
                                                       CENTER        CENTER      MRI CENTER
                                                     -----------   -----------   -----------
                                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Current assets.....................................   $1,338,915      $292,712    $  623,320
Total assets.......................................    3,209,657       324,022       660,898
Current liabilities................................      915,634        28,785       188,984
Total liabilities..................................    1,684,905        28,785       188,984
Partners' equity...................................    1,524,752       295,237       471,914
Revenues...........................................   $3,173,674      $776,433    $2,054,265
Net income.........................................   $  143,974      $266,003    $  826,283
Distributions to shareholders......................   $       --      $400,000    $  515,000

                              M&S X-RAY PRACTICES

5. LONG-TERM DEBT:

     Long-term debt consists of the following as of December 31:

                                                                1995        1996
                                                              --------    ---------
Note payable to related party, bearing interest at prime
  (8.5% at December 31, 1995), due in 1996. Paid in full....  $ 30,000    $      --
Note payable to bank, bearing interest at 6.4%, due in 1998.
  Quarterly payments of $49,000 plus interest,
  collateralized by certain equipment. .....................   539,000      343,000
Note payable to bank, bearing interest at 6.25%, due in
  1996. Monthly payments of $2,780, collateralized by
  certain equipment. Paid in full...........................     5,355           --
Note payable to bank, bearing interest at 6.25%, due in
  1997. Monthly payments of $7,779, collateralized by
  certain equipment.........................................   111,869       23,117
Note payable to bank, bearing interest at 8.25%, due in
  2000. Monthly payments of $2,361, collateralized by
  certain equipment.........................................        --       85,557
Note payable to bank, bearing interest at 6.25%, due in
  1997. Monthly payments of $47,656, collateralized by
  certain equipment.........................................   641,591       94,421
Note payable, bearing interest at 6.25%, due in 1997.
  Monthly payments of $9,118, collateralized by certain
  equipment.................................................   122,653       17,958
                                                              --------    ---------
          Long-term debt....................................  1,450,468     564,053
          Less-current portion..............................  (908,626)    (351,645)
                                                              --------    ---------
          Long-term debt, net of current portion............  $541,842    $ 212,408
                                                              ========    =========

     Future maturities of long-term debt at December 31, 1996, are as follows:

1997                                                         $351,645
1998                                                          170,751
1999                                                           25,818
2000                                                           15,839
                                                             --------
                                                             $564,053
                                                             ========

6. CAPITAL LEASE OBLIGATIONS:

     The following represents the Company's outstanding capital lease obligations at December 31:

                                                               1995       1996
                                                              -------    -------
Capital lease for computer software, due in 2000, payable in monthly installments of $1,369 collateralized by the
  equipment.................................................  $61,791    $50,018
                                                              =======    =======

                              M&S X-RAY PRACTICES

     As of December 31, 1996, the minimum annual lease commitments under capital lease obligations are as follows:

1997........................................................  $ 16,433
1998........................................................    16,433
1999........................................................    16,433
2000........................................................     8,496
                                                              --------
Total minimum lease payments due............................  $ 57,795
  Less- Amounts representing interest.......................    (7,777)
                                                              --------
Present value of minimum lease payments.....................  $ 50,018
  Less- Current portion.....................................   (12,783)
                                                              --------
Long-term obligations, net of current portion...............  $ 37,235
                                                              ========

7. LEASES:

     The Company leases office facilities under various noncancelable operating leases that expire at various dates through 1998. The Company leases office space from Stone Oak Limited Partners (see Note 4) under a lease that expires in 1997. Certain of the office leases provide for renewal options. Future minimum lease payments under noncancelable operating leases are as follows:

                                                              RELATED
                                                              PARTIES     OTHER
                                                              -------    --------
1997........................................................  $59,252    $111,345
1998........................................................       --      24,485
                                                              -------    --------
          Total.............................................  $59,252    $135,830
                                                              =======    ========

     Total rent expense in 1995 and 1996 was $240,395 and $260,067, respectively. Included in rent expense was rent paid to related parties in the amount of $88,878 in both 1995 and 1996.

8. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a 401(k) profit sharing plan. Employees of the Company who are at least age 21 may participate in the 401(k) plan after one year of service and are eligible for profit sharing after two years of service. The plan provides for employer matching and profit sharing contributions. The Company's contributions for 1995 and 1996 were $86,080 and $100,259, respectively.

9. RELATED-PARTY TRANSACTIONS:

     Under agreements with affiliated joint ventures (Southeast Baptist Imaging Center, Baptist Imaging Center, and Northeast Baptist MRI Center), the Company performs professional, billing, and management services for these joint ventures. These services are billed to the joint ventures based primarily upon agreed-upon percentages of the joint ventures' cash basis revenue. Management fee income from joint ventures is included in other revenue in the accompanying combined statements of income and consist as follows:

                                                                1995        1996
                                                              --------    --------
Southeast Baptist Imaging Center............................  $138,658    $183,212
Baptist Imaging Center......................................    12,375      12,000
Northeast Baptist MRI Center................................    96,750      96,100
                                                              --------    --------
                                                              $247,783    $291,312
                                                              ========    ========

                              M&S X-RAY PRACTICES

     The Company also collects the receivables of the joint ventures, and then periodically remits the collections to them. In addition, the Company pays certain expenses on behalf of the joint ventures, and is periodically reimbursed by them. At December 31, 1996, there were no significant balances due from (to) the joint ventures.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Company's long-term debt and capital lease obligations also approximates fair value.

11. CONTINGENCIES:

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

12. SUBSEQUENT EVENTS:

     On September 24, 1996, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, lease and other general operating expenses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Pacific Imaging Consultants:

     We have audited the accompanying combined balance sheets of Pacific Imaging Consultants (see Note 1) as of December 31, 1995 and 1996, and the related combined statements of income, owners' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Imaging Consultants as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
 March 19, 1997

                          PACIFIC IMAGING CONSULTANTS

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                                DECEMBER 31,           JUNE 30,
                                                          ------------------------    -----------
                                                             1995          1996          1997
                                                          ----------    ----------    -----------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............................  $       --    $       --     $       --
  Accounts receivable, net of allowances of $1,358,461,
     $2,107,857 and $2,115,899 at December 31, 1995 and
     1996 and June 30, 1997, respectively...............   1,310,879     1,878,911      1,933,826
  Prepaid pension expense...............................     197,049     2,100,113      2,100,113
  Prepaid expenses and other............................      62,072       197,251        195,619
                                                          ----------    ----------     ----------
          Total current assets..........................   1,570,000     4,176,275      4,229,558
PROPERTY AND EQUIPMENT, net.............................   2,851,444     2,260,861      1,862,327
INTANGIBLE ASSETS, net..................................     145,601       133,251        133,251
OTHER ASSETS, net.......................................     121,641       190,502        107,212
                                                          ----------    ----------     ----------
          Total assets..................................  $4,688,686    $6,760,889     $6,332,348
                                                          ==========    ==========     ==========

                            LIABILITIES AND OWNERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable......................................  $  412,823    $  898,582     $  787,863
  Accrued salaries and benefits.........................     240,402       287,512        287,512
  Accrued liabilities...................................     444,034       490,882        490,155
  Deferred income tax liability.........................     165,440       868,958        854,803
  Current portion of long-term debt.....................   1,522,779       844,241        844,241
                                                          ----------    ----------     ----------
          Total current liabilities.....................   2,785,478     3,390,175      3,264,574
DEFERRED INCOME TAX LIABILITY...........................      10,871        11,268         11,268
LONG-TERM DEBT, net of current portion..................   2,742,162     3,133,004      2,801,226
OWNERS' EQUITY (DEFICIT)................................    (849,825)      226,442        255,280
                                                          ----------    ----------     ----------
          Total liabilities and owners' equity
            (deficit)...................................  $4,688,686    $6,760,889     $6,332,348
                                                          ==========    ==========     ==========


    The accompanying notes are an integral part of these combined financial statements.

                          PACIFIC IMAGING CONSULTANTS

                         COMBINED STATEMENTS OF INCOME


                                                 YEARS ENDED                SIX MONTHS ENDED
                                                 DECEMBER 31,                   JUNE 30,
                                          --------------------------    ------------------------
                                             1995           1996           1996          1997
                                          -----------    -----------    ----------    ----------
                                                                              (UNAUDITED)
REVENUES:
  Medical service revenue, net..........  $11,245,044    $13,119,112    $5,552,390    $6,978,357
  Other revenue.........................      203,296        175,408        81,772        73,422
                                          -----------    -----------    ----------    ----------
          Total revenue.................   11,448,340     13,294,520     5,634,162     7,051,779
COSTS AND EXPENSES:
  Costs of affiliated physician
     services...........................    5,896,675      7,214,725     2,859,709     4,055,877
  Practice salaries, wages and
     benefits...........................    1,604,303      1,839,889       842,225       965,805
  Practice supplies.....................      485,942        568,235       242,416       258,417
  Practice rent and lease expense.......      355,073        384,615       209,742       195,362
  Depreciation and amortization.........      996,058        981,289       488,370       474,546
  Other practice expenses...............    1,739,436      1,939,384       829,491       985,557
  Interest expense......................      475,007        311,377       197,632       155,534
                                          -----------    -----------    ----------    ----------
          Total costs and expenses......   11,552,494     13,239,514     5,669,585     7,091,098
                                          -----------    -----------    ----------    ----------
INCOME (LOSS) BEFORE TAXES, UNUSUAL ITEM
  AND EXTRAORDINARY ITEM................     (104,154)        55,006       (35,423)      (39,319)
UNUSUAL ITEM -- gain on curtailment of
  defined benefit pension plan..........           --      1,903,064     1,903,064            --
                                          -----------    -----------    ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES.......     (104,154)     1,958,070     1,867,641       (39,319)
INCOME TAX EXPENSE (BENEFIT)............      104,194        715,493       672,351       (14,155)
                                          -----------    -----------    ----------    ----------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM..................................     (208,348)     1,242,577     1,195,290       (25,164)
EXTRAORDINARY ITEM -- gain on
  refinancing of debt...................           --        134,084            --            --
                                          -----------    -----------    ----------    ----------
NET INCOME (LOSS).......................  $  (208,348)   $ 1,376,661    $1,195,290    $  (25,164)
                                          ===========    ===========    ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                          PACIFIC IMAGING CONSULTANTS

                COMBINED STATEMENTS OF OWNERS' EQUITY (DEFICIT)


BALANCE, December 31, 1994..................................  $ (612,553)
  Sale of stock.............................................      36,076
  Net loss..................................................    (208,348)
  Distributions.............................................     (65,000)
                                                              ----------
BALANCE, December 31, 1995..................................    (849,825)
  Repurchase of stock.......................................     (22,394)
  Net income................................................   1,376,661
  Distributions.............................................    (278,000)
                                                              ----------
BALANCE, December 31, 1996..................................     226,442
  Net income (unaudited)....................................     (25,164)
  Contributions from Owners (unaudited).....................      72,000
  Repurchase of Stock (unaudited)...........................     (17,998)
                                                              ----------
BALANCE, June 30, 1997 (unaudited)..........................  $ (255,280)
                                                              ==========


    The accompanying notes are an integral part of these combined financial statements.

                          PACIFIC IMAGING CONSULTANTS

                       COMBINED STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED              SIX MONTHS ENDED
                                                  DECEMBER 31,                 JUNE 30,
                                            ------------------------   -------------------------
                                               1995         1996          1996          1997
                                            ----------   -----------   -----------   -----------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................  $ (208,348)  $ 1,376,661   $ 1,195,290   $   (25,164)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
     Depreciation and amortization........     996,058       981,289       488,370       474,546
     Deferred income taxes................     104,194       703,915       672,351       (14,155)
     Gain on refinancing of debt..........          --       134,084            --            --
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net........    (114,465)     (568,032)      276,173       (54,915)
          Prepaid pension expense.........       4,666    (1,903,064)   (1,903,064)           --
          Prepaid expenses and other......      33,991      (135,179)       (3,630)        1,632
          Other assets, net...............     (72,334)      (68,861)     (336,021)       83,290
       Increase (decrease) in --
          Accounts payable................      40,282       485,759       153,049      (110,719)
          Accrued salaries and benefits...      (4,595)       47,110      (112,901)           --
          Accrued liabilities.............     360,805        46,848       382,487          (727)
                                            ----------   -----------   -----------   -----------
          Net cash provided by operating
            activities....................   1,140,254     1,100,530       812,104       353,788
                                            ----------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....    (388,595)     (378,356)      (43,174)      (76,012)
                                            ----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt............     198,992       585,868            --            --
  Repayment of long-term debt.............    (921,727)   (1,007,648)     (490,930)     (331,778)
  Contributions from (distributions to)
     owners...............................     (65,000)     (278,000)     (278,000)       72,000
  Sale (purchases) of stock...............      36,076       (22,394)           --       (17,998)
                                            ----------   -----------   -----------   -----------
          Net cash used in financing
            activities....................    (751,659)     (722,174)     (768,930)     (277,776)
                                            ----------   -----------   -----------   -----------
NET CHANGE IN CASH........................          --            --            --            --
CASH, beginning of year...................          --            --            --            --
                                            ----------   -----------   -----------   -----------
CASH, end of year.........................  $       --   $        --   $        --   $        --
                                            ==========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES:
  Cash interest paid......................  $  477,736   $   283,081   $   197,632   $   155,534
  Cash paid for income taxes..............  $       --   $    11,578   $     9,975   $     8,593


    The accompanying notes are an integral part of these combined financial statements.

                          PACIFIC IMAGING CONSULTANTS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements combine the accounts of three entities under common ownership: Pacific Imaging Consultants, A Medical Group, Inc. ("Pacific"), a California corporation formerly known as East Bay Medical Imaging; Total Medical Imaging (TMI), a California S-corporation; and Lafayette Medical Imaging Health Services (LMI), a California general partnership (collectively the "Company"), all of which are located in the San Francisco Bay area. The Company specializes in radiological medicine and the operation of diagnostic imaging equipment. All intercompany transactions have been eliminated.

     The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Intangible Assets

     Intangible assets are comprised of organization costs and noncompete agreements. Organization costs are being amortized on a straight-line basis over a five-year period. Noncompete agreements are amortized on a straight-line basis over the life of the agreements.

  Other Assets

     Other assets are comprised of equity investments in affiliated entities, deposits and other receivables. Investments in affiliated entities are being accounted for under the cost method and equity method as appropriate, based on percentage of ownership and control of the entity. Such investments are not material at December 31, 1996.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. The revenue are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenue are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

                          PACIFIC IMAGING CONSULTANTS

  Costs of Affiliated Physician Services

     Costs of Affiliated Physician Services include physician compensation and benefits paid or payable to owner and non-owner physicians during the period.

  Income Taxes

     Pacific accounts for income taxes under the liability method which states that deferred income taxes are determined based on the estimated future tax effects of differences between the financial reporting and income tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions are based on the changes to the asset or liability from period to period. TMI is an S-corporation and LMI is a general partnership, and accordingly, there is no provision for income taxes related to these entities. The individual owners include their respective share of profits and losses in their tax returns.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation -- Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1996, to June 30, 1996, and from January 1, 1997, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

                          PACIFIC IMAGING CONSULTANTS

3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, consists of the following:

                                            ESTIMATED USEFUL
                                             LIVES (YEARS)         1995           1996
                                            ----------------    -----------    -----------
Building..................................      39              $   122,645    $   123,817
Automobiles...............................      5                    22,818         22,818
Leasehold improvements....................     5-10                 670,479        670,479
Furniture and equipment...................     5-7                5,873,926      6,251,110
                                                                -----------    -----------
                                                                  6,689,868      7,068,224
Less -- Accumulated depreciation and
  amortization............................                       (3,838,424)    (4,807,363)
                                                                -----------    -----------
Property and equipment, net...............                      $ 2,851,444    $ 2,260,861
                                                                ===========    ===========

4. LONG-TERM DEBT:

     Long-term debt consists of the following as of December 31:

                                                                1995           1996
                                                             -----------    ----------
Notes payable to Third Party, bearing interest at 7.5%, due
  in 1999. Monthly payments of $5,009 including
  interest.................................................  $   196,545    $  136,648
Note payable to Service Provider, noninterest bearing,
  balance due in 1996......................................       13,405            --
Note payable to Bank, bearing interest at the U.S. Treasury
  Securities rate plus 3.25% (9.125% at December 31, 1996),
  due in 2003. Monthly payments of $1,052 including
  interest.................................................       71,502        65,584
Notes payable to Bank, bearing interest at prime (8.5% at
  December 31, 1995), due at various dates through 2001.
  Monthly payments of $4,509 plus interest.................      443,615            --
Note payable to Bank, bearing interest at prime plus .25%
  (8.75% at December 31, 1995), due in 1999. Monthly
  payments of $6,636 including interest....................      633,157            --
Note payable to Bank, bearing interest at prime plus 1%
  (9.5% at December 31, 1995), due in 1998. Monthly
  payments of $10,411 plus interest........................      324,999            --
Notes payable to Finance Company, bearing interest ranging
  from 8.97% to 9.72%, due in 1998, secured by accounts
  receivable and certain property and equipment. Monthly
  payments of $97,299 including interest...................    2,581,718            --
Note payable to Bank, bearing interest at the U.S. Treasury
  Securities rate plus 2% (7.92% at December 31, 1996),
  secured by accounts receivable and certain property and
  equipment, due in 2001. Monthly payments of $92,017
  including interest.......................................  $        --    $3,775,013
                                                             -----------    ----------
                                                               4,264,941     3,977,245
Less -- Current maturities.................................   (1,522,779)     (844,241)
                                                             -----------    ----------
                                                             $ 2,742,162    $3,133,004
                                                             ===========    ==========

                          PACIFIC IMAGING CONSULTANTS

     In August 1996, the Company refinanced all outstanding bank debt. The previous notes had interest rates ranging from the prime rate to a fixed rate of 9.25%. The new note bears interest at the rate of U.S. Treasury securities plus 2%. The refinancing resulted in a gain of $134,084, which has been reflected as an extraordinary item in the accompanying financial statements.

     Future maturities of long-term debt at December 31, 1996, are as follows:

1997.....................................................  $  844,241
1998.....................................................     920,658
1999.....................................................     973,590
2000.....................................................   1,021,470
2001.....................................................     217,286
                                                           ----------
                                                           $3,977,245
                                                           ==========

5. OPERATING LEASES:

     The Company leases seven facilities under various noncancelable operating leases that expire at various dates through 2000. Future minimum lease payments under noncancelable leases are as follows:

1997......................................................  $231,936
1998......................................................   222,312
1999......................................................   184,492
2000......................................................   133,418
2001......................................................   150,206
Thereafter................................................    67,695
                                                            --------
                                                            $990,059
                                                            ========

6. INCOME TAXES:

     The provisions for income taxes consist of the following:

                                                   1995        1996
                                                 --------    --------
Current income tax expense.....................  $     --    $ 11,578
Deferred income tax expense....................   104,194     703,915
                                                 --------    --------
Total income tax expense.......................  $104,194    $715,493
                                                 ========    ========

     Significant components of the Company's deferred tax liabilities as of December 31, are as follows:

                                                                1995        1996
                                                              ---------   ---------
Current:
  Deferred tax assets --
     Accounts payable and accrued liabilities...............  $ 131,425   $ 180,275
  Deferred tax (liabilities) --
     Accounts receivable, net...............................   (296,865)   (402,191)
     Prepaid pension expense................................         --    (647,042)
                                                              ---------   ---------
          Total net current deferred tax liabilities........  $(165,440)  $(868,958)
                                                              =========   =========
Noncurrent:
  Deferred tax (liabilities) --
     Depreciation...........................................  $ (10,871)  $ (11,268)
                                                              =========   =========

                          PACIFIC IMAGING CONSULTANTS

     The differences between the provision for income taxes and the amounts computed by applying the statutory Federal income tax rate to income (loss) before income taxes are due to the income (losses) of S-Corporations and partnerships included in these combined financial statements.

7. EMPLOYEE BENEFIT PLAN:

     The Company has a defined benefit pension plan covering all physician employees and shareholders. The benefits are based on the final pay of each physician, with minimum flat dollar limits. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed service to date but also for those expected to be earned in the future.

     Effective May 31, 1996, the Company curtailed the benefits under the plan through Board of Director resolution to terminate the Plan. Plan benefits were effectively frozen at this date and physicians will earn no additional defined benefits for future services. All unrecognized prior service cost and unrecognized net obligation from the initial application of SFAS 87 have been reduced to zero as of the effective date of the curtailment, resulting in a gain from curtailment of approximately $1.9 million. The plan of settlement has not been determined and subsequent gain or loss may be recorded upon settlement.

     The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet at December 31,

                                                               1995           1996
                                                            -----------    -----------
Actuarial present value of benefits obligations:
  Accumulated benefit obligation, including vested
     benefits of $3,556,952 and $4,723,679,
     respectively.........................................  $(3,594,203)   $(4,723,679)
                                                            ===========    ===========
  Projected benefit obligation for service rendered to
     date.................................................  $(4,392,486)   $(4,723,679)
Plan assets at fair value, primarily......................    6,345,352      6,823,792
                                                            -----------    -----------
Plan assets in excess of projected benefit obligations....    1,952,866      2,100,113
Unrecognized net obligation at initial adoption of SFAS
  No. 87..................................................   (1,755,817)            --
                                                            -----------    -----------
Prepaid pension cost included in other assets.............  $   197,049    $ 2,100,113
                                                            ===========    ===========

     Net periodic pension cost for 1995 and 1996 included the following components (in thousands)

                                                               1995          1996
                                                             ---------    -----------
Service cost-benefits earned during the period.............  $ 828,307    $        --
Interest cost on projected benefit obligation..............    286,658        331,193
Actual return on plan assets...............................   (269,853)      (478,440)
Net amortization...........................................    (39,035)    (1,755,817)
                                                             ---------    -----------
Net periodic pension cost (benefit)........................  $ 806,077    $(1,903,064)
                                                             =========    ===========
Weighted average discount rate.............................      7.39%          7.54%
Rate of increase in future compensation....................      3.00%            N/A
Expected long-term rate of return on assets................      7.39%          7.54%

     In 1996, the Company began sponsoring a 401(k) and profit sharing plan for employees of the Company and its two corporate members, who have completed one year of service and are at least age 21. The 401(k) plan provides for employer matching contributions equal to three percent of gross salary for eligible employees. The Company made no contributions to the plan in 1996. Physician shareholders contributed $88,688 on behalf of the employees of the Company.

                          PACIFIC IMAGING CONSULTANTS

8. RELATED-PARTY TRANSACTIONS:

     The Company has a non-interest bearing note receivable from an employee. Amounts outstanding at December 31, 1995 and 1996 were $85,000 and $94,836, respectively. The note has no stated maturity date.

     The Company has a note receivable from a physician which bears interest at 8.5% and matures in August, 1995. Amounts outstanding at December 31, 1995 and 1996 were $38,936 and $36,173, respectively.

     At December 31, 1995, the Company had a $25,000 note receivable from a physician. This note was paid in full in 1996.

     At December 31, 1996, the Company had a $10,000 note receivable from a physician which bears interest at 8.25% and matures in 1997. In addition, in 1996, the Company made non-interest bearing advances totaling $70,287 to certain physicians. These advances are to be repaid in 1997.

     The Company has an ownership interest in a real estate partnership. Rent paid to this partnership was $49,752 in 1995 and 1996.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Company's long-term debt also approximates fair value.

10. CONTINGENCIES:

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operation.

11. SUBSEQUENT EVENTS:

     On February 26, 1997, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, lease and other general operating expenses.

     Effective January 1, 1997, the Company and Valley Radiology Group, a group of radiologists in San Jose, California, formed a management services organization to manage their operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Radiology and Nuclear Medicine, P.A.:

     We have audited the accompanying balance sheets of Radiology and Nuclear Medicine, P.A., (a Kansas corporation) as of December 31, 1995 and 1996 and the related statements of income, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radiology and Nuclear Medicine, P.A., as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
  February 21, 1997

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

                                 BALANCE SHEETS

                                     ASSETS


                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1995         1996         1997
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents................................  $  223,067   $  173,258    $  887,376
  Accounts receivable, net of allowances of $1,664,580,
     $1,922,264 and $2,281,491 at December 31, 1995, 1996
     and June 30, 1997, respectively.......................   1,596,469    1,756,271     2,021,553
     Prepaid expenses and other current assets.............     230,531      220,937       220,937
                                                             ----------   ----------    ----------
          Total current assets.............................   2,050,067    2,150,466     3,129,866

PROPERTY AND EQUIPMENT, net................................     626,684      572,172       662,005

INVESTMENTS IN JOINT VENTURES..............................   1,251,110    1,269,545     1,321,507

OTHER ASSETS, net..........................................      85,361       88,368        88,451
                                                             ----------   ----------    ----------
          Total assets.....................................  $4,013,222   $4,080,551    $5,201,829
                                                             ==========   ==========    ==========

                           LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.........................................  $   65,064   $   64,561    $   64,561
  Accrued expenses.........................................      35,943       48,322       144,026
  Accrued salaries and benefits............................     399,750      361,571       419,087
  Deferred income taxes....................................     489,332      536,241     1,005,735
  Short-term borrowings....................................   1,400,000    1,400,000     1,000,000
  Current portion of long-term debt........................     174,371      186,611       119,399
                                                             ----------   ----------    ----------
          Total current liabilities........................   2,564,460    2,597,306     2,752,808
LONG-TERM DEBT, net of current portion.....................     234,528       45,784            --
                                                             ----------   ----------    ----------
          Total liabilities................................   2,798,988    2,643,090     2,752,808
COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY.............................................   1,214,234    1,437,461     2,449,021
                                                             ----------   ----------    ----------
          Total liabilities and owners' equity.............  $4,013,222   $4,080,551    $5,201,829
                                                             ==========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

                              STATEMENTS OF INCOME


                                                 YEARS ENDED                SIX MONTHS ENDED
                                                 DECEMBER 31,                   JUNE 30,
                                          --------------------------    ------------------------
                                             1995           1996           1996          1997
                                          -----------    -----------    ----------    ----------
                                                                              (UNAUDITED)
REVENUES:
  Medical service revenue, net..........  $13,725,958    $13,448,096    $6,601,598    $6,943,616
  Other revenue.........................      122,672        124,084        17,957        17,697
                                          -----------    -----------    ----------    ----------
          Total revenue.................   13,848,630     13,572,180     6,619,555     6,961,313

COSTS AND EXPENSES:
  Costs of affiliated physician
     services...........................   10,700,150     10,265,121     3,965,406     4,132,057
  Practice salaries, wages and
     benefits...........................    1,807,179      1,743,761       657,808       682,530
  Practice supplies.....................      385,666        293,545       166,273       134,796
  Practice rent and lease expense.......      260,347        272,617       130,173       130,173
  Depreciation and amortization.........      187,612        202,058        89,358        90,241
  Other practice expenses...............      816,860        822,598       405,116       444,782
  Interest expense......................       67,542         70,530        57,805        57,884
                                          -----------    -----------    ----------    ----------
          Total costs and expenses......   14,225,356     13,670,230     5,471,939     5,672,463
                                          -----------    -----------    ----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES AND
  EQUITY IN EARNINGS OF INVESTMENTS.....     (376,726)       (98,050)    1,147,616     1,288,850

EQUITY IN EARNINGS OF INVESTMENTS.......      311,311        292,442       189,665       192,204

INCOME TAX EXPENSE (BENEFIT)............      (33,212)        57,305       423,918       469,494
                                          -----------    -----------    ----------    ----------
NET INCOME (LOSS).......................  $   (32,203)   $   137,087    $  913,363    $1,011,560
                                          ===========    ===========    ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

                          STATEMENTS OF OWNERS' EQUITY


BALANCE, December 31, 1994..................................  $1,270,173
  Net loss..................................................     (32,203)
  Dividends paid............................................     (23,736)
                                                              ----------
BALANCE, December 31, 1995..................................   1,214,234
  Sale of treasury stock....................................     104,716
  Net income................................................     137,087
  Dividends paid............................................     (18,576)
                                                              ----------
BALANCE, December 31, 1996..................................   1,437,461
  Net income (unaudited)....................................   1,011,560
                                                              ----------
BALANCE, June 30, 1997 (unaudited)..........................  $2,449,021
                                                              ==========


   The accompanying notes are an integral part of these financial statements.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

                            STATEMENTS OF CASH FLOWS


                                               YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED JUNE 30,
                                               -----------------------   --------------------------
                                                  1995         1996          1996          1997
                                               ----------   ----------   ------------   -----------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................   $ (32,203)   $ 137,087    $   913,363    $1,011,560
  Adjustments to reconcile net income (loss)
     to net cash used in operating
     activities --
     Depreciation and amortization...........     187,612      202,058         89,358        90,241
     Deferred income taxes...................     (63,815)      46,909        424,007       469,494
     Equity in earnings of investments.......    (311,311)    (292,440)      (189,665)     (192,204)
     Gain on sale of assets..................      (2,410)      (6,519)            --            --
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net...........     196,804     (159,802)        58,156      (265,282)
          Prepaid expenses and other current
            assets...........................     (14,393)       9,594             --            --
          Other assets.......................      (6,231)      (3,007)          (308)          (83)
       Increase (decrease) in --
          Accounts payable and accrued
            expenses.........................     (19,073)      11,876         96,605        95,704
          Accrued salaries and benefits......      52,323      (38,178)      (205,733)       57,516
                                                ---------    ---------    -----------    ----------
            Net cash provided by (used in)
               operating activities..........     (12,697)     (92,422)     1,185,783     1,266,946
                                                ---------    ---------    -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment,
     net.....................................    (296,206)    (147,547)       (21,786)     (180,074)
  Proceeds from sale of fixed assets.........       2,410        7,020             --            --
  Distributions from investments.............     515,447      273,502            373       140,242
                                                ---------    ---------    -----------    ----------
            Net cash provided by (used in)
               investing activities..........     221,651      132,975        (21,413)      (39,832)
                                                ---------    ---------    -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt................    (185,023)    (176,502)      (108,010)     (112,996)
  Repayment of short-term borrowings.........          --           --     (1,000,000)     (400,000)
  Sale of treasury stock.....................          --      104,716             --            --
  Dividends paid.............................     (23,736)     (18,576)            --            --
                                                ---------    ---------    -----------    ----------
            Net cash used in financing
               activities....................    (208,759)     (90,362)    (1,108,010)     (512,996)
                                                ---------    ---------    -----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................         195      (49,809)        56,360       714,118
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................     222,872      223,067        223,067       173,258
                                                ---------    ---------    -----------    ----------
CASH AND CASH EQUIVALENTS,
  end of period..............................   $ 223,067    $ 173,258    $   279,427    $  887,376
                                                =========    =========    ===========    ==========
SUPPLEMENTAL DISCLOSURE:
  Cash interest paid.........................   $  67,542    $  70,530    $    57,805    $   57,884
  Cash income taxes paid.....................   $  30,603    $  17,616    $        --    $    1,108


   The accompanying notes are an integral part of these financial statements.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     Radiology and Nuclear Medicine, a Professional Association (the "Company"), is a professional corporation organized under the laws of the State of Kansas to provide diagnostic radiology medical imaging and radiation oncology services. Its offices are located in Topeka, Kansas and the surrounding area.

     The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation on furniture, fixtures and equipment is computed using straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Investments in Affiliated Entities

     The Company has investments in two partnerships, Magnetic Resonance Imaging Center of Kansas ("MRI") and Medical Building West Associates, LP ("MBW") which are accounted for using the equity method and the cost method, respectively (see
Note 3).

  Other Noncurrent Assets

     Other noncurrent assets consist of deposits with insurance companies and a note receivable.

  Medical Service Revenues

     Medical service revenue are accounted for in the period in which the services are provided. Revenues are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenue are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

  Income Taxes

     The Company accounts for income taxes under the liability method which states that deferred income taxes are to be determined based on the estimated future tax effects of differences between the financial reporting and income tax bases of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions are based on the changes to the asset or liability from period to period.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation - Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1996, to June 30, 1996, and from January 1, 1997, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.


3. INVESTMENTS:

     Investments in affiliated entities primarily consist of a 22% interest in MRI and a 15% interest in MBW. The purpose of MRI is to own and operate real and personal property. The purpose of MBW is to acquire/own land for the production of income. The initial amount contributed to MBW was $1,000,000.

                                                                 1995          1996
                                                              ----------    ----------
MBW.........................................................  $  966,667    $  966,667
MRI.........................................................     283,948       302,878
Other.......................................................         495            --
                                                              ----------    ----------
                                                              $1,251,110    $1,269,545
                                                              ==========    ==========

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

4. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, consists of the following:

                                                  ESTIMATED
                                                   USEFUL
                                                    LIVES
                                                   (YEARS)        1995           1996
                                                  ---------    -----------    -----------
Equipment........................................  5 - 10      $ 3,715,478    $ 3,781,288
Leasehold improvements...........................   10             319,532        319,532
Furniture and fixtures...........................    5              62,447        116,758
                                                               -----------    -----------
                                                                 4,097,457      4,217,578
Less -- Accumulated depreciation and
  amortization...................................               (3,470,773)    (3,645,406)
                                                               -----------    -----------
  Property and equipment, net....................              $   626,684    $   572,172
                                                               ===========    ===========

5. SHORT-TERM BORROWINGS:

     At December 31, 1995 and 1996, the Company had $1,400,000 of short-term working capital notes outstanding. The interest rate on these borrowings was 8.5% and 8.25% at December 31, 1995 and 1996, respectively and the notes are due within a one year period.

6. LONG-TERM DEBT:

     Long-term debt consists of the following as of December 31:

                                                                1995        1996
                                                              --------    --------
Note payable to physician, bearing interest at 5.35%, due in
  1998. Annual payments of $20,870 plus interest............    62,607      41,737
Note payable to physician, bearing interest at 6.34%, due in
  1997. Annual payments of $21,347 plus interest............    42,694      21,347
Note payable to bank, bearing interest at the index of the
  weekly average yield on U.S. Treasury securities plus 2%
  (8.34% and 7.56% at December 31, 1995 and 1996,
  respectively), due in 1998. Monthly payments of $12,912
  and $12,643 in 1995 and 1996, respectively, secured by the
  Company's interest in a limited partnership...............   303,598     169,311
                                                              --------    --------
          Long-term debt....................................   408,899     232,395
          Less- Current maturities..........................  (174,371)   (186,611)
                                                              --------    --------
          Long-term debt, net of current maturities.........  $234,528    $ 45,784
                                                              ========    ========

     Future maturities of long-term debt at December 31, 1996, are as follows:

1997.......................................................  $186,611
1998.......................................................    45,784
                                                             --------
                                                             $232,395
                                                             ========

     Under the terms of a Stock Purchase Agreement between the Company and its stockholders, the Company is required to repurchase the stock of each stockholder upon retirement or at any time the stockholder ceases to be an employee of the Company. The purchase price is based upon the then accounts receivable balances of the Company, tax-effected, plus owners' equity of the Company as of the end of the previous year, with certain defined adjustments. The purchase price is paid in annual installments, not to

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

exceed five years, with unpaid balances bearing interest at the lesser of 9% or the U.S. Treasury Note rate. At December 31, 1996, the Company had $63,084 payable under these arrangements.

7. INCOME TAXES:

     The provisions for income taxes for the years ended December 31, consist of the following:

                                                                1995       1996
                                                              --------    -------
Current income tax expense..................................  $ 30,603    $10,396
Deferred income tax expense (benefit).......................   (63,815)    46,909
                                                              --------    -------
          Total income tax expense (benefit)................  $(33,212)   $57,305
                                                              ========    =======

     Significant components of the Company's net deferred tax assets as of December 31, are as follows:

                                                                1995         1996
                                                              ---------    ---------
Deferred tax assets:
  Depreciation..............................................  $  44,576    $  50,331
  Accounts payable and accrued liabilities..................     87,272       85,679
Deferred tax liabilities:
  Accounts receivable.......................................   (542,800)    (597,133)
  Other.....................................................    (78,380)     (75,118)
                                                              ---------    ---------
     Net deferred tax liabilities...........................  $(489,332)   $(536,241)
                                                              =========    =========

     The differences between the provision (benefit) for income taxes and the amounts computed by applying the statutory Federal income tax rate to income
(loss) before income taxes are due to disallowed passive losses from certain investments.

8. LEASES:

     The Company leases office facilities under various noncancelable operating leases that expire in 2007. Future minimum lease payments under noncancelable operating leases are as follows:

1997.....................................................  $  177,396
1998.....................................................     149,742
1999.....................................................     149,742
2000.....................................................     149,742
2001.....................................................     149,742
Thereafter...............................................     885,974
                                                           ----------
                                                           $1,662,338
                                                           ==========

     The Company has also entered into various agreements, expiring in April 1997, whereby it pays a monthly fee for selection, procurement, repair and maintenance of its radiology and imaging equipment. The fees paid are expected to approximate $57,000 per year.

9. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a defined contribution pension plan for employees of the Company who have completed one year of service, with a minimum of 1,000 hours worked. The plan provides for employer contributions of 10% of compensation up to a maximum eligible compensation of $150,000. The Company's contribution for 1995 and 1996 was approximately $472,000 and $477,000, respectively.

                      RADIOLOGY AND NUCLEAR MEDICINE, P.A.

     The Company also sponsors a 401(k) plan for employees of the Company who have completed one year of service, with a minimum 1,000 hours worked. The plan provides for employer matching contributions of one-half of employee contributions, up to 2% of the employee's salary. The plan also allows for employer discretionary contributions. The Company's contributions for 1995 and 1996 were approximately $189,000 and $185,000, respectively.

10. RELATED-PARTY TRANSACTIONS:

     As indicated in Note 3, the Company has a 15% partnership interest in MBW from which the Company leases its office space. Rent expense relating to such facilities was approximately $150,000 in 1995 and 1996.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the carrying amounts of accounts receivable, accounts payable, accrued expenses, short-term borrowings and long-term debt approximate fair value due to the short maturity of these instruments.

12. CONTINGENCIES:

  Litigation

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

  Insurance

     The Company is self-insured for employee health benefits. Stop-loss insurance coverage has been purchased to cover claims exceeding certain retention limits. At December 31, 1996, the Company's maximum exposure for health insurance claims was $20,000 per family with an aggregate maximum limit of 125% of expected claims, as determined by the insurance company (approximately $379,000 in 1996.) An estimate of the amount due and payable on existing claims for which the Company is liable is included in accrued expenses.

13. SUBSEQUENT EVENTS:

     On January 20, 1997, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, lease and other general operating expenses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Rockland Radiological Group:

     We have audited the accompanying combined balance sheets of Rockland Radiological Group (Note 1) as of September 30, 1995 and 1996, and the related combined statements of income, owners' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockland Radiological Group as of September 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
  March 19, 1997

                          ROCKLAND RADIOLOGICAL GROUP

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                                SEPTEMBER 30,
                                                          -------------------------    JUNE 30,
                                                             1995          1996          1997
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............................  $   198,387   $   226,579   $   368,633
  Accounts receivable, net of allowances of $2,457,694,
     $2,614,800 and $3,840,588 at September 30, 1995 and
     1996 and June 30, 1997, respectively...............    2,686,087     2,995,190     2,842,436
  Prepaid expenses and other current assets.............      194,872       212,011       409,638
                                                          -----------   -----------   -----------
          Total current assets..........................    3,079,346     3,433,780     3,620,707
PROPERTY AND EQUIPMENT, net.............................    3,811,459     4,152,971     5,268,947
DEFERRED INCOME TAX ASSET...............................      854,993     1,029,209     1,203,425
OTHER ASSETS, net.......................................       30,626         2,000     2,143,996
                                                          -----------   -----------   -----------
          Total assets..................................  $ 7,776,424   $ 8,617,960   $12,237,075
                                                          ===========   ===========   ===========

LIABILITIES AND OWNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable......................................  $   202,486   $   196,728   $   188,710
  Accrued salaries and benefits.........................      604,948       541,492       541,492
  Deferred income tax liability.........................      533,921       639,961       572,785
  Current portion of long-term debt.....................      719,078       944,199     1,675,146
  Current portion of capital lease obligations..........    1,077,848     1,193,100       545,557
                                                          -----------   -----------   -----------
          Total current liabilities.....................    3,138,281     3,515,480     3,523,690
DEFERRED COMPENSATION...................................    2,592,054     3,167,979     3,599,923
CAPITAL LEASE OBLIGATIONS, net of current portion.......    2,557,615     1,364,515     1,377,890
LONG-TERM DEBT, net of current portion..................    1,832,526     2,548,330     5,562,941
                                                          -----------   -----------   -----------
          Total liabilities.............................   10,120,476    10,596,304    14,064,444
OWNERS' EQUITY (DEFICIT)................................   (2,344,052)   (1,978,344)   (1,827,369)
                                                          -----------   -----------   -----------
          Total liabilities and owners' equity
            (deficit)...................................  $ 7,776,424   $ 8,617,960   $12,237,075
                                                          ===========   ===========   ===========


    The accompanying notes are an integral part of these combined financial statements.

                          ROCKLAND RADIOLOGICAL GROUP

                         COMBINED STATEMENTS OF INCOME


                                                 YEARS ENDED SEPTEMBER 30,          NINE MONTHS ENDED JUNE 30,
                                          ---------------------------------------   ---------------------------
                                             1994          1995          1996           1996           1997
                                          -----------   -----------   -----------   ------------   ------------
                                                                                            (UNAUDITED)
REVENUES:
  Medical service revenues, net.........  $15,078,280   $17,823,023   $17,302,049    $11,560,883    $13,541,174
  Other revenues........................        2,023         1,110        30,759        203,442        126,251
                                          -----------   -----------   -----------    -----------    -----------
          Total revenues................   15,080,303    17,824,133    17,332,808     11,764,325     13,667,425
COSTS AND EXPENSES:
  Costs of affiliated physician
     services...........................    3,674,505     7,074,008     6,051,448      4,824,530      4,799,315
  Practice salaries, wages and
     benefits...........................    3,916,578     4,118,141     4,251,812      2,967,423      3,542,507
  Practice supplies.....................      603,087     1,181,653     1,146,608        856,491      1,033,193
  Practice rent and lease expense.......      188,399       163,878       110,413         78,347         90,281
  Depreciation and amortization.........    1,605,316     1,628,181     1,350,324        974,819      1,110,446
  Other practice expenses...............    3,565,411     4,001,394     3,577,232      1,883,911      2,607,857
  Interest expense......................    1,082,044       702,967       581,786        531,967        591,243
                                          -----------   -----------   -----------    -----------    -----------
          Total costs and expenses......   14,635,340    18,870,222    17,069,623     12,117,488     13,774,842
NET INCOME (LOSS) BEFORE INCOME TAXES...      444,963    (1,046,089)      263,185       (353,163)      (107,417)
INCOME TAX EXPENSE (BENEFIT)............       57,662      (335,568)      (71,023)      (439,332)      (258,392)
                                          -----------   -----------   -----------    -----------    -----------
NET INCOME (LOSS).......................  $   387,301   $  (710,521)  $   334,208    $    86,169    $   150,975
                                          ===========   ===========   ===========    ===========    ===========


    The accompanying notes are an integral part of these combined financial statements.

                          ROCKLAND RADIOLOGICAL GROUP

                COMBINED STATEMENTS OF OWNERS' EQUITY (DEFICIT)


BALANCE, September 30, 1993.................................  $(2,059,332)
  Sale of stock.............................................       11,000
  Net income................................................      387,301
                                                              -----------
BALANCE, September 30, 1994.................................   (1,661,031)
  Sale of stock.............................................       27,500
  Net loss..................................................     (710,521)
                                                              -----------
BALANCE, September 30, 1995.................................   (2,344,052)
  Sale of stock.............................................       31,500
  Net income................................................      334,208
                                                              -----------
BALANCE, September 30, 1996.................................   (1,978,344)
  Net income (unaudited)....................................      150,975
                                                              -----------
BALANCE, June 30, 1997 (unaudited)..........................  $(1,827,369)
                                                              ===========


    The accompanying notes are an integral part of these combined financial statements.

                          ROCKLAND RADIOLOGICAL GROUP

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                          NINE MONTHS ENDED
                                                    YEARS ENDED SEPTEMBER 30,                 JUNE 30,
                                               ------------------------------------   -------------------------
                                                  1994         1995         1996         1996          1997
                                               ----------   ----------   ----------   -----------   -----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................  $  387,301   $ (710,521)  $  334,208   $    86,169   $   150,975
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities --
     Depreciation and amortization...........   1,605,316    1,628,181    1,350,324       974,819     1,110,446
     Deferred income taxes...................      57,662     (335,568)     (71,023)     (410,148)     (241,392)
     Changes in assets and liabilities --
       (Increase) decrease in --
          Accounts receivable, net...........    (602,918)    (163,544)    (309,103)      141,781       152,754
          Prepaid expenses and other current
            assets...........................    (175,810)     234,131      (17,139)     (350,186)     (197,627)
          Other assets.......................      27,569       39,814       28,626       (10,787)   (2,141,996)
       Increase (decrease) in --
          Accounts payable...................     277,466     (296,427)      (5,758)           (1)       (8,018)
          Accrued salaries and benefits......      10,656      280,840      (63,456)      142,956            --
          Deferred compensation..............      46,693      753,358      575,925       565,019       431,944
                                               ----------   ----------   ----------   -----------   -----------
            Net cash provided by (used in)
               operating activities..........   1,633,935    1,430,264    1,822,604     1,139,622      (742,914)
                                               ----------   ----------   ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment.......    (683,491)    (275,043)  (1,688,989)   (1,471,184)   (2,226,422)
                                               ----------   ----------   ----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...............   2,877,000      132,750    1,710,030     1,689,933     4,088,000
  Repayment of long-term debt................  (3,018,703)    (235,524)    (769,105)     (501,973)     (342,442)
  Principal payments on capital lease
     obligations.............................    (657,836)  (1,231,754)  (1,077,848)     (684,363)     (634,168)
  Proceeds from sale of stock................      11,000       27,500       31,500            --            --
                                               ----------   ----------   ----------   -----------   -----------
            Net cash provided by (used in)
               financing activities..........    (788,539)  (1,307,028)    (105,423)      503,597     3,111,390
                                               ----------   ----------   ----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................     161,905     (151,807)      28,192       172,035       142,054
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................     188,289      350,194      198,387       198,387       226,579
                                               ----------   ----------   ----------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of period.....  $  350,194   $  198,387   $  226,579   $   370,422   $   368,633
                                               ==========   ==========   ==========   ===========   ===========
SUPPLEMENTAL DISCLOSURES:
  Cash interest paid.........................  $  602,225   $  700,180   $  607,321   $   531,967   $   591,243
  Cash income taxes paid.....................  $       --   $       --   $       --   $        --   $        --


    The accompanying notes are an integral part of these combined financial statements.

                          ROCKLAND RADIOLOGICAL GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 1994, 1995, AND 1996

1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements combine the accounts of nine entities under common ownership: Mid Rockland Imaging Associates, P.C. ("MRI"), Rockland Radiological Group, P.C. ("RRG"), Nyack Magnetic Resonance Imaging, P.C. ("NMR"), Central Imaging Associates, P.C., Advanced Imaging of Bergen, P.A., Pelham Imaging Associates, P.C., Women's Imaging Consultants, P.C., Montvale Regional Imaging of Bergen, P.A., and Advanced Imaging of Orange County, P.C. (collectively the "Company"), all of which are located in the states of New York and New Jersey and specialize in the practice of radiological medicine. All intercompany items and transactions have been eliminated.

     The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and cash equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Deferred Compensation

     Under the terms of the physician employment agreements, physicians who have completed a minimum of eight years of service are entitled to a payment of up to one hundred percent of their final compensation upon retirement or when they cease to be employees of the Company. The percentage of salary received by the physician varies based upon the number of years of service. These payments are made in 36 equal monthly payments beginning upon attainment of age 70 or the date when the physician leaves the Company. The estimated present value of these obligations is being accrued ratably during the eight year service period.

  Medical Service Revenue

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee

                          ROCKLAND RADIOLOGICAL GROUP
schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

  Costs of Affiliated Physician Services

     Costs of Affiliated Physician Services include physician compensation and benefits paid or payable to owner and non-owner physicians during the period.

  Income Taxes

     MRI and RRG account for income taxes under the liability method which states that deferred income taxes are to be determined based on the estimated future tax effects of differences between the financial reporting and income tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions are based on the changes to the asset or liability from period to period. The remaining companies included in the accompanying combined financial statements are S corporations, and accordingly, there is no provision for income taxes related to these entities. The individual owners include their respective share of Company profits and losses in their tax returns.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation -- Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from October 1, 1995, to June 30, 1996, and from October 1, 1996, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

                          ROCKLAND RADIOLOGICAL GROUP

3. PROPERTY AND EQUIPMENT:

     Property and equipment at September 30, consists of the following:

                                                ESTIMATED
                                                 USEFUL
                                              LIVES (YEARS)        1995          1996
                                             ---------------    ----------    -----------
Equipment..................................         5           $6,852,399    $ 8,348,140
Leasehold improvements.....................        15              640,515        782,200
Furniture and fixtures.....................         7              642,978        679,762
Capitalized building lease.................        15            2,634,333      2,648,401
                                                                ----------    -----------
                                                                10,770,225     12,458,503
Less -- Accumulated depreciation and
  amortization.............................                     (6,958,766)    (8,305,532)
                                                                ----------    -----------
          Property and equipment, net......                     $3,811,459    $ 4,152,971
                                                                ==========    ===========

4. LONG-TERM DEBT:

     Long-term debt consists of the following as of September 30:

                                                                 1995          1996
                                                              ----------    ----------
Note payable to related party, bearing interest at 10%, due
  in 1997. Monthly payments of $6,453 including interest....  $   90,642    $   19,042
Note payable to previous shareholder, bearing interest at
  8%, due in 1996. Monthly payment of $4,000 plus
  interest..................................................      12,000            --
Note payable to vendor, bearing interest at 10.36%, due in
  1998. Monthly payments of $1,339 including interest.......      34,448        20,712
Note payable to vendor, bearing interest at 8.26%, due in
  2001. Monthly payments of $8,955 including interest.......          --       396,552
Note payable to Bank, bearing interest at 8.34%, due in
  1999. Monthly payments of $49,603 plus interest, secured
  by accounts receivable and certain property and
  equipment.................................................   2,281,764     1,686,528
Note payable to Bank, bearing interest at 8.21%, due in
  2000, secured by accounts receivable and certain property
  and equipment. Monthly payments of $2,250 plus
  interest..................................................     132,750       105,750
Note payable to Bank, bearing interest at 8.95%, due in
  2001. Monthly payments of $24,881 including interest......          --     1,200,000
Note payable to vendor, bearing interest at 9.53%, due in
  2001. Monthly payments of $1,419 including interest.......          --        63,945
                                                              ----------    ----------
  Total long-term debt......................................   2,551,604     3,492,529
  Less -- Current maturities................................    (719,078)     (944,199)
                                                              ----------    ----------
  Total long-term debt, net of current portion..............  $1,832,526    $2,548,330
                                                              ==========    ==========

     Future maturities of long-term debt at September 30, 1996, are as follows:

1997.....................................................  $  944,199
1998.....................................................     942,087
1999.....................................................     866,460
2000.....................................................     399,584
2001.....................................................     340,199
                                                           ----------
                                                           $3,492,529
                                                           ==========

                          ROCKLAND RADIOLOGICAL GROUP

5. CAPITAL LEASES:

     The Company leases certain medical equipment and facilities under capital leases. These leases have been capitalized using the implicit rate stated in each lease. Future payments due under capital leases as of September 30, 1996, are as follows:

1997....................................................  $ 1,412,563
1998....................................................    1,389,510
1999....................................................       60,374
                                                          -----------
Total minimum lease payments due........................    2,862,447
  Less -- Amounts representing interest.................     (304,832)
                                                          -----------
Present value of minimum lease payments.................    2,557,615
  Less -- Current portion...............................   (1,193,100)
                                                          -----------
Long-Term obligation....................................  $ 1,364,515
                                                          ===========

6. INCOME TAXES:

     The provisions for income taxes consist of the following:

                                                      1994        1995         1996
                                                     -------    ---------    --------
Current income tax expense.........................  $    --    $      --    $     --
Deferred income tax expense (benefit)..............   57,662     (335,568)    (71,023)
                                                     -------    ---------    --------
          Total income tax expense (benefit).......  $57,662    $(335,568)   $(71,023)
                                                     =======    =========    ========

     Significant components of the Company's net deferred tax assets and liabilities as of September 30, are as follows:

                                                                1995         1996
                                                              ---------   ----------
Current:
  Deferred tax assets --
     Accounts payable and accrued liabilities...............  $ 248,176   $  241,283
  Deferred tax (liabilities) --
     Accounts receivable....................................   (773,933)    (870,234)
     Other..................................................     (8,164)     (11,010)
                                                              ---------   ----------
          Total net current deferred tax liabilities........  $(533,921)  $ (639,961)
                                                              =========   ==========
Noncurrent:
  Deferred tax assets --
     Deferred compensation..................................  $ 881,298   $1,077,113
  Deferred tax (liabilities) --
     Depreciation...........................................    (26,305)     (47,904)
                                                              ---------   ----------
          Total net noncurrent deferred tax assets..........  $ 854,993   $1,029,209
                                                              =========   ==========

The differences between the provision (benefit) for income taxes and the amounts computed by applying the statutory Federal income tax rate to income (loss) before income taxes are due to the income (losses) of S-Corporations included in these combined financial statements.

7. OPERATING LEASES:

     The Company leases two facilities under various noncancelable operating leases that expire at various dates through 1999. The Company leases a portion of the MRI building under a lease that expires in 1998, and

                          ROCKLAND RADIOLOGICAL GROUP
also maintains a lease at the Nyack Hospital through NMR. Future minimum lease payments under noncancelable leases at September 30, are as follows:

1997......................................................  $103,970
1998......................................................    96,014
1999......................................................     3,958

8. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a profit sharing and 401(k) plan for employees of the Company, who have completed one year of service and are at least age 21. The plan provides for employer profit sharing contributions, depending upon the level of the employee. The plan also provides for employees matching contributions of 100% of employee contributions, up to 3% of the employee's salary. The Company's contributions for 1994, 1995, and 1996 were $253,656, $363,809, and, $404,047 respectively.

9. RELATED-PARTY TRANSACTIONS:

     The Company leases office space from a limited partnership. Two shareholders own an interest in this limited partnership. The Company paid rent related to these leases of $659,500, $698,500, and $726,310 for the years ended December 31, 1994, 1995, and 1996, respectively.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Company's long-term debt and capital leases also approximates fair value.

11. CONTINGENCIES:

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

12. SUBSEQUENT EVENTS:

     On November 15, 1996, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, lease and other general operating expenses.

     In April, 1997, the Company entered into an agreement to purchase certain assets of Kingston Diagnostic Radiology, P.C. for $2,000,000 in cash and certain assumed liabilities of approximately $1,850,000. Completion of the transaction is subject to execution of a five-year service contract.

     On March 11, 1997, Wallkill Radiology Associates, P.C. ("Wallkill") contributed all of its assets to the Company. In exchange, the sole stockholder of Wallkill was made an equal partner of the Company. At December 31, 1996, Wallkill had total assets of approximately $480,000. For the year ended December 31, 1996, Wallkill had total revenues of approximately $1,480,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Valley Radiology Group:

     We have audited the accompanying combined balance sheets of Valley Radiology Group (Note 1) as of December 31, 1995 and 1996, and the related combined statements of income, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Radiology Group as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
 March 19, 1997

                             VALLEY RADIOLOGY GROUP

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                DECEMBER 31,
                                          ------------------------     JUNE 30,
                                             1995          1996          1997
                                          ----------    ----------    -----------
                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............  $1,212,535    $1,014,649    $  386,310
  Accounts receivable, net of allowances
     of $1,624,631, $2,021,861 and
     $2,293,536 at December 31, 1995 and
     1996 and June 30, 1997,
     respectively.......................   1,632,342     1,616,645     2,076,098
  Prepaid expenses and other............       9,228        28,414         7,650
                                          ----------    ----------    ----------
          Total current assets..........   2,854,105     2,659,708     2,470,058
PROPERTY AND EQUIPMENT, net.............     198,263     1,253,425     1,219,586
INVESTMENTS IN AFFILIATED ENTITIES......     369,172       104,031        26,720
NOTES RECEIVABLE........................     428,448       405,500       402,500
OTHER ASSETS, net.......................     163,353        61,440        36,003
                                          ----------    ----------    ----------
          Total assets..................  $4,013,341    $4,484,104    $4,154,867
                                          ==========    ==========    ==========

                         LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable......................  $  229,216    $   94,550    $   94,822
  Accrued salaries and benefits.........     944,296       757,428       257,322
  Deferred income tax liability.........     156,004       259,988       372,329
  Line of credit payable................      57,000       825,100       678,333
  Current portion of long-term debt.....     298,298       329,028       560,604
                                          ----------    ----------    ----------
          Total current liabilities.....   1,684,814     2,266,094     1,963,410
DEFERRED INCOME TAX LIABILITY...........       8,344        37,261        37,261
LONG-TERM DEBT, net of current
  portion...............................     675,142       395,065       167,188
                                          ----------    ----------    ----------
          Total liabilities.............   2,368,300     2,698,420     2,167,859
OWNERS' EQUITY..........................   1,645,041     1,785,684     1,987,008
                                          ----------    ----------    ----------
          Total liabilities and owners'
            equity......................  $4,013,341    $4,484,104    $4,154,867
                                          ==========    ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                             VALLEY RADIOLOGY GROUP

                         COMBINED STATEMENTS OF INCOME


                                          YEARS ENDED DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                          -------------------------   -------------------------
                                             1995          1996          1996          1997
                                          -----------   -----------   -----------   -----------
                                                                             (UNAUDITED)
REVENUES:
  Medical service revenues, net.........  $10,156,958   $10,974,993    $5,461,462    $5,895,340
  Other revenues........................      350,331       198,605       109,023        59,057
                                          -----------   -----------    ----------    ----------
          Total revenues................   10,507,289    11,173,598     5,570,485     5,954,397
COSTS AND EXPENSES:
  Costs of affiliated physician
     services...........................    5,510,802     5,383,728     2,549,462     2,708,341
  Practice salaries, wages and
     benefits...........................    2,268,596     2,592,672     1,143,074     1,247,927
  Practice supplies.....................      176,051       355,777       211,656       160,382
  Practice rent and lease expense.......      466,155       420,260       228,310       232,769
  Depreciation and amortization.........      168,900       223,248       111,624       165,919
  Other practice expenses...............    1,385,743     1,337,118       702,027       723,317
  Interest expense......................       53,387        73,475        30,773        55,840
  (Gain) loss on sale of equipment......       20,099       (37,386)      (24,930)         (930)
                                          -----------   -----------    ----------    ----------
          Total costs and expenses......   10,049,733    10,348,892     4,951,996     5,293,565
INCOME BEFORE TAXES AND EQUITY IN
  EARNINGS OF INVESTMENTS...............      457,556       824,706       618,489       660,832
EQUITY IN EARNINGS (LOSS) OF
  INVESTMENTS...........................       13,698       (18,997)           --            --
                                          -----------   -----------    ----------    ----------
INCOME BEFORE INCOME TAXES..............      471,254       805,709       618,489       660,832
INCOME TAX EXPENSE (BENEFIT)............     (110,919)      132,901       105,143       112,341
                                          -----------   -----------    ----------    ----------
NET INCOME..............................  $   582,173   $   672,808    $  513,346    $  548,491
                                          ===========   ===========    ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                             VALLEY RADIOLOGY GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY


BALANCE, December 31, 1994..................................  $1,270,013
  Sale of stock.............................................       1,304
  Net income................................................     582,173
  Distributions.............................................    (208,449)
                                                              ----------
BALANCE, December 31, 1995..................................   1,645,041
  Purchase of stock.........................................        (165)
  Net income................................................     672,808
  Distributions.............................................    (532,000)
                                                              ----------
BALANCE, December 31, 1996..................................   1,785,684
  Net income (unaudited)....................................     548,491
  Distributions (unaudited).................................    (346,250)
  Purchase of stock (unaudited).............................        (917)
                                                              ----------
BALANCE, June 30, 1997 (unaudited)..........................  $1,987,008
                                                              ==========


    The accompanying notes are an integral part of these combined financial statements.

                             VALLEY RADIOLOGY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS


                                                              YEARS ENDED
                                                              DECEMBER 31         SIX MONTHS ENDED JUNE 30,
                                                        -----------------------   -------------------------
                                                           1995         1996         1996          1997
                                                        ----------   ----------   -----------   -----------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $  582,173   $  672,808    $  513,346    $  548,491
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization....................     168,900      223,248       111,624       165,919
     Deferred income taxes............................    (110,919)     132,901       105,142       112,341
     Investment income from affiliated entities.......     (13,698)      18,997         5,470        77,311
     Changes in assets and liabilities --
       (Increase) decrease in --
       Accounts receivable, net.......................     242,584       15,697      (309,189)     (459,453)
       Prepaid expenses and other.....................      (8,284)     (19,186)      (11,882)       20,764
       Other assets...................................      10,508       28,242        34,156         4,240
     Increase (decrease) in --
       Accounts payable...............................      (9,662)    (134,666)          526           272
       Accrued liabilities............................    (609,468)          --            --            --
       Accrued salaries and benefits..................     703,728     (186,868)     (754,595)     (500,106)
                                                        ----------   ----------    ----------    ----------
          Net cash provided by (used in) operating
            activities................................     955,862      751,173      (305,402)      (30,221)
                                                        ----------   ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.................     (14,671)  (1,204,739)     (297,307)     (110,883)
  Proceeds from notes receivable......................      26,826       22,948        19,948         3,000
  Distributions from affiliated entities..............     297,000      246,144            --            --
                                                        ----------   ----------    ----------    ----------
          Net cash provided by (used in) investing
            activities................................     309,155     (935,647)     (277,359)     (107,883)
                                                        ----------   ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt........................     745,000      300,000       300,000       185,000
  Repayment of long-term debt.........................    (731,144)    (549,347)     (159,075)     (181,301)
  Net change in line of credit payable................    (143,000)     768,100       (57,000)     (146,767)
  Distributions to owners.............................    (208,449)    (532,000)     (292,500)     (346,250)
  Sales (purchases) of stock..........................       1,304         (165)          (32)         (917)
                                                        ----------   ----------    ----------    ----------
          Net cash used in financing activities.......    (336,289)     (13,412)     (208,607)     (490,235)
                                                        ----------   ----------    ----------    ----------
NET INCREASE (DECREASE) IN CASH.......................     928,728     (197,886)     (791,368)     (628,339)
CASH AND CASH EQUIVALENTS, beginning of year..........     283,807    1,212,535     1,212,535     1,014,649
                                                        ----------   ----------    ----------    ----------
CASH AND CASH EQUIVALENTS, end of year................  $1,212,535   $1,014,649    $  421,167    $  386,310
                                                        ==========   ==========    ==========    ==========
SUPPLEMENTAL DISCLOSURES:
  Cash interest paid..................................  $   80,134   $   73,475    $   30,773    $   55,840
  Cash income taxes paid..............................  $       --   $       --    $       --    $       --


    The accompanying notes are an integral part of these combined financial statements.

                             VALLEY RADIOLOGY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996
1. BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements combine the accounts of three entities under common ownership: Valley Radiologists Medical Group, Inc. ("Valley"), a California corporation; LXL, Ltd. ("LXL"), a California general partnership; and LXL Building Partnership ("LXLB"), a California general partnership (collectively the "Company"), all of which are located in northern California and specialize in the practice of radiological medicine and the ownership and operation of diagnostic imaging equipment. All intercompany transactions have been eliminated.

     The accompanying financial statements have been prepared on the accrual basis of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the noncancelable lease term or estimated useful life of the asset. However, if the noncancelable lease term expires in the near future and if the lease contains a renewal option of which management is reasonably assured of exercising, the amortization period is the shorter of the lease term including the renewal option period or the estimated useful life.

  Investments in Affiliated Entities

     Investments in affiliated entities are accounted for using the equity method.

  Other Assets

     Other assets are comprised of organization costs, noncompete agreements and security deposits. Organization costs are being amortized on a straight-line basis over a five-year period. Noncompete agreements are amortized on a straight-line basis over the life of the agreements.

  Medical Service Revenues

     Medical service revenues are accounted for in the period in which the services are provided. The revenues are reported at the estimated realizable amounts from patients, third party payors and others. Provisions for estimated third party payor adjustments are estimated and recorded in the period in which the related services are provided. Any adjustment to the amounts is recorded in the period in which the revised amount is determined. A significant portion of the Company's medical service revenues are related to Medicare and other governmental programs. Medicare and other governmental programs reimburse physicians based on fee schedules which are determined by the related governmental agency. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

                             VALLEY RADIOLOGY GROUP

                           DECEMBER 31, 1995 AND 1996

  Costs of Affiliated Physician Services

     Costs of Affiliated Physician Services include physician compensation and benefits paid or payable to owner and non-owner physicians during the period.

  Income Taxes

     Valley accounts for income taxes under the liability method which states that deferred income taxes are determined based on the estimated future tax effects of differences between the financial reporting and income tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions are based on the changes to the asset or liability from period to period. LXL and LXLB are partnerships, and accordingly, there is no provision for income taxes related to these entities. The individual owners include their respective share of profits and losses in their tax returns.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Presentation - Interim Financial Statements


     The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1996, to June 30, 1996, and from January 1, 1997, to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.


3. NOTES RECEIVABLE:

     Notes receivable primarily consist of a $400,000 note receivable from a third party, due July 18, 1999 with monthly interest only payments until that date. The note bears interest of 8.0%.

4. INVESTMENTS IN AFFILIATED ENTITIES:

     Investments in affiliated entities primarily consist of 40% interests in two partnerships (Santa Clara Valley MRI ("Santa Clara") and Sunnyvale MRI ("Sunnyvale"), each of which perform radiology and

                             VALLEY RADIOLOGY GROUP

                           DECEMBER 31, 1995 AND 1996

imaging healthcare services. These investments are being accounted for under the equity method of accounting. Balances at December 31 are as follows:

                                                                1995        1996
                                                              --------    --------
Santa Clara.................................................  $387,564    $     --
Sunnyvale...................................................   (20,734)     98,089
Other.......................................................     2,342       5,942
                                                              --------    --------
                                                              $369,172    $104,031
                                                              ========    ========

5. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, consists of the following:

                                              ESTIMATED USEFUL
                                               LIVES (YEARS)         1995          1996
                                              ----------------    ----------    ----------
Equipment...................................      5               $4,236,818    $4,056,426
Leasehold improvements......................     5-13                370,130       413,604
Furniture and fixtures......................     5-7                 109,415       113,561
                                                                  ----------    ----------
                                                                   4,716,363     4,583,591
Less -- Accumulated depreciation and
  amortization..............................                      (4,518,100)   (3,330,166)
                                                                  ----------    ----------
          Property and equipment, net.......                      $  198,263    $1,253,425
                                                                  ==========    ==========

                             VALLEY RADIOLOGY GROUP

                           DECEMBER 31, 1995 AND 1996

6. LONG-TERM DEBT:

     Long-term debt consists of the following as of December 31:

                                                                1995         1996
                                                              ---------    ---------
Note payable to Bank, bearing interest at prime plus .5%
  (8.75% on December 31, 1996), due March 1, 2000, secured
  by accounts receivable and certain property and equipment.
  Monthly payments of $12,420 plus interest. ...............  $ 606,700    $ 244,962
Note payable to Bank, bearing interest at prime plus .5%
  (8.75% on December 31, 1996), due May 1, 2001, secured by
  accounts receivable and certain property and equipment.
  Monthly payments of $5,000 including interest. ...........         --      261,649
Note payable to physician, bearing interest at prime,
  adjustable every April 1 and October 1, (8.75% on December
  31, 1995), due March 31, 1996. Monthly payments of $4,201
  plus interest. ...........................................     12,604           --
Note payable to physician, bearing interest at prime,
  adjustable every May 1 and November 1, (8.75% on December
  31, 1995), due April 30, 1996. Monthly payments of $4,167
  plus interest. ...........................................     16,666           --
Note payable to physician, noninterest bearing, due December
  31, 1998. Monthly payments of $6,250. ....................    225,000      150,000
Note payable to physician, noninterest bearing, due June 30,
  1998. Monthly payments of $3,749. ........................    112,470       67,482
                                                              ---------    ---------
Total long-term debt........................................    973,440      724,093
Less -- Current maturities..................................   (298,298)    (329,028)
                                                              ---------    ---------
Total long-term debt, net of current portion................  $ 675,142    $ 395,065
                                                              =========    =========

     Future maturities of long-term debt at December 31, 1996, are as follows:

1997....................................................    $329,028
1998....................................................     253,416
1999....................................................      60,000
2000....................................................      60,000
2001....................................................      21,649
                                                            --------
                                                            $724,093
                                                            ========

     During 1995, the Company maintained a $300,000 line of credit for working capital purposes bearing interest at the prime rate (8.5% on December 31, 1995). The amount outstanding at December 31, 1995 was $57,000. The Company currently maintains a $900,000 line of credit bearing interest at the prime rate (8.25% on December 31, 1996). The amount outstanding at December 31, 1996 was $825,100.

     Under the terms of the physician employment agreements, any physician who is a shareholder in the Company and has been employed as a full-time professional for a continuous four year period is entitled to a payout upon retirement or when they cease to be employees of the Company. The payout is equal to the physician's pro rata share of 80% of accounts receivable less amounts owed to former shareholders. Payments are made in forty-eight equal monthly amounts beginning the month after employment ceases. At December 31, 1996, the Company had $217,482 payable under these arrangements.

                             VALLEY RADIOLOGY GROUP

                           DECEMBER 31, 1995 AND 1996

     Notes payable to physicians outstanding at December 31, 1995 represents amounts paid to two former physicians for non-compete agreements.

7. INCOME TAXES:

     The provisions for income taxes for the years ended December 31, consist of the following:

                                                               1995           1996
                                                             ---------      ---------
Current income tax expense.................................  $      --      $      --
Deferred income tax expense (benefit)......................   (110,919)       132,901
                                                             ---------      ---------
          Total income tax expense (benefit)...............  $(110,919)     $ 132,901
                                                             =========      =========

     Significant components of the Company's deferred tax assets and liabilities as of December 31, are as follows:

                                                               1995           1996
                                                             ---------      ---------
Current:
  Deferred tax assets --
     Accounts payable and accrued salaries and benefits....  $ 398,993      $ 289,672
  Deferred tax (liabilities) --
     Accounts receivable, net..............................   (554,997)      (549,660)
                                                             ---------      ---------
          Total net current deferred tax liabilities.......  $(156,004)     $(259,988)
                                                             =========      =========
Noncurrent:
  Deferred tax liabilities --
     Depreciation..........................................  $  (8,344)     $ (37,261)
                                                             =========      =========

     The differences between the provision (benefit) for income taxes and the amounts computed by applying the statutory Federal income tax rate to income before income taxes are due to disallowed passive losses from certain investments.

8. EMPLOYEE BENEFIT PLAN:

     The Company sponsors a profit sharing plan for employees of the Company, who have completed one year of service. The plan provides for discretionary employer contributions. The Company's contributions for 1995 and 1996 were $480,858 and $500,000, respectively.

9. OPERATING LEASES:

     The Company leases various facilities under noncancelable operating leases that expire at various dates through 1999. Future minimum lease payments under noncancelable leases are as follows:

1997.....................................................  $  348,256
1998.....................................................     293,206
1999.....................................................     220,521
2000.....................................................     156,802
2001.....................................................     156,802
Thereafter...............................................     370,016
                                                           ----------
                                                           $1,545,603
                                                           ==========

                             VALLEY RADIOLOGY GROUP

                           DECEMBER 31, 1995 AND 1996

10. RELATED-PARTY TRANSACTIONS:

     As indicated in Note 4, the Company has 40% partnership interests in Santa Clara and Sunnyvale. Under agreements with these partnerships, the Company performs professional and management services. Management fees are billed to the partnership based primarily upon agreed-upon rates per case. Management and professional fees earned from these partnerships are as follows:

                                                                1995        1996
                                                              --------    --------
Santa Clara.................................................  $198,327    $ 25,664
Sunnyvale...................................................   343,698     266,338
                                                              --------    --------
                                                              $542,025    $292,002
                                                              ========    ========

11. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying amount of the Company's long-term debt also approximates fair value.

12. CONTINGENCIES:

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

13. SUBSEQUENT EVENTS:

     On March 6, 1997, the Company entered into a letter of intent with American Physician Partners, Inc. (APPI) under which APPI will acquire certain assets and liabilities of the Company in exchange for common stock and cash. Completion of the transaction is subject to certain conditions, including the execution of a forty-year service agreement, stockholder approval by both parties and successful completion of an initial public offering by APPI. Under the terms of the service agreement, APPI will provide practice management, administration and other services to the physicians for a negotiated service fee. All nonprofessional employees shall become employees of APPI. In addition, APPI will assume responsibility for all maintenance, repairs, improvements, lease and other general operating expenses.

     In 1997, the Company refinanced its $900,000 line of credit with a term note. The term note provides for borrowings of $925,000 due February 2002.

     Effective January 1, 1997, the Company and Pacific Imaging Consultants, a group of radiologists in Oakland, California, formed a management services organization to manage their operations.

======================================================

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary.....................    3
The Company............................    3
The Reorganizations....................    4
The Offering...........................    4
Risk Factors...........................    7
Use of Proceeds........................   19
Dividend Policy........................   19
Capitalization.........................   20
Dilution...............................   21
American Physician Partners, Inc.
  Unaudited Pro Forma Combined
  Financial Data.......................   22
Selected Financial Data................   28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   33
Business...............................   44
Management.............................   60
Certain Transactions...................   67
Principal Stockholders.................   72
Description of Capital Stock...........   74
Shares Eligible For Future Sale........   77
Underwriting...........................   79
Legal Matters..........................   80
Experts................................   80
Additional Information.................   81
Index to Financial Statements..........  F-1


     UNTIL      , 1997, (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================
======================================================
                                5,000,000 SHARES


                    [AMERICAN PHYSICIAN PARTNERS, INC. LOGO]


                                  COMMON STOCK
                                  ------------

                                   PROSPECTUS

                                       , 1997

                                  ------------
                               SMITH BARNEY INC.

                                COWEN & COMPANY

                               PIPER JAFFRAY INC.

                         ROBERTSON, STEPHENS & COMPANY

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be paid by the Company (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement.

SEC Registration Fee........................................  $ 27,879
NASD filing.................................................     9,700
Blue Sky Fees and Expenses..................................     5,000
Printing and Engraving Costs................................         *
Legal Fees and Expenses.....................................         *
Accounting Fees and Expenses................................         *
Transfer Agent and Registrar Fees and Expenses..............         *
Miscellaneous...............................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be supplied by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended Bylaws provide that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article VI of the Company's Restated Certificate of Incorporation, as amended, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for liability (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

     Reference is made to Article VIII of the Company's Amended and Restated Bylaws filed as an Exhibit to this Registration Statement, which provides for indemnification of directors and officers.


     Simultaneous with completion of this offering, the Company entered into an indemnification agreement with certain of its directors and director nominees, pursuant to which the Company agreed to indemnify such persons for losses arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of which this Prospectus forms a part.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the Company issued or sold within the past three years that were not registered under the Securities
Act:

          (i) In May 1996, the Company issued 2,000,000 shares of Common Stock to John Pappajohn, Halkis Ltd., Mary Pappajohn, Thebes Ltd. and Derace L. Schaffer, M.D. in connection with the initial capitalization of the Company for an aggregate purchase price of $250,000. This transaction was effected without registration under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act.

          (ii) Between September 30, 1996 and December 31, 1996, the Company issued an aggregate of $3,500,000 of Convertible Promissory Convertible Notes to 21 institutional and individual investors. This transaction was effected without registration of the Convertible Promissory Convertible Notes under the Securities Act in reliance upon the exemptions provided by
     Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

     In relying on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in connection with the private placements described above, the Company relied upon written representations of the persons acquiring the Company's shares of Common Stock and Convertible Notes, that they were acquiring such shares or notes for investment purposes and that they had received adequate opportunity to obtain information, and had reviewed such information, regarding the Company. Certificates and notes representing the shares and the Convertible Notes, respectively, issued to these persons contained a legend restricting transfer thereof absent registration under the Securities Act or the availability of an exemption therefrom.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          1.1            -- Form of Underwriting Agreement.*
          2.1            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and among American Physician Partners,
                            Inc., Carroll Imaging Associates, P.A., Diagnostic
                            Imaging Associates, P.A., Drs. Copeland, Hyman and
                            Shackman, P.A., Drs. Decarlo, Lyon, Hearn & Pazourek,
                            P.A., Drs. Thomas, Wallop, Kim & Lewis, P.A., Harbor
                            Radiologists, P.A., and Perilla, Syndler & Associates,
                            P.A.**
          2.2            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Radiology and Nuclear Medicine, A Professional
                            Association.**
          2.3            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Mid Rockland Imaging Associates, P.C.**
          2.4            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Rockland Radiological Group, P.C.**
          2.5            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Advanced Imaging of Orange County, P.C.**
          2.6            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Central Imaging Associates, P.C.**

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          2.7            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Nyack Magnetic Resonance Imaging, P.C.**
          2.8            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Pelham Imaging Associates, P.C.**
          2.9            -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Women's Imaging Consultants, P.C.**
          2.10           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Pacific Imaging Consultants, A Medical Group,
                            Inc.**
          2.11           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Total Medical Imaging, Inc.**
          2.12           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and Valley Radiologists Medical Group, Inc.**
          2.13           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and The Ide Group, P.C.**
          2.14           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and M & S X-Ray Associates, P.A.**
          2.15           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and South Texas MR, Inc.**
          2.16           -- Agreement and Plan of Reorganization and Merger, dated
                            June 27, 1997 by and between American Physician Partners,
                            Inc., and San Antonio MR, Inc.**
          2.17           -- Agreement and Plan of Exchange, dated June 27, 1997 by
                            and among American Physician Partners, Inc., Lexington
                            MR, Ltd., and the Sellers.**
          2.18           -- Agreement and Plan of Exchange, dated June 27, 1997 by
                            and among American Physician Partners, Inc., Madison
                            Square Joint Venture and the Sellers.**
          2.19           -- Agreement and Plan of Exchange, dated June 27, 1997 by
                            and among American Physician Partners, Inc., South Texas
                            No. 1 MRI Limited Partnership, a Texas limited
                            partnership, and the Sellers.**
          2.20           -- Agreement and Plan of Exchange, dated June 27, 1997 by
                            and among American Physician Partners, Inc., San Antonio
                            MRI Partnership No. 2 Ltd., a Texas limited partnership,
                            and the Sellers.**
          2.21           -- Agreement and Plan of Exchange, dated June 27, 1997 by
                            and among American Physician Partners, Inc., and the
                            Sellers.**
          3.1            -- Restated Certificate of Incorporation of American
                            Physician Partners, Inc.*
          3.2            -- Amended and Restated Bylaws of American Physician
                            Partners, Inc.*
          4.1            -- Form of certificate evidencing ownership of Common Stock of American Physician Partners, Inc.*
          4.2            -- Form of Convertible Promissory Note of American Physician
                            Partners, Inc.**
          5.1            -- Opinion of Brobeck, Phleger & Harrison LLP**
         10.1            -- American Physician Partners, Inc. 1996 Stock Option
                            Plan.**
         10.2            -- Employment Agreement between American Physician Partners,
                            Inc. and Gregory L. Solomon.**
         10.3            -- Employment Agreement between American Physician Partners,
                            Inc. and Mark S. Martin.**
         10.4            -- Employment Agreement between American Physician Partners,
                            Inc. and Sami S. Abbasi.**

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
         10.5            -- Employment Agreement between American Physician Partners,
                            Inc. and Paul M. Jolas.**
         10.6            -- Form of Indemnification Agreement for certain Directors and Officers.**
         10.7            -- Form of Registration Rights Agreement.**
         10.8            -- Service Agreement, dated                , 1997, by and
                            among American Physician Partners, Inc., APPI-Advanced
                            Radiology, Inc. and Carroll Imaging Associates, P.A.,
                            Diagnostic Imaging Associates, P.A., Drs. Thomas, Wallop,
                            Kim & Lewis, P.A., Drs. Copeland, Hyman & Shackman, P.A.,
                            Drs. DeCarlo, Lyon, Hearn & Pazourek, Harbor
                            Radiologists, P.A., Perilla, Sindler & Associates, P.A.**
         10.9            -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Ide Admin Corp.
                            and Ide Imaging Group, P.C.**
         10.10           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., M & S X-Ray
                            Associates, P.A. and M & S Imaging Associates, P.A.**
         10.11           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Rockland
                            Radiological Group, P.C. and The Greater Rockland
                            Radiological Group, P.C.**
         10.12           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Advanced Imaging
                            of Orange County, P.C. and The Greater Rockland
                            Radiological Group, P.C.**
         10.13           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Central Imaging
                            Associates, P.C. and The Greater Rockland Radiological
                            Group, P.C.**
         10.14           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Nyack Magnetic
                            Resonance Imaging, P.C. and The Greater Rockland
                            Radiological Group, P.C.**
         10.15           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Pelham Imaging
                            Associates, P.C. and The Greater Rockland Radiological
                            Group, P.C.**
         10.16           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Women's Imaging
                            Consultants, P.C. and The Greater Rockland Radiological
                            Group, P.C.**
         10.17           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., APPI-Pacific
                            Imaging, Inc. and PIC Medical Group, Inc.**
         10.18           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., Radiology and
                            Nuclear Medicine, a Professional Association and RNM
                            L.L.C.**
         10.19           -- Service Agreement dated                , 1997, by and
                            among American Physician Partners, Inc., APPI-Valley
                            Radiology, Inc. and Valley Radiology Medical Associates,
                            Inc.**
         11.1            -- Statement re computation of per share earnings.*
         21.1            -- Subsidiaries.*
         23.1            -- Consent of Arthur Andersen LLP.
         23.2            -- Consent of DeJoy, Knauf & Blood, LLP.
         23.4            -- Consent of Brobeck, Phleger & Harrison LLP (contained in its opinion filed as Exhibit 5.1).
         24.1            -- Power of Attorney.***

---------------

  *  To be filed by amendments.


 ** Incorporated by reference to the corresponding Exhibit number to the Registrant's Registration Statement No. 333-31611 on Form S-4.



***  Previously filed.


     (b) Financial Statement Schedules.

     Schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

     The Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registration pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, as amended, American Physician Partners, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 22, 1997.


                                        AMERICAN PHYSICIAN PARTNERS, INC.

                                        By:      /s/ GREGORY L. SOLOMON
                                           -------------------------------------
                                                    Gregory L. Solomon

                                           President and Chief Executive Officer



                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

               /s/ GREGORY L. SOLOMON                    President, Chief Executive        August 22, 1997
-----------------------------------------------------      Officer, and Director
                 Gregory L. Solomon                        (Principal Executive
                                                           Officer)

               /s/ GREGORY L. SOLOMON*                   Chairman of the Board of          August 22, 1997
-----------------------------------------------------      Directors and Senior Vice
              Lawrence R. Muroff, M.D.                     President of Medical Affairs

               /s/ GREGORY L. SOLOMON*                   Senior Vice President and         August 22, 1997
-----------------------------------------------------      Chief Financial Officer
                   Sami S. Abbasi                          (Principal Financial
                                                           Officer)

               /s/ GREGORY L. SOLOMON*                   Controller and Treasurer          August 22, 1997
-----------------------------------------------------      (Principal Accounting
                Steve W. Ratton, Jr.                       Officer)

               /s/ GREGORY L. SOLOMON*                   Director                          August 22, 1997
-----------------------------------------------------
                  John W. Colloton

               /s/ GREGORY L. SOLOMON*                   Director                          August 22, 1997
-----------------------------------------------------
                   John Pappajohn

               /s/ GREGORY L. SOLOMON*                   Director                          August 22, 1997
-----------------------------------------------------
              Derace L. Schaffer, M.D.



* By Power of Attorney

                                 EXHIBIT INDEX


                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
   NUMBER                            DESCRIPTION                             PAGES
  -------                            -----------                          ------------
    1.1      -- Form of Underwriting Agreement.*
    2.1      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and among American Physician Partners,
                Inc., Carroll Imaging Associates, P.A., Diagnostic
                Imaging Associates, P.A., Drs. Copeland, Hyman and
                Shackman, P.A., Drs. Decarlo, Lyon, Hearn & Pazourek,
                P.A., Drs. Thomas, Wallop, Kim & Lewis, P.A., Harbor
                Radiologists, P.A., and Perilla, Syndler & Associates,
                P.A.**
    2.2      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Radiology and Nuclear Medicine, A Professional
                Association.**
    2.3      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Mid Rockland Imaging Associates, P.C.**
    2.4      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Rockland Radiological Group, P.C.**
    2.5      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Advanced Imaging of Orange County, P.C.**
    2.6      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Central Imaging Associates, P.C.**
    2.7      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Nyack Magnetic Resonance Imaging, P.C.**
    2.8      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Pelham Imaging Associates, P.C.**
    2.9      -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Women's Imaging Consultants, P.C.**
    2.10     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Pacific Imaging Consultants, A Medical Group,
                Inc.**
    2.11     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Total Medical Imaging, Inc.**
    2.12     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and Valley Radiologists Medical Group, Inc.**
    2.13     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and The Ide Group, P.C.**
    2.14     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and M & S X-Ray Associates, P.A.**
    2.15     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and South Texas MR, Inc.**

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
   NUMBER                            DESCRIPTION                             PAGES
  -------                            -----------                          ------------
    2.16     -- Agreement and Plan of Reorganization and Merger, dated
                June 27, 1997 by and between American Physician Partners,
                Inc., and San Antonio MR, Inc.**
    2.17     -- Agreement and Plan of Exchange, dated June 27, 1997 by
                and among American Physician Partners, Inc., Lexington
                MR, Ltd., and the Sellers.**
    2.18     -- Agreement and Plan of Exchange, dated June 27, 1997 by
                and among American Physician Partners, Inc., Madison
                Square Joint Venture and the Sellers.**
    2.19     -- Agreement and Plan of Exchange, dated June 27, 1997 by
                and among American Physician Partners, Inc., South Texas
                No. 1 MRI Limited Partnership, a Texas limited
                partnership, and the Sellers.**
    2.20     -- Agreement and Plan of Exchange, dated June 27, 1997 by
                and among American Physician Partners, Inc., San Antonio
                MRI Partnership No. 2 Ltd., a Texas limited partnership,
                and the Sellers.**
    2.21     -- Agreement and Plan of Exchange, dated June 27, 1997 by
                and among American Physician Partners, Inc., and the
                Sellers.**
    3.1      -- Restated Certificate of Incorporation of American
                Physician Partners, Inc.*
    3.2      -- Amended and Restated Bylaws of American Physician
                Partners, Inc.*
    4.1      -- Form of certificate evidencing ownership of Common Stock of American Physician Partners, Inc.*
    4.2      -- Form of Convertible Promissory Note of American Physician
                Partners, Inc.**
    5.1      -- Opinion of Brobeck, Phleger & Harrison LLP*
   10.1      -- American Physician Partners, Inc. 1996 Stock Option
                Plan.**
   10.2      -- Employment Agreement between American Physician Partners,
                Inc. and Gregory L. Solomon.**
   10.3      -- Employment Agreement between American Physician Partners,
                Inc. and Mark S. Martin.**
   10.4      -- Employment Agreement between American Physician Partners,
                Inc. and Sami S. Abbasi.**
   10.5      -- Employment Agreement between American Physician Partners,
                Inc. and Paul M. Jolas.**
   10.6      -- Form of Indemnification Agreement for certain Directors and Officers.*
   10.7      -- Form of Registration Rights Agreement.**
   10.8      -- Service Agreement, dated                , 1997, by and
                among American Physician Partners, Inc., APPI-Advanced
                Radiology, Inc. and Carroll Imaging Associates, P.A.,
                Diagnostic Imaging Associates, P.A., Drs. Thomas, Wallop,
                Kim & Lewis, P.A., Drs. Copeland, Hyman & Shackman, P.A.,
                Drs. DeCarlo, Lyon, Hearn & Pazourek, Harbor
                Radiologists, P.A., Perilla, Sindler & Associates, P.A.**
   10.9      -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Ide Admin Corp.
                and Ide Imaging Group, P.C.**
   10.10     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., M & S X-Ray
                Associates, P.A. and M & S Imaging Associates, P.A.**
   10.11     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Rockland
                Radiological Group, P.C. and The Greater Rockland
                Radiological Group, P.C.**

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
   NUMBER                            DESCRIPTION                             PAGES
  -------                            -----------                          ------------
   10.12     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Advanced Imaging
                of Orange County, P.C. and The Greater Rockland
                Radiological Group, P.C.**
   10.13     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Central Imaging
                Associates, P.C. and The Greater Rockland Radiological
                Group, P.C.**
   10.14     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Nyack Magnetic
                Resonance Imaging, P.C. and The Greater Rockland
                Radiological Group, P.C.**
   10.15     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Pelham Imaging
                Associates, P.C. and The Greater Rockland Radiological
                Group, P.C.**
   10.16     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Women's Imaging
                Consultants, P.C. and The Greater Rockland Radiological
                Group, P.C.**
   10.17     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., APPI-Pacific
                Imaging, Inc. and PIC Medical Group, Inc.**
   10.18     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., Radiology and
                Nuclear Medicine, a Professional Association and RNM
                L.L.C.**
   10.19     -- Service Agreement dated                , 1997, by and
                among American Physician Partners, Inc., APPI-Valley
                Radiology, Inc. and Valley Radiology Medical Associates,
                Inc.**
   11.1      -- Statement re computation of per share earnings.*
   21.1      -- Subsidiaries.*
   23.1      -- Consent of Arthur Andersen LLP.
   23.2      -- Consent of DeJoy, Knauf & Blood, LLP.
   23.4      -- Consent of Brobeck, Phleger & Harrison LLP (contained in its opinion filed as Exhibit 5.1).
   24.1      -- Power of Attorney.***


---------------

  *  To be filed by amendments.


 ** Incorporated by reference to the corresponding Exhibit number to the Registrant's Registration Statement No. 333-31611 on Form S-4.



***  Previously filed.